As filed with the U.S. Securities and Exchange Commission on February 8, 2023.

Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Multi Ways Holdings Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	3990	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3E Gul Circle

Singapore 629633

+65 6287 5252

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, NY 10017 Telephone: (212) 588 0022	Benjamin Tan, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor, New York, NY 11036 Telephone: (212) 930 9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

EXPLANATORY NOTE

Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering by the Registrant of up to 5,200,000 Ordinary Shares of the Registrant and by the selling shareholder of up to 1,200,000 Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by two resale shareholders of up to 3,015,200 Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;
●	the Offering section in the Prospectus Summary section on page 9 of the Public Offering Prospectus is removed and replaced with the Offering section on page 1 of the Resale Prospectus;
●	they contain different Use of Proceeds sections on page 32 of the Public Offering Prospectus is removed and replaced with the Use of Proceeds section on page 2 of the Resale Prospectus;
●	the Capitalization and Dilution sections on page 33, page 34 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;
●	a Resale Shareholders section is included in the Resale Prospectus beginning on page 3 of the Resale Prospectus;
●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
●	the Underwriting section on page 117 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page 4 of the Resale Prospectus;
●	the Legal Matters section on page 122 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page 5 of in the Resale Prospectus; and
●	the outside back cover of the Public Offering Prospectus removed and replaced with the outside back cover of the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated February 8, 2023

Multi Ways Holdings Limited

6,400,000 Ordinary Shares

This is an initial public offering of our ordinary shares, US$0.00025 par value per share (“Ordinary Shares”). We are offering, on a firm commitment engagement basis, 5,200,000 Ordinary Shares. The Selling Shareholder (as defined and named herein) is offering an aggregate of 1,200,000 Ordinary Shares to the underwriter pursuant to this prospectus. We anticipate that the initial public offering price of the Ordinary Shares will be US$2.00 and US$3.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on NYSE American under the symbol “MWG”. This offering is contingent upon the listing of our Ordinary Shares on the NYSE American. There can be no assurance that we will be successful in listing our Ordinary Shares on the NYSE American. We will not close this offering unless such Ordinary Shares will be listed on the NYSE American at the completion of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 14 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 12 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiary in Singapore. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they do not directly hold equity interests in the Singaporean operating entity, but rather are purchasing equity solely in Multi Ways Holding Limited, our Cayman Islands holding company, which indirectly owns 100% equity interests in the Singaporean subsidiary.

Upon completion of this offering, our issued and outstanding shares will consist of 30,000,000. We will be a controlled company as defined under NYSE American Company Guide Section 801(a) because, immediately after the completion of this offering, MWE Investments, (as defined herein), our controlling shareholder, will own approximately 74.62% of our total issued and outstanding Ordinary Shares, representing approximately 74.62% of the total voting power.

	Per Share		Total(4)
Initial public offering price(1)	US$	2.50	US$	16,000,000	(4)
Underwriting discounts and commissions(2)	US$	0,20	US$	1,280,000
Proceeds to the Company before expenses(3)	US$	2,30	US$	11,960,000
Proceeds to the Selling Shareholder	US$	2.30	US$	2,760,000

(1) Initial public offering price per share is assumed to be US$2.50, being the mid-point of the initial public offering price range.

(2) We have agreed to pay the underwriter a discount equal to 8.0% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the underwriter. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 117.

(3) Excludes fees and expenses payable to the underwriter. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 121.

(4) Includes US$13,000,000 gross proceeds from the sale of 5,200,000 Ordinary Shares offered by our Company and US$3,000,000 gross proceeds from the sale of 1,200,000 Ordinary Shares offered by the Selling Shareholder.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriter expects to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2023.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

SPARTAN CAPITAL SECURITIES, LLC

The date of this prospectus is [●], 2023.

Until ______, 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

2

ABOUT THIS PROSPECTUS

Neither we, the Selling Shareholder nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the Selling Shareholder nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Shareholder nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

3

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on December 31 of each year. References in this prospectus to a financial year, such as “financial year 2021”, relate to our financial year ended December 31 of that calendar year.

For the sake of undertaking a public offering of its Ordinary Shares, on August 26, 2022, the Company completed a series of reorganizing transactions resulting in 9,375,000 Ordinary Shares outstanding that have been retroactively restated to the beginning of the first period presented herein.

On January 27, 2023, for purposes of recapitalization in anticipation of the initial public offering, the Company amended its memorandum of association to effect a 1:4 forward stock split and to change the authorized share capital to $100,000 divided into 400,000,000 ordinary shares, of a par value of $0.00025 each. Concurrently, MWE Investments surrendered 12,077,700 ordinary shares to the Company. Precious Choice Global surrendered 622,300 ordinary shares to the Company. Unless otherwise indicated, all references to Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the 1:4 forward stock split of our Ordinary Shares and the shares surrendered by our existing shareholders on January 27, 2023 as if they had occurred at the beginning of the earlier period presented.

Financial Information in U.S. Dollars

Our reporting currency is the United States Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Singapore dollars into U.S. dollars were made at S$1.3517 to US$1.00 for the financial year ended December 31, 2021 amounts, S$1.3221 to US$1.00 for the financial year ended December 31, 2020 amounts, S$1.3918 to US$1.00 for the six months ended June 30, 2022 and S$1.3444 to US$1.00 for the six months ended June 30, 2021, in accordance with our internal exchange rate. We make no representation that the Singapore dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate or at all.

4

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the supply of heavy construction equipment market and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for the supply of heavy construction equipment may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

6

DEFINITIONS

“Amended and Restated Memorandum of Association” means the amended and restated memorandum of association of our Company adopted on January 27, 2023 and as supplemented, amended or otherwise modified from time to time.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company adopted on January 13, 2023, as amended from time to time. A copy of the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association are filed as Exhibit 3.1 to our Registration Statement of which this prospectus forms a part.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“Circuit Breaker Period” means the period from April 7, 2020 to June 1, 2020 (inclusive).

“Company” or “our Company” means Multi Ways Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on June 2, 2022.

“Companies Act” means the Companies Act (2021 Revision) of the Cayman Islands.

“COVID-19” means the Coronavirus Disease 2019.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

“Frost & Sullivan” means Frost & Sullivan Limited, a business consulting firm involved in market research, analysis and growth strategy consulting and an Independent Third Party.

“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“GST” means the Goods and Services Tax chargeable pursuant to the Goods and Services Tax Act 1993 of Singapore.

“HDB” means the Housing & Development Board of Singapore.

“Independent Directors Nominees” means the independent non-executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“LTA” means the Land Transport Authority of Singapore.

7

“MOM” means the Ministry of Manpower of Singapore.

“Mr. James Lim” means Mr. James Lim Eng Hock, our Executive Director, Chairman, Chief Executive Officer and controlling shareholder of our Company and the spouse of Ms. Lee NG, and the father-in-law of Mr. Nick Tan.

“Ms. Lee NG” means Ms. Lee Noi Geck, our Executive Director and Chief Administration Officer and the spouse of Mr. James Lim, and the mother-in-law of Mr. Nick Tan.

“Ms. Maggie Lim” means Ms. Lim Mei Jun, our Deputy Chief Executive Officer, and the spouse of Mr. Nick Tan and the daughter of Mr. James Lim and Ms. Lee NG.

“Mr. Nick Tan” means Mr. Tan Lu Chong, our Chief Operating Officer, and the spouse of Ms. Maggie Lim and the son-in-law of Mr. James Lim and Ms. Lee NG.

“Ms. Nancy Lee” means Ms. Lee Pei Pei, our Chief Financial Officer.

“Multi Ways SG” means Multi Ways Equipment Pte. Ltd, a company incorporated in Singapore on August 22, 2002 and an indirect wholly-owned subsidiary of our Company.

“MWE Holdings” means MWE Holdings Limited, a company incorporated in the BVI on June 15, 2022 and wholly-owned by our Company.

“MWE Investments” means MWE Investments Limited, a company incorporated in the BVI on June 1, 2022 and owned as to 97.0% and 3.0% by Mr. James Lim and Ms. Lee NG respectively, being our controlling shareholders. MWE Investments owns 95.1% of our outstanding shares prior to this offer and is the Selling Shareholder.

“NTUC” means the National Trades Union Congress, a national confederation of trade unions in Singapore.

“Precious Choice Global” means Precious Choice Global Limited, a company incorporated in the BVI and owned as to 100.0% by Mr. Ho Tong Ho. Precious Choice Global owns 4.9% of our outstanding shares prior to this offering.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

“SCAL” means Singapore Contractors’ Association Limited.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Shareholder” mean MWE Investments as to 1,200,000 Ordinary Shares, an existing shareholder of our Company that is selling a portion of its Ordinary Shares pursuant to this prospectus.

“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

“WSH” means the Workplace Safety and Health Council of Singapore, a statutory body under the MOM.

“UAE” means United Arab Emirates.

“US$,” “$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

8

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

Our Group’s history began in 1988 when Mr. James Lim carried on the business of selling generators and air compressors under a sole proprietorship under the business name “Multi-Ways Equipment”. Multi Ways SG was incorporated in 2002 to take over the business carried on by Mr. James Lim under the sole proprietorship. Over the last two decades, we have become a supplier of a wide range of heavy construction equipment in Singapore and the region. In 1996, we expanded our fleet of heavy construction equipment to include road-building equipment and mining equipment. In 2012, we expanded into the crane trading business.

Our mission is to be an industry leader in the sales and rental of a wide range of heavy construction equipment in Singapore and the region, and as a one-stop shop offering complementary equipment refurbishment and cleaning services to our customers.

Competitive Strengths

We have a long and proven track record in the supply of heavy construction equipment in Singapore

We have been supplying heavy construction equipment and related materials to our customers for over two decades and have accumulated extensive industry experience. We believe our strong industry knowledge, reputation and consistent delivery of quality products and services have contributed to our success over the years.

We believe our strong track record in the supply of heavy construction and related equipment will facilitate the promotion and demand for our products with both existing and new customers, as well as the expansion of our business.

Skilled maintenance and servicing team who respond promptly to customers’ requests and are flexible in adapting to their needs and requirements

We pride ourselves in having a skilled team of technicians, mechanics, painters and panel-beaters who have relevant skills and expertise in the refurbishment of heavy construction equipment and troubleshooting and repair works, who have accumulated experience over the years. We have a team of 27 mechanics, 22 technicians and 6 painters and panel-beaters in our maintenance and servicing team, who are able to respond promptly to our customers’ requests, in terms of providing troubleshooting services, customization of equipment and refurbishment works. Our maintenance and servicing team have the required expertise and experience in conducting refurbishment works to the heavy construction equipment, and are able to customize specific parts or technical specifications to suit our customers’ needs and requirements, as various types of construction work have varying requirements. Our accumulated experience enables us to provide such value-added services to our customers.

We have strong and stable relationships with our suppliers and customers.

Since the inception of our business in 1998, we have developed stable relationships with our key suppliers and customers in the region.

We have strived to maintain stable business relationships with our major customers. For the six months ended June 30, 2022 and 2021, our top five customers accounted for 48.6% and 37.9% of total sales respectively. For the financial years ended December 31, 2021 and 2020, our top five customers accounted for 43.6% and 26.6% of total sales respectively and three of our top five customers have more than 10 years of business relationships with us.

9

We have an experienced management team

We have an experienced management team, led by Mr. James Lim, our Executive Director, Chairman and Chief Executive Officer, who has been instrumental in spearheading the growth of our Group. Mr. James Lim has over 30 years of experience in the supply of heavy construction equipment industry in Singapore and is primarily responsible for the planning and execution of our Group’s business strategies and managing our Group’s customer relationships.

Our Group is supported by an experienced management team with substantial experience in the supply of heavy construction equipment.

Growth strategies

Our principal objective is to sustain continuous growth in our business and strengthen our market position in the sales of heavy construction equipment and related materials industry in Singapore with the following strategies:

Expand and renew our fleet of heavy construction equipment

We intend to continue to acquire both new and used heavy construction equipment to expand and renew our fleet available for sales and rental by our customers. With a wider range of equipment fleet available, we believe that we will be able to target a larger pool of customers and further expand our customer base and further strengthen our market position. With a newer fleet of heavy construction equipment, we believe that equipment downtime caused by wear and tear would be reduced, thereby resulting in an equipment fleet that is more reliable.

Increase our storage facilities and capabilities

We plan to increase our fleet size, we will need additional physical storage facilities to house our heavy construction equipment. We intend to look for opportunities to acquire or lease properties so that we will have sufficient space to house our equipment. In the event that our business continues to grow, we may need to expand our workshop to accommodate increasing refurbishment works and customization orders from our customers.

Expand business and operations through acquisitions, joint ventures and/or strategic alliances

We intend to focus on our principal business activities in the sales and rental of heavy construction equipment. We plan to explore opportunities to collaborate with suitable partners in related industries through strategic alliances, joint ventures, acquisitions and investments. For example, if a suitable opportunity arises, we may collaborate with potential partners in the infrastructure and building construction and mining industries if these collaborations are likely to provide us with more business opportunities.

Risks and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 14 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks related to Our Business and Industry:

●	Our business is inherently susceptible to the cyclical fluctuations of the infrastructure, building construction, mining, offshore and marine and oil and gas industry worldwide and regionally, which our customers are operating in (on page 14).

●	We are affected by regional and worldwide political, regulatory, social and economic conditions in the jurisdictions in which we and our customers and suppliers operate and in the jurisdictions which we intend to expand our business in (on page 14).

●	Our rental business is dependent on the general economic conditions in Singapore, and our revenue and profitability may be adversely affected if the demand for construction of infrastructure and/or buildings fall (on page 15).

●	We are dependent on the need to continually maintain a wide range of heavy construction equipment which are relevant to our customers’ needs (on page 15).

●	We are susceptible to fluctuations in the prices and quantity of available heavy construction equipment and construction equipment parts (on page 16).

●	We only have a limited number of customer groups and our business is significantly dependent on our major customer groups’ needs and our relationships with them (on page 18).

10

Risks related to our Securities and this Offering:

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly (on page 23).

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. You may not realize a return on your investment in our shares and you may even lose your entire investment (on page 24).

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline (on page 24).

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution (on page 25).

●

As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the NYSE American Company Guide. These practices may afford less protection to shareholders than they would enjoy if we complied fully with NYSE American Company Guide (on page 26).

●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions (on page 26).

●	As a “controlled company” within the meaning of the NYSE American Company Guide, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies (on page 26).

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law (on page 27).

●	Certain judgments obtained against us by our shareholders may not be enforceable (on page 27).

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies (on page 28).

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies (on page 28).

Corporate Information

We were incorporated in the Cayman Islands on June 2, 2022. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 3E Gul Circle, Singapore 629633. Our telephone number at this location is +65 6287 5252. Our principal website address is https://www.multiways.com.sg. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Corporate Structure

Our Company was incorporated in the Cayman Islands on June 2, 2022 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$100,000 divided into 400,000,000 Ordinary Shares, par value US$0.00025 each.

MWE Holdings and Multi Ways SG are our direct and indirect wholly-owned subsidiaries respectively. Please refer to the chart in the section entitled Organization Chart below for a graphical representation of the corporate structure of our Group.

Implications of Our Being a “Controlled Company”

Upon completion of this offering, Mr. James Lim, our Executive Director, Chairman, Chief Executive Officer and controlling shareholder, through MWE Investments, will be the beneficial owner of an aggregate of 22,384,800 Ordinary Shares, which will represent approximately 74.62% of the then total issued and outstanding Ordinary Shares. As a result, we will remain a “controlled company” within the meaning of the NYSE American Company Guide and therefore we are eligible for certain exemptions from the corporate governance requirements of the NYSE American. We do not intend to rely on such exemptions, however, for so long as we remain a controlled company as defined under that rule, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules of the NYSE American Company Guide, including (1) the requirement that a majority of our board of directors must be independent directors, (2) the requirement that our director nominees must be selected or recommended solely by either a Nomination Committee comprised solely of independent directors or by a majority of the independent directors and (3) the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws.

11

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two financial years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and
●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the NYSE American Company Guide. These practices may afford less protection to shareholders than they would enjoy if we complied fully with NYSE American Company Guide.

12

The Offering

Offering Price	The initial public offering price will be between US$2.00 to US$3.00 per Ordinary Share.

Ordinary Shares offered by us	5,200,000 Ordinary Shares

Ordinary Shares offered by the Selling Shareholder	1,200,000 Ordinary Shares

Ordinary Shares issued and outstanding prior to this offering	24,800,000 Ordinary Shares

Ordinary Shares to be issued and outstanding immediately after this offering	30,000,000 Ordinary Shares

Use of proceeds	We currently intend to use the net proceeds from this offering to expand and renew our fleet of heavy construction equipment, seek expansion opportunities through merger and acquisition activities, increase our storage facilities and capabilities, adopt information of technologies, and for general working capital and corporate purposes. See “Use of Proceeds”.

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up	We, each of our Directors and Executive Officers and 5% or greater shareholders, except for (i) the Selling Shareholder with respect to its Ordinary Shares sold in this offering, and (ii) certain resale shareholders in the concurrent resale being registered in the registration statement of which this prospectus forms a part, have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements.”

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We have applied to list the Ordinary Shares on the NYSE American. This offering is contingent upon the listing of our Ordinary Shares on the NYSE American. There can be no assurance that we will be successful in listing our Ordinary Shares on the NYSE American. We will not close this offering unless such Ordinary Shares will be listed on the NYSE American at the completion of this offering.

Proposed trading symbol	MWG

Transfer agent	VStock Transfer LLC Address: 18 Lafayette Pl, Woodmere, NY 11598 Telephone: (212) 828-8436

13

RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Our business is inherently susceptible to the cyclical fluctuations of the infrastructure, building construction, mining, offshore and marine and oil and gas industry worldwide and regionally, which our customers are operating in

Our customers mainly operate in the infrastructure, building construction, mining, offshore and marine, oil and gas industries, respectively. These industries are largely cyclical in nature and economic downturns and resulting pricing pressures experienced by them have resulted in them reducing their capital and operating expenditures. A slowdown in these industries or the occurrence of any event that may adversely affect these industries such as changes in regulatory environment and economic conditions will result in a decrease in demand for our services and products, and accordingly our business, profitability and financial performance may be adversely affected. These industries are also subject to the impact of the industry cycle, general market and economic conditions and government policies and expenditures, which are factors beyond our control. A decline in the number of new sales orders and rental contracts due to these factors may cause us to operate in a more competitive environment, and we may also be required to be more competitive in our pricing which, in turn, may adversely impact our business, financial condition, results of operations and prospects.

As our revenue is largely derived from our equipment sales business (compared with our rental business), our business performance and profitability may be adversely affected by our customers’ preferences such as whether to purchase or rent our heavy construction equipment required for their projects. These preferences may change according to market conditions, the general availability of financing and the type and duration of project which our customers require heavy construction equipment for. In the event that we have to lower our sales or rental prices for our heavy construction equipment to attract and retain our customers, our profitability, revenue and financial performance will be adversely affected.

We are affected by regional and worldwide political, regulatory, social and economic conditions in the jurisdictions in which we and our customers and suppliers operate and in the jurisdictions which we intend to expand our business in

We and our customers and suppliers are governed by the laws, regulations and government policies in each of the various jurisdictions in which we and our customers and suppliers operate or into which we intend to expand our business and operations. Our business and future growth are dependent on the political, regulatory, social and economic conditions in these jurisdictions, which are beyond our control. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

14

Generally, we fund our purchases of heavy construction equipment via our internal resources and short and long-term financing from banks and other financial institutions. Any disruption, uncertainty and volatility in the global credit markets may limit our ability to obtain the required working capital and financing for our business at reasonable terms and finance costs. If all or a substantial portion of our credit facilities are withdrawn and we are unable to secure alternative funding on acceptable commercial terms, our operations and financial position will be adversely affected. The interest rates for most of our credit facilities are subject to review from time to time by the relevant financial institutions. Given that we rely on these credit facilities to finance our purchase of heavy construction equipment and that interest expenses represent a significant percentage of our expenses, any increase in the interest rates of the credit facilities extended to us may have a material adverse impact on our profitability.

In addition, such fluctuations and volatility in the global credit markets could limit credit lines of our current and potential customers from banks or financial institutions. Accordingly, such customers may not commence or continue their construction projects, or may not be able to obtain sufficient financing to purchase or rent our heavy construction equipment, or we may be required to lower our rates in order to cater to our customers’ current situation. This may have an adverse impact on our revenue and financial performance.

Our rental business is dependent on the general economic conditions in Singapore

Revenues from our rental business is derived largely from our customers in Singapore. As such, our business is subject to the uncertainties and cyclical nature of the infrastructure and building construction sector in Singapore as the demand for our heavy construction equipment rental business is dependent, to a large extent, on the level of business activities in the infrastructure and building construction sector in Singapore. In particular, our revenue and profitability may be adversely affected if the demand for construction of infrastructure and/or buildings fall. In addition, an economic downturn in Singapore may lead to a reduction in construction projects, thereby leading to a subsequent decline in demand for heavy construction equipment, and this would have an adverse impact on our revenue and financial performance.

As our business is dependent on our customers’ demand for heavy construction equipment in Singapore, which is undertaken on a project basis on a short-term to mid-term basis and such projects are non-recurring, it is critical that we continuously and consistently secure customers who have new and upcoming construction projects. We cannot assure you that we will be able to do so. Whether our existing customers are able to secure new construction projects is not within our control, and we may not be able to attract new customers who have secured new and upcoming construction projects. Accordingly, our historical performance may not be an indication of our future performance. In the event that we are not able to secure new projects of similar value, size and margins, there would be an adverse impact on our financial performance.

We are dependent on the need to continually maintain a wide range of heavy construction equipment which are relevant to our customers’ needs

The needs and preferences of our customers in terms of types and specifications of heavy construction equipment may change as a result of evolving needs and new developments in technology. Our future success depends on our ability to obtain new and used heavy construction equipment that meet evolving market demands of our customers. The preferences and purchasing patterns of our customers can change rapidly due to technological developments in their respective industries. There is no assurance that we will be able to respond to changes in the specifications of our customers in a timely manner. Our success depends on our ability to adapt our products to the requirements and specifications of our customers. There is also no assurance that we will be able to sufficiently and promptly respond to changes in customer preferences to make corresponding adjustments to our products or services, and failing to do so may have a material and adverse effect on our business, financial condition, results of operations and prospects.

As of June 30, 2022 and December 31, 2021, we had inventories of $29.4 million and $32.8 million respectively. Our sales and rental business rely on customer demand for our heavy construction equipment. Depending on the progress of technological development of heavy construction equipment, our existing heavy construction equipment may become prematurely obsolete or phased out. Any change in customer demand for our products may have an adverse impact on our product sales, which may in turn lead to inventory obsolescence, decline in inventory value or inventory write-off. In that case, our business, financial condition, results of operations and prospects may be materially and adversely affected.

15

We are susceptible to fluctuations in the prices and quantity of available heavy construction equipment and construction equipment parts

We are exposed to fluctuations in the prices of heavy construction equipment and construction equipment parts which we may require for our heavy construction equipment repair and maintenance services. In the event that we are not able to source any specific construction equipment part required to carry out our maintenance and refurbishment services at acceptable prices, or if we face any delays or shortages in obtaining sufficient quantity of construction equipment parts, we may not be able to conduct our services business in an efficient manner, which may negatively impact our sales and rental businesses as well, as we regularly refurbish and maintain heavy construction equipment prior to resale and/or rental. Such shortages and delays in construction equipment parts and price fluctuations of construction equipment parts may have a negative impact on our profitability.

Our continued success is dependent on our key management personnel and our experienced and skilled personnel and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements

Since the commencement of our business, our Executive Director, Chairman and Chief Executive Officer, Mr. James Lim has been instrumental in expanding our business from dealing with generators and air compressors in 1988 to providing our current wide range of products and services in respect of heavy construction equipment today. We rely on the wide network and contacts of Mr. James Lim which was built over the past two decades, in particular, sourcing for new and used heavy construction equipment from new and existing suppliers and sales of heavy construction equipment.

Our performance depends on the continued service and performance of Mr. James Lim because he plays an important role in guiding the implementation of our business strategies and future plans. The working and business relationships that Mr. James Lim has developed with our main suppliers and customers over the years is important for the future development of our business. If Mr. James Lim were to terminate his employment, there is no assurance that we would be able to find suitable replacements with such a vast network of contacts in a timely manner. The loss of services of Mr. James Lim and/or the inability to identify, hire, train and retain other qualified engineering technical and operations personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

In addition, although we are dependent on certain key personnel, we do not have any key man life insurance policies on any such individual. Therefore, if any of our key management personnel dies or become disabled, we will not receive any compensation to assist with such individual’s absence. The loss of such person could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We are reliant on skilled labor

Our operations are dependent on our ability to recruit and retain experienced and skilled crane operators and servicing and maintenance team comprising technicians, mechanics, painters and panel-beaters who are trained and specialized in certain types of heavy construction equipment or specific repair works to provide maintenance and repair support services. As there is a limited number of skilled personnel in the industry, competition for experienced and skilled personnel is intense. In case of a shortage of such skilled labor in respect of any particular technical skills for repair and maintenance services, we may have to increase their salaries in order to attract and retain their services which will result in an increase in our overall cost of sales and operating expenses. In the event we are not able to pass on the increase in costs to our customers, our financial performance will be adversely affected.

We rely on experienced and skilled personnel for our operations and services and our ability to provide good customer care service depends to a large extent on whether we are able to secure adequately skilled personnel for our operations. In particular, we rely on our team of crane operators approved by MOM for the operation of our cranes in Singapore. If we are unable to employ suitable personnel, or if our personnel do not fulfil their roles or if we experience a high turnover of experienced and skilled personnel without suitable, timely or sufficient replacements, the quality of our services may decline, which may adversely affect our business, financial condition, results of operations and prospects.

In addition, the availability of both skilled and unskilled foreign labor is subject to policies imposed by MOM in Singapore. The availability, requirements and costs of housing for such workers are also subject to government policies. Any change in such policies may affect the supply of foreign manpower and cause disruptions to our operations which will result in an increase in our labor costs and may have a material adverse impact on our financial performance. Please refer to the “Regulatory Environment” section of this prospectus on page 80 for more details on regulations on employment of foreign workers in Singapore.

16

Our reputation and profitability may be adversely affected if there is prolonged equipment downtime

Equipment downtime occurs when our heavy construction equipment is sent for repair and maintenance instead of being deployed at our customers’ jobsites. Our Group has a wide range of heavy construction equipment in our inventories such as excavators, dump trucks, cranes and generators. Please see the section entitled “Business” on page 62 below for further description of the full suite of heavy construction equipment in our inventories. In the event that any of our heavy construction equipment experience prolonged downtime due to repair and maintenance needs, the opportunity cost, in terms of foregone revenue could be substantial. Further, newer forms of heavy construction equipment may also be more sophisticated with the incorporation of newer technologies which makes repair and maintenance of such heavy construction equipment more time consuming or may render certain equipment obsolete. Although our repair and maintenance team are constantly upgrading their technical skills and know-how to keep up with the advancement of heavy construction equipment technologies, there is no assurance that we will be able to minimize the time required for repair and maintenance.

Our reputation and profitability may be adversely affected if there are major failures or malfunction in our heavy construction equipment sold or rented by our customers

Our operations are exposed to the risk of equipment failure which may arise due to wear and tear, mechanical failure, equipment upgrades and delays in delivery of machinery and equipment, risk of failure by our employees to follow procedures and protocols, as well as inherent risks in operating equipment and machinery, resulting in damage to or loss of any relevant heavy construction equipment or facilities required in a project, or personal injury. Major operational failure could result in loss of life and/or serious injury, damage to or loss of the machines, equipment or facilities and protracted legal disputes and damage to our reputation. In the event of an operational or equipment failure, we may be forced to cease all or part of our operations and we may be subject to legal and regulatory liabilities such as penalties, sanctions or significant costs and expenses in any dispute as a result of such operational or equipment failure. In addition, the industry we operate in is highly regulated by MOM and other regulatory authorities in Singapore. Where there is any non-compliance of any regulatory requirement of MOM or other regulatory authorities in Singapore, we may be subject to penalties or sanctions as may be imposed by them. This may have an adverse impact on our operations and financial performance.

Since our establishment, we believe that we have built goodwill in our “Multi Ways” brand and thus customer loyalty. Hence, if there are any major lapses in our equipment sales and rental such as negligence by our operators, frequent breakdowns of our rental of heavy construction equipment, or due to circumstances beyond our control resulting in negative publicity, our reputation may be adversely affected and our customers may lose confidence in our equipment sales and rental. In such event, our business and hence our profitability and financial performance may be adversely affected.

We are exposed to disputes and claims arising from site accidents due to the usage of our heavy construction equipment

The infrastructure, building construction, mining offshore and marine, and oil and gas industries are a high-risk industry in which risks of accidents and fatalities are more likely to occur. Claims may be made against us for such jobsite accidents and/or fatalities on grounds such as defective or malfunctioning heavy construction equipment and failure to adhere to health and safety standards by our crane operators or crane erectors. In the event that we are required to pay damages arising from disputes, our reputation and profitability will be adversely affected.

Accidents which occur during lifting operations or other operations of our heavy construction equipment may result in damages to property and equipment, personal injury and/or deaths to our employees or third parties. Although we have sought protection against the risk of such liabilities by regular servicing and maintenance of our heavy construction equipment and obtaining the necessary insurance coverage for our equipment and employees, we believe that it is not possible for us to be fully insured against every conceivable risk that we may be exposed to.

If any accidents are not covered by our insurance policies and claims arising from such accidents are in excess of our insurance coverage or if any of our insurance claims are contested by any insurance company, we may be required to pay for such compensation, which may have a material and adverse impact on our financial performance. In addition, the payment by our insurers of such insurance claims may result in increases in the premiums payable by us for our insurances. This will also increase the costs of our operations and adversely affect our financial performance.

17

We may be affected if we are found to be in breach of any lease agreements entered into by us

We have leased certain of our real properties from Jurong Town Corporation, and are subject to certain terms and conditions in respect of these real properties, such as requirement to obtain approval from Jurong Town Corporation for subletting. As such, we may be exposed to regulatory and enforcement risks, including but not limited to potentially costly fines, if we are found to in breach of any of the terms and conditions of our leases.

Increased competition in the heavy construction equipment sales and rental business in Singapore and the region may affect our ability to maintain our market share and growth

We operate in the heavy construction equipment sales and rental business, which is highly competitive. Our competitors may possess greater financial resources and more up-to-date equipment with better specifications. They may also have a larger customer base and offer a wider range of heavy construction equipment coupled with greater marketing resources.

Entry of new competitors in the market or market consolidation could also increase the degree of competition within the industry. Our continued success depends on our ability to compete with our competitors as well as to be able to compete successfully in the future against existing or potential competitors or to adapt to changes in market conditions and demands. In the event we are unable to compete successfully against existing or potential competitors or to adapt to changes in market conditions and demands, our business and financial performance may be adversely affected.

We maintain good working relationships with our suppliers and customers, and have a wide range of heavy construction equipment for our customers’ needs. However, there is no assurance that our existing suppliers and customers will renew their agreements or continue to work with us. In the event our suppliers and customers choose to work with our competitors and/or our experienced and skilled employees choose to join our competitors, we may not be able to maintain our competitive position and our business, financial condition, results of operations and prospects may be materially and adversely affected.

We only have a limited number of customer groups and our business is significantly dependent on our major customer groups’ needs and our relationships with them. We may be unsuccessful in attracting new customers

Our aggregate sales generated from our top five customer groups amounted to approximately 48.6% and 37.9% of our revenue for the six months ended June 30, 2022 and 2021, respectively. In particular, sales to our largest customer amounted to approximately $6.2 million, representing approximately 30.6% of our total revenue, for the six months ended June 30, 2022.

Our aggregate sales generated from our top five customer groups amounted to approximately 43.6% and 26.6% of our revenue for the financial years ended December 31, 2021 and 2020, respectively. In particular, sales to our largest customer amounted to approximately $9.6 million, representing approximately 28.8% of our total revenue, for the financial year ended December 31, 2021. The concentration of our customers has not changed materially. Accordingly, our sales would be significantly affected by changes in our relationship with or in the needs of our major customer groups, particularly our largest customer group, as well as other factors that may affect their purchases from us, many of which are beyond our control. Any adverse changes in the economic conditions in the markets in which our customer groups operate and in their business expansion plans may negatively affect their purchasing practices and result in a reduction in demand for our heavy construction equipment and services.

In addition, there is generally no long-term commitment from customers of sales and rental of heavy construction equipment business. If we fail to quote a competitive price to our customer, or if the quality of our services does not meet our customer’s specifications or if there is any disruption to our business relationship with our customer, we may be unable to secure further business from such customer. Any significant decrease in sales to any of our customers for any reason, including any disruption to our business relationship with them, may materially and adversely affect our business, financial condition, results of operations and prospects.

18

We are exposed to the credit risks of our customers

We extend credit terms to our customers. Our average accounts receivable turnover days were approximately 30 days, 30 days and 90 days for the six months ended June 30, 2022, the financial year ended December 31, 2021 and the financial year ended December 31, 2020, respectively. Our customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. The reasons for payment delays, cancellations or default by our customers may include insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. While we did not experience any material order cancellations by our customers during the six months ended June 30, 2022, the financial year ended December 31, 2021 and the financial year ended December 31, 2020, there is no assurance that our customers will not cancel their orders and/or refuse to make payment in the future in a timely manner or at all. We may not be able to enforce our contractual rights to receive payment through legal proceedings. In the event that we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner and thus our business, financial condition and results of operations may be adversely affected.

We are dependent on our key suppliers for our supply of heavy construction equipment.

Since we commenced operations, we have maintained long-standing relationships with a reliable group of suppliers, from whom we source good quality and competitively priced construction equipment. Our equipment sales and rental business is dependent on our ability to obtain a supply of such good quality and reliable equipment from our suppliers at competitive prices. We consider suppliers that account for more than 10% of our total purchasing as major suppliers. We are dependent on one such major supplier who accounted in aggregate for approximately 22.0% of our Group’s equipment purchases in the six months ended June 30, 2022 and 19.4% of our Group’s equipment purchases in the financial year ended December 31, 2021. As we generally do not have long-term supply contracts with our major suppliers, and the supply of heavy construction equipment is on an ad-hoc basis as and when such equipment is available for sale, there can be no assurance that we will have continued access to a sufficient supply of good quality new and used heavy construction equipment at competitive prices. In the event we are unable to obtain good quality equipment from our major suppliers at competitive prices, we may have to seek alternative sources from other suppliers and may be charged higher prices and will be subject to the quality of the equipment purchased from alternative suppliers whom we are not familiar with. In the event that we purchase inferior construction equipment from such alternative suppliers, our operations, reputation, profitability and financial performance may be materially and adversely affected.

Our business is subject to supply chain interruptions

We work with third party logistic providers for the import, export and transportation of our heavy construction equipment. We rely on such third party service providers’ abilities to timely deliver our heavy construction equipment as part of supply chain logistics. The factors that can adversely affect our operations include, but are not limited to:

●	interruptions to our delivery capabilities;
●	failure of third party service providers to meet our standards or their commitments to us;
●	increasing transportation costs, shipping constraint or other factors that could impact cost, such as having to find more expensive service providers which may or may not be readily available;
●	the COVID-19 and disruptions as a result of efforts to control or mitigate the pandemic (such as facility closures, governmental orders, outbreaks and/or transportation capacity).

Our results of operations and capital resources have not been materially impacted by supply chain interruptions during the six months ended June 30, 2022 and the financial years ended December 31, 2021 and 2020, and we do not foresee any material impact for the financial year ended December 31, 2022, because we have locked in the prices of most of our sales orders. However, any increased costs from delays, cancellations and insurance, or disruption to, or inefficiency in, the supply chain network of our third party service providers, whether due to geopolitical conflicts, COVID-19, outbreaks, or other factors, could affect our revenue and profitability. Please refer to the risk factors “Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19” and “The war in Ukraine could materially and adversely affect our business and results of operations” set out below in this prospectus, for details on how these recent events have caused interruptions to our supply chain and impacted our operations. If we fail to manage these risks effectively, we could experience a material adverse impact to our reputation, revenue and profitability.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our operations, and the operations of our customers, suppliers and/or sub-contractors. If the development of the COVID-19 outbreak becomes more severe and/or new variants of COVID-19 evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses. If we or our customers, suppliers and sub-contractors are forced to close down their businesses with prolonged disruptions to their operations, we may experience a delay or shortage of raw materials, supplies and/or services by our suppliers and sub-contractors, or termination of our orders and contracts by our customers. In addition, if any of our employees are suspected of having contracted COVID-19, some or all of our employees may be quarantined thus causing a shortage of labor and we will be required to disinfect our workplace and our production and processing facilities. In such event, our operations may be severely disrupted, which may be a material and adverse effect on our business, financial condition and results of operations.

In addition, we have also faced difficulties in hiring suitable manpower from overseas jurisdictions due to travel restrictions imposed by the Singapore Government as a result of the COVID-19 pandemic during financial year 2021 and financial year 2020. This has led to a stagnation in our workforce strength, thereby affecting our potential growth as we rely heavily on skilled labor.

19

We may be affected by an outbreak of other infectious diseases

An outbreak of infectious diseases such as severe acute respiratory syndrome and avian influenza or new forms of infectious diseases in the future may potentially affect our operations as well as the operations of our customers and suppliers. In the event that any of the employees in any of our offices or worksites or those of our customers and suppliers is affected by any infectious disease, we or our customers and suppliers may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This may have an adverse impact on our revenue and financial performance.

We are exposed to risks arising from fluctuations of foreign currency exchange rates

Our reporting currency is United States dollars and a portion of our overseas sales and procurement is denominated in Japanese Yen. We may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

We and/or our customers may not be able to obtain the necessary approvals or certifications for the use of our heavy construction equipment in various jurisdictions

Various jurisdictions require different licenses, approvals and certifications for the use and operation of certain heavy construction equipment, such as in Singapore, crane operators of certain types of cranes will need to be approved by the MOM in order to operate such cranes.

As we offer crane erection and operation services to our customers within Singapore, we will need to maintain such approvals and certifications in order to carry out such services. We have 15 employees approved by MOM to operate cranes in Singapore, and 15 employees who have completed the requisite course work to be certified to erect a range of cranes at jobsites in Singapore. In addition, we are guided by a set of safety regulations imposed on us as described in the “Regulatory Environment” on page 80 below. We are subject to monetary fines and/or demerit points if there is an infringement of any of the safety regulations. Our business operations are regulated by various governmental bodies and authorities in Singapore as disclosed in the “Regulatory Environment” section of this prospectus on page 80. Any such new regulations or any changes to the licensing requirements on the use and operation of heavy construction equipment may have an adverse impact on our operations and financial performance.

We have also notified MOM of our factory and conduct our refurbishment, maintenance and servicing services of heavy construction equipment at our workshop at 3E Gul Circle, Singapore. The licenses and permits are generally subject to conditions stipulated in such licenses and permits and/or relevant laws and regulations under which such licenses and permits are issued. Failure to comply with such conditions, laws or regulations could result in us being penalized or the revocation or non-renewal of the relevant license or permit. Accordingly, we have to constantly monitor and ensure our compliance with such conditions imposed, if any. A failure to comply with such conditions may result in the revocation or non-renewal of any of the licenses and permits and which may impact our ability to carry out our business and operations. In addition, compliance with changes in government legislation, regulations or policies may increase our costs and any significant increase in licensing and compliance costs arising from such changes may adversely affect our financial performance. In such event, our business and profitability would be materially and adversely affected.

We are subject to environmental, health and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations

We are subject to laws, regulations and policies relating to the protection of the environment and to workplace health and safety. We are required to adopt measures to control the discharge of polluting matters, waste water discharge and hazardous substances and noise at our servicing and maintenance workshop and storage facilities in accordance with such applicable laws and regulations and to implement such measures that ensure the safety and health of our employees. Changes to current laws, regulations or policies or the imposition of new laws, regulations and policies in the heavy construction equipment industry could impose new restrictions or prohibitions on our current practices. We may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on our business, financial condition, results of operations and prospects.

20

Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions

We face the risk of loss or damage to our equipment due to fire, theft or other natural disasters in Singapore. Such events may also cause a disruption or cessation in our business operations, and thus may adversely affect our financial results. Our insurance coverage may not be sufficient to cover all of our potential losses. If there are losses which exceed the insurance coverage or are not covered by our insurance policies, we will remain liable for any liability, debt or other financial obligation related to such losses. We do not have any insurance coverage for business interruptions.

Due to the nature of our operations, there is also a risk of accidents occurring either to our employees or to third parties on our premises and/or on our customers’ jobsites during the course of operations. In the event that any claims arise in respect of such occurrences and liability for such claims are attributed to us or that our insurance coverage is insufficient, we may be exposed to losses which may adversely affect our profitability and financial position.

We may require additional financing in the future to fund our purchase of heavy construction equipment and our future growth

We require financing to fund our purchase of heavy construction equipment such as excavators, bulldozers and cranes, as such equipment have a high upfront capital expenditure. If we are unable to secure financing to fund our purchases of heavy construction equipment, our ability to renew or expand our fleet to meet our equipment rental and sales requirements and maintain a wide inventory of equipment may be adversely affected. This would, in turn, affect our competitive advantage, which lies in our wide variety and range of heavy construction equipment available for sales and rental. In such event, our future financial performance may be materially and adversely affected.

In view of the fast-changing business requirements and market conditions, we may encounter certain business opportunities that may potentially increase our revenue may arise from time to time, and accordingly we may be required to expand our capabilities and business through acquisitions, investments, joint-ventures and/or strategic partnerships with parties who are able to add value to our business. If such situation arises, we may require additional funds to take advantage of these opportunities.

If our funding requirements are met by way of additional debt financing, we may be subject to restrictions under such debt financing arrangements which may:

●	limit our ability to pay dividends or require us to seek consent for the payment of dividends;
●	increase our vulnerability to general adverse economic and industry conditions;
●	limit our ability to pursue our growth plans;
●	require us to dedicate a substantial portion of our cash flow from operations to payment for our debt, thereby reducing the availability of our cash flow to fund other capital expenditure, working capital requirements and other general corporate purposes; or
●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We may be harmed by negative publicity

We operate in highly competitive industries and there are other companies in the market that offer similar products for sales and rental and complementary services which we offer. We derive most of our customers through word of mouth and we rely on the positive feedback of our customers. Thus, customer satisfaction with our heavy construction equipment and heavy construction equipment related services, is critical to the success of our business as this will also result in potential referrals to new customers from our existing customers. If we fail to meet our customers’ expectations, there may be negative feedback regarding our products and/or services, which may have an adverse impact on our business and reputation. In the event we are unable to maintain a high level of customer satisfaction or any customer dissatisfaction is inadequately addressed, our business, financial condition, results of operations and prospects may also be adversely affected.

21

Our reputation may also be adversely affected by negative publicity in reports, publications such as major newspapers and forums, or any other negative publicity or rumors. There is no assurance that our Group will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on our reputation or prospects. This may result in our inability to attract new customers or retain existing customers and may in turn adversely affect our business and results of operations.

If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer

Our business depends, in part, on our ability to identify and protect proprietary information and other intellectual property such as our client lists and information and business methods. We rely on trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some services. Intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure if the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage.

The war in Ukraine could materially and adversely affect our business and results of operations

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union, Singapore and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ businesses and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions.

In addition, Russia and Ukraine are major exporters of oil and critical minerals needed by our customers, which could have a significant negative impact on many of our customers in the various industries. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We do not have any suppliers or customers in Ukraine or Russia. Our business and our result of operation have not been materially impacted by the Russia’s invasion of Ukraine. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, including the businesses of our customers, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events

Unforeseeable circumstances and other factors such as power outages, labor disputes, adverse weather conditions or other catastrophes, epidemics or outbreaks may disrupt our operations and cause loss and damage to our storage facilities, workshop and office, and acts of war, terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and consumer confidence. Our business may also be affected by macroeconomic factors in the countries in which we operate, such as general economic conditions, market sentiment, social and political unrest and regulatory, fiscal and other governmental policies, all of which are beyond our control. Any such events may cause damage or disruption to our business, markets, customers and suppliers, any of which may materially and adversely affect our business, financial condition, results of operations and prospects.

22

We may not be able to successfully implement our business strategies and future plans

As part of our business strategies and future plans, we intend to expand and renew our fleet of heavy construction equipment portfolio and increase our storage facilities and capabilities as well as consider potential business opportunities through mergers and acquisitions and joint ventures. While we have planned such expansion based on our outlook regarding our business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to successfully predict the types of heavy construction equipment which are tradable amongst our customers, hire and retain skilled employees to carry out our business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for our products and services by existing and new customers in the future.

Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any costs savings, increased operational efficiency and/or productivity improvements to our operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operation and prospects may be adversely affected.

Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The public offering price for our shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on the NYSE American which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions

We have applied to list our Ordinary Shares on the NYSE American concurrently with this offering. In order to continue listing our shares on the NYSE American, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum shareholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will continue to be able to comply with the applicable Company Guide, and we cannot assure you that our shares will continue to be listed on the NYSE American in the future.

If the NYSE American delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;
●	reduced liquidity for our Ordinary Shares;
●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the NYSE American, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the NYSE American, we would be subject to regulations in each state in which we offer our shares.

23

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;
●	changes in financial estimates by securities analysts;
● ●	additions or departures of key personnel; release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities
●	potential litigation or regulatory investigations

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Singapore law. Even if our board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors as determined by our board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

24

The sale or availability for sale of substantial amounts of our Ordinary Shares, including the Ordinary Shares held by MWE Investments and Precious Choice Global that are being registered concurrently for resale in a resale prospectus, could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering and from the sale of shares held by MWE Investments and Precious Choice Global through a resale prospectus, being registered in the registration statement of which this prospectus forms a part, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our shares in this offering, we have 24,800,000 Ordinary Shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by MWE Investments and Precious Choice Global may also be sold in the public market subject to the restrictions in Rule 144 and Rule 70 I under the Securities Act and are not subject to lock-up agreements as disclosed in the “Underwriting” section. There will be 30,000,000 Ordinary Shares outstanding immediately after this offering. Immediately after the completion of this offering, MWE Investments will hold 74.62% of our Ordinary Shares. In connection with this offering, our directors and officers named in the section “Management,” have agreed not to sell any shares until 180 days after the date of this prospectus without the prior written consent of the representative of the underwriters, subject to certain exceptions, unless the underwriters release these securities from these restrictions. Because the securities held by MWE Investments and Precious Choice Global in the concurrent resale are not subject to similar lock-up restrictions, they may freely sell their shares in the open market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. MWE Investments and Precious Choice Global may be willing to accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by MWE Investments and Precious Choice Global or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our Ordinary Shares

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution

If you purchase shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$1.85 per share, representing the difference between our as adjusted net tangible book value per share of US$0.65 as of June 30, 2022, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$2.50 per share (being the mid-point of the initial public offering price range). See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price

We intend to use the net proceeds of this offering as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

25

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or
●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our ordinary shares, fluctuations in the market price of our ordinary shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions

Prior to this offering, Mr. James Lim, our Executive Director, Chairman, Chief Executive Officer and controlling shareholder indirectly controls an aggregate of approximately 95.10% of our issued and outstanding Ordinary Shares. Upon completion of this offering, Mr. James Lim will, through MWE Investments, indirectly control approximately 74.62% of our issued and outstanding Ordinary Shares.

Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of Directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal and Selling Shareholder.”

As a “controlled company” within the meaning of the NYSE American Company Guide, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are and, upon the completion of this offering, will continue to be a “controlled company” as defined under the NYSE American Company Guide, because one of our shareholders holds more than 50% of our voting power. As a result, we are eligible for certain exemptions from the corporate governance requirements of the NYSE American. We do not intend to rely on such exemptions, however, for so long as we remain a controlled company as defined under that rule, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules of the NYSE American Company Guide, including (1) the requirement that a majority of our board of directors must be independent directors, (2) the requirement that our director nominees must be selected or recommended solely by either a Nomination Committee comprised solely of independent directors or by a majority of the independent directors and (3) the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the NYSE American Company Guide. These practices may afford less protection to shareholders than they would enjoy if we complied fully with NYSE American Company Guide

As a foreign private issuer whose ordinary shares are listed on the NYSE American, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the NYSE American Company Guide. A foreign private issuer must disclose in its annual reports filed with the SEC each requirement under the NYSE American Company Guide with which it does not comply, followed by a description of its applicable home country practice. Our home country practices in the Cayman Islands may afford less protection to holders of our ordinary shares. We may rely on exemptions available under the NYSE American Company Guide to a foreign private issuer and follow our home country practices in the future, and as a result, you may not be provided with the benefits of certain corporate governance requirements of the NYSE American Company Guide.

26

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our Directors and us, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended and Restated Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our Directors are not required under our Amended and Restated Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of Directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us or our auditor by our shareholders may not be enforceable

We are a Cayman Islands exempted company. Our operating subsidiary was incorporated and is located in Singapore. Substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. Furthermore, our auditor, Onestop Assurance PAC, is headquartered in Singapore and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our Directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Singapore may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, Directors or major shareholders, or our auditor than would shareholders of a corporation incorporated in a jurisdiction in the United States.

27

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;
●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the NYSE American. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

28

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on September 30, 2023. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the NYSE American Company Guide. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the NYSE American

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the NYSE American, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

29

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditor of our Company resides outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

30

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

31

USE OF PROCEEDS

We expect to receive approximately US$10,566,000 of net proceeds from this offering after deducting underwriting discounts and commissions and estimated offering expenses of approximately US$2,434,000 payable by us. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholder.

We currently intend to use proceeds from this offering in the following ways:

Expand and renew our fleet of heavy construction equipment – We intend to use 20% of the net proceeds, to acquire both new and used heavy construction equipment to expand and renew our fleet available for sales and rental by our customers. With a wider range of equipment fleet available, we believe that we will be able to target a larger pool of customers and further expand our customer base and further strengthen our market position. With a newer fleet of heavy construction equipment, we believe that equipment downtime caused by wear and tear would be reduced, thereby resulting in an equipment fleet with higher reliability;

Expansion opportunities through merger and acquisition activities – We intend to use 30% of the net proceeds, to explore growth through the opportunities to collaborate with suitable partners in related industries through strategic alliances, joint ventures, acquisitions and investments. We have not yet determined the types of businesses that we will target. For example, if a suitable opportunity arises, we may collaborate with potential partners in the infrastructure and building construction and mining industries if these collaborations are likely to provide us with more business opportunities;

Increase our storage facilities and capabilities – We intend to use 20% of the net proceeds to acquire or lease additional physical storage facilities to house our heavy construction equipment. We intend to look for opportunities to acquire or lease properties so that we will have sufficient space to house our equipment. In the event that our business continues to grow, we may need to expand our workshop to accommodate increasing refurbishment works and customization orders from our customers;

Adoption of information of technologies – We intend to use 10% of the net proceeds to digitize systems and equipment and investment in software such as on-line platforms, enterprise resource planning systems and human resource systems to streamline our business and administrative processes, from rental, quoting, invoicing, tracking, procurement with inventory management, accounting, financial reporting, employee management, and overall to improve efficiency; and

Working Capital – The balance amount will be used for general working capital and corporate purposes.

32

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022:

●	on an actual basis; and

●

on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 5,200,000 Ordinary Shares in this offering at an initial public offering price of US$2.50 per Ordinary Share (being the mid-point of the initial public offering price range), after deducting underwriting discounts and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual	As adjusted
	$’000	$’000
Ordinary Shares, par value US$0.00025 per share, 400,000,000 Ordinary Shares authorized, 24,800,000 Ordinary Shares outstanding on an actual basis, 30,000,000 Ordinary Shares outstanding on an as adjusted basis	6	8
Additional paid-in capital	5,440	5,440
New additional paid-in capital	-	12,998
Retained earnings (accumulated loss)	1,618	1,618
Accumulated other comprehensive loss	(494)	(494)

Total Shareholders’ Equity	6,570	19,570

Indebtedness
Bank borrowings	12,298	12,298
Directors loan	14,698	14,698

Total Indebtedness	26,996	26,996

Total Capitalization	33,566	46,566

Type of Debts*	Securities	Terms of repayments	Annual interest rate	Actual	As adjusted
				$’000	$’000

Term loans	Unsecured	2 to 5 years	2.7%-3.5%	3,058	3,058
Trust receipts	Unsecured	Within 12 months	2.85%	6,487	6,487
Mortgage loan	Secured	10 years	2.77%	2,753	2,753
Directors loan (1)	Unsecured	-	-	14,698	14,698

Total Indebtedness				26,996	26,996

Calculated at the rate of US$1 = S$1.3918 (as of June 30, 2022), as set forth as the Company’s internal exchange rate.

*The Company’s bank borrowings currently are guaranteed by personal guarantees from Mr. James Lim and Ms. Lee NG and mortgage of the leasehold property at 22 Gul Avenue Singapore 629662.

(1) The amount is unsecured, interest-free and non-repayable on demand

33

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an initial public offering price of US$2.50 per share, after deducting US$2,434,000 in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately US$10,566,000, the pro forma as adjusted net tangible book value as of June 30, 2022 would have been approximately US$19,570,000 or US$0.65 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.39 per share to our existing stockholders and an immediate dilution of US$1.85 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

US$
Assumed initial public offering price per share	2.50
Historical net tangible book value per share as of December 31, 2021	0.26
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	0.39
Pro forma net tangible book value per share after giving effect to this offering	0.65
Dilution per share to new investors participating in this offering	1.85

34

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary consolidated financial data as of December 31, 2021 and 2020 and for the financial years ended December 31, 2021 and 2020 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated financial data as of June 30, 2022 and 2021 and for the six months ended June 30, 2022 and 2021 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary financial data set forth below should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Consolidated Financial Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have derived the financial data for the six months ended June 30, 2022 and 2021 from our unaudited interim condensed consolidated financial statements appearing elsewhere in this Prospectus. We have also derived the financial data for the financial years ended December 31, 2021 and 2020 from our audited financial statements included in this Prospectus.

Results of Operations Data

	Six Months ended June 30,				Financial Years ended December 31,
	2022		2021		2021		2020
	S$’000	$’000	S$’000	$’000	S$’000	$’000	S$’000	$’000

Revenues	28,068	20,094	16,806	12,705	45,155	33,406	39,513	29,886
Net income	1,902	1,362	1,973	1,492	2,435	1,801	1,744	1,319

Basic and diluted net income per Ordinary Share	0.08	0.05	0.08	0.06	0.10	0.07	0.07	0.05
Weighted average number of Ordinary Shares outstanding (2) (’000)	24,800	24,800	24,800	24,800	24,800	24,800	24,800	24,800

(1)	Calculated at the rate of US$1 = S$1.3967 (2022/6/30), S$1.3228 (2021/6/30), S$1.3517 (2021/12/31) and S$1.3221 (2020/12/31), as set forth as the Company’s internal exchange rate.

(2)	Retrospectively restated for effect of 1:4 forward stock split and share surrender on January 27, 2023.

Balance Sheet Data

	As of June 30,		As of December 31,
	2022		2021		2020
	S$’000	$’000	S$’000	$’000	S$’000	$’000

Cash and cash equivalents	1,326	952	2,072	1,533	430	325
Working capital	6,436	4,624	6,008	4,445	18,795	14,216
Total assets	68,774	49,414	73,823	54,615	68,792	52,032
Total liabilities	59,630	42,844	66,580	49,257	47,980	36,290
Total shareholders’ equity	9,144	6,570	7,243	5,358	20,812	15,742

(1)	Calculated at the rate of US$1 = S$1.3918 (2022/6/30), S$1.3517 (2021/12/31) and S$1.3221 (2020/12/31), as set forth as the Company’s internal exchange rate.

35

DIVIDENDS AND DIVIDEND POLICY

While we currently have no plans to distribute dividends, in the event we consider distributing a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Cayman Islands Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Multi Ways Holdings Limited is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material direct operations of our own, we conduct our operations as equipment sales, rental and services through our operating subsidiary in Singapore. We have over twenty (20) years of experience in supplying and rental of new and used heavy construction equipment in the infrastructure, building construction, mining, offshore and marine, oil and gas industries through our services.

For the six months ended June 30, 2022 and 2021, our net revenue amounted to $20.1 million and $12.7 million, respectively, of which equipment sales accounted for $16.8 million for the six months ended June 30, 2022 and $8.9 million for the six months ended June 30, 2021. Rental accounted for $2.1 million for the six months ended June 30, 2022 and $2.4 million for the six months ended June 30, 2021, respectively and services revenue accounted for $1.2 million for the six months ended June 30, 2022 and $1.4 million for the six months ended June 30, 2021 respectively.

For the financial years ended December 31, 2021 and 2020, our net revenue amounted to $33.4 million and $29.9 million, respectively, of which equipment sales accounted for $26.1 million in 2021 and $22.1 million in 2020, respectively. Rental accounted for $4.4 million in 2021 and $5.1 million in 2020, respectively and services revenue accounted for $2.9 million in 2021 and $2.7 million in 2020, respectively.

KEY FACTORS AFFECTING THE RESULTS OF OUR GROUP’S OPERATIONS

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus and those set out below.

●

Demand from our major customer groups – Our aggregate sales generated from our top five customers were 48.6% and 37.9% of our revenue for the six months ended June 30, 2022 and 2021, respectively. In particular, sales to our largest customer amounted to $6.2 million and $1.2 million, representing 30.6% and 9.3% of our revenue for the six months ended June 30, 2022 and 2021, respectively. The increase is mainly due to the sales to our largest customer amounted to $6.2 million, representing 30.6% of our revenue for the six months ended June 30, 2022.

Also, our aggregate sales generated from our top five customers were 43.6% and 26.6% of our revenue for the financial years ended December 31, 2021 and 2020, respectively. In particular, sales to our largest customer amounted to $9.6 million, representing 28.8% of our revenue for the financial year ended December 31, 2021. Our sales are significantly affected by the demands of our largest customer due to vigorous price competition in the supply chain, supply chain shortage and disruption, and inflationary cost pressure as our customers will seek to purchase products of more competitive prices and faster delivery. See “Risk Factors – Risks Related to Our Business and Industry - We only have a limited number of customer groups and our business is significantly dependent on our major customer groups’ needs and our relationships with them. We may be unsuccessful in attracting new customers.”

●

Fluctuations in the cost of our revenues – Finished goods are the largest part of our cost of revenue, representing 72.1% and 64.0% of our total cost of revenues for the six months ended June 30, 2022 and 2021, respectively.

Also, finished goods are the largest part of our cost of revenue, representing 72.0% and 77.1% of our total cost of revenues for the financial years ended December 31, 2021 and 2020, respectively. Fluctuations in the price, availability, quality, cost of labor and transportation may impact the price of our finished goods, and ultimately in the selling price. We may be unable to pass all or any of these higher costs on to our customers, which could have a material adverse effect on our profitability.

The prices at which we purchase such finished goods are determined by the demand and supply forces in this industry, as well as our bargaining power with our suppliers. At the end of December 31, 2021 and 2020, the majority of our finished goods were commonly available from the market, but our cost of procurement increased significantly due to the inflationary cost pressure, labor shortages, supply chain delay and disruption during the COVID-19 pandemic. We are exploring how to diversify our procurement networks to lower purchasing prices, such as through the consolidation of customer orders to negotiate better pricing. We expect continued fluctuations in the cost of finished goods to affect our margins.

37

All of the finished goods we procure, including spare-parts and key components, are sourced directly from various regional suppliers spanning from Asia to the Middle East in an effort to ensure availability and adequate supply, as well as efficient delivery to our customers.

Our results of operations and capital resources have not been materially impacted by fluctuations in the cost of revenues or supply chain disruptions during the financial years ended December 31, 2021 and 2020, and we do not foresee any material impact for the financial year ended December 31, 2022, because we have locked in the prices of most of our purchase and sales orders. However, any increased costs from delays, cancellations and insurance, or disruption to, or inefficiency in, the supply chain network of our third party service providers, whether due to geopolitical conflicts, COVID-19, outbreaks, or other factors, could affect our revenue and profitability. See “Risk Factors – Risks Related to Our Business and Industry - Our business is subject to supply chain interruptions.”

●	Financial impact of COVID-19 - The COVID-19 pandemic has caused general business disruptions in Singapore and the rest of the world. Additionally, due to measures such as travel restrictions, and lockdowns of logistics facilities, there has also been experiences of longer delivery times. Additionally, we experienced an increase in freight and handling costs. See “Risk Factors – Risks Related to Our Business and Industry - Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.”

We have been and are continuing to closely monitor the impact of COVID-19 on our business and operations. The pandemic and related actions taken by governments to limit its spread could cause a temporary closure of our operational facilities, interrupt our fulfillment or logistics systems, or severely impact the behavior and operations of our customers and suppliers.

On the onset of the COVID-19 pandemic, we developed and implemented robust COVID-19 operating protocols, while taking the appropriate steps to protect our financial stability. We experienced a reduction of margins due to our suppliers’ increase in prices, the increase in freight and handling costs, and the increase in operational costs due to manpower restrictions in the workplace (such as the increase in costs for the provision of information technology infrastructure to facilitate work-from-home arrangements or the general decrease in productivity due to physical segregation of teams). However, despite challenges presented by the COVID-19 pandemic, we have remained committed to our mission and customers, and have witnessed substantial momentum as our response to the pandemic has been implemented and certain restrictions eased.

Description and Analysis of Principal Components of Our Results of Operations

The following discussion is based on our Group’s historical results of operations and may not be indicative of our Group’s future operating performance.

Comparison of operating results for the six months ended June 30, 2022 and 2021

Revenue

As set forth in the following table, for the six months ended June 30, 2022 and 2021, our revenue was derived from the sale of heavy construction equipment, rental and services in our equipment sales, rental and services serving the infrastructure, building construction, mining, offshore and marine, and oil and gas industries:

	Six Months ended June 30,
	2022		2021
	$’000%		$’000%
Sales of heavy construction equipment, rental and services
Equipment Sales	16,845	83.8	8,922	70.2
Rental	2,078	10.3	2,403	18.9
Services (1)	1,171	5.9	1,380	10.9

Total	20,094	100.0	12,705	100.0

(1) Services mean refurbishment and servicing, troubleshooting and repair, transportation and erection, crane operation and machinery cleaning

38

Our total revenue increased by approximately $7.4 million or 58.2% to approximately $20.1 million for the six months ended June 30, 2022 from approximately $12.7 million for the six months ended June 30, 2021. Such increase was mainly attributable to the increase demand in our Equipment Sales of approximately $6.2 million as a result of demand from a major customer in Australia.

For the six months ended June 30, 2022, our net income amounted to approximately $1.4 million and $1.5 million for the six months ended June 30, 2021, respectively. The net income for the six months ended June 30, 2022 was mainly caused by the increase in gross profit margin and lower interest costs that were partially offset by the decrease in other incomes and dividend income.

For the six months ended June 30, 2022 and 2021, approximately 37.7% and 59.1% of our total revenue, respectively, was generated from customers located in Singapore and approximately 34.3% and 11.3% of our total revenue, respectively, was generated from customers located in Australia. For the same financial years, our revenue generated from customers located in other countries accounted for approximately 28.0% and 29.6% of our total revenue, respectively.

Revenue by geographical locations

For the six months ended June 30, 2022 and 2021, the customers for our Equipment Sales, Rental and Services were mainly located in Singapore and Australia. The following table sets out a breakdown of our revenue by geographic location of our customers for the six months ended June 30, 2022 and 2021:

	Six Months ended June 30,
	2022		2021
	$’000%		$’000%
Singapore
Equipment Sales	4,475	59.0	3,950	52.6
Rental	2,078	27.4	2,403	32.0
Services	1,032	13.6	1,154	15.4

Total	7,585	100.0	7,507	100.0

	Six Months ended June 30,
	2022		2021
	$’000%		$’000%
Australia
Equipment Sales	6,898	100.0	1,425	99.7
Services	2	*	5	0.3

Total	6,900	100.0	1,430	100.0

	Six Months ended June 30,
	2022		2021
	$’000%		$’000%
Other Countries (1), individually less than 10%
Equipment Sales	5,472	97.6	3,547	94.1
Services	137	2.4	221	5.9

Total	5,609	100.0	3,768	100.0

(1) “Other Countries” means Maldives, Indonesia, Thailand, Vietnam, Philippines, and Middle East.

(*) The percentage figure is insignificant.

39

Singapore

Revenue in Singapore increased by $0.1 million for the six months ended June 30, 2022, as compared to the corresponding six months ended June 30, 2021, which was primarily attributable to the increase in demand from local customers.

Australia

Revenue in Australia increased by $5.5 million for the six months ended June 30, 2022, as compared to the corresponding six months ended June 30, 2021, which was primarily attributable to the increase in sale orders by a major customer in Australia of approximately $6.2 million.

Other Countries

Revenue from other countries increased by $1.8 million, which was primarily due to higher demand from new and recurring customers from these countries.

Cost of revenues

For the six months ended June 30, 2022 and 2021, our Group’s cost of revenues increased by approximately $6.4 million or 78.2% to approximately $14.5 million for the six months ended June 30, 2022 from approximately $8.1 million for the six months ended June 30, 2021. Such increase was mainly attributable to the increase in Equipment Sales of approximately $6.5 million.

	Six Months ended June 30,
	2022		2021
	$’000%		$’000%
Equipment Sales	12,990	89.6	6,530	80.3
Rental	501	3.5	549	6.8
Services	1,001	6.9	1,054	12.9

Total	14,492	100.0	8,133	100.0

Gross profit and gross profit margin

The table below sets forth our Group’s gross profit and gross profit margin by business sector for the six months ended June 30, 2022 and 2021:

	Six Months ended June 30,
	2022		2021
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
	$’000%		$’000%
Equipment Sales	3,855	22.9	2,391	26.8
Rental	1,577	75.9	1,854	77.1
Services	170	14.5	327	23.7

Total	5,602	27.9	4,572	36.0

Our overall gross profit margins were approximately 27.9% and 36.0% for the six months ended June 30 2022 and 2021, respectively. Our total gross profit amounted to approximately $5.6 million and $4.6 million for the six months ended June 30, 2022 and 2021, respectively. Our total gross profit increased by approximately 22% during the six months ended June 30, 2022 and 2021, which was generally due to diversified purchasing networks from across various countries.

40

Selling and distribution expenses

Our selling and distribution expenses mainly included promotion and marketing expenses and transportation expenses for inbound and outbound shipments. The following table sets forth the breakdown of our selling and distribution expenses for the six months ended June 30, 2022 and 2021:

	Six Months ended June 30,
	2022		2021
	$’000%		$’000%

Advertisement and promotion	2	0.3	4	1.5
Freight costs	670	89.1	209	78.6
Transportation and travelling	80	10.6	53	19.9

Total	752	100.0	266	100.0

Our selling and distribution expenses increased by approximately $0.5 million to approximately $0.8 million for the six months ended June 30, 2022 from approximately $0.3 million for the six months ended June 30, 2021. Such increase was mainly attributable to the freight costs which were in line with the increase in our Equipment Sales.

Administrative expenses

The following table sets forth the breakdown of our administrative expenses for the six months ended June 30, 2022 and 2021:

	Six Months ended June 30,
	2022		2021
	$’000%		$’000%

Depreciation of plant and equipment	413	12.6	425	12.7
Depreciation of right-of-use assets	208	6.3	41	1.2
Salaries and related costs	1,920	58.5	1,966	58.7
Repair and maintenance	16	0.5	25	0.7
Upkeep of motor vehicles	149	4.5	143	4.3
Professional fees	62	1.9	77	2.3
Others	512	15.7	670	20.1

Total	3,280	100.0	3,347	100.0

Our administrative expenses remained stable at approximately $3.3 million for the six months ended June 30, 2022 and 2021, respectively, representing 16.3% and 26.3% of our total revenue for the corresponding six months.

Staff costs mainly represented the salaries, employee benefits and retirement benefit costs to our employees and directors’ remuneration. The staff costs of our Group at approximately at $1.9 million and $2.0 million for the six months ended June 30, 2022 and 2021, respectively.

Depreciation expense is charged on our property, plant and equipment which includes (i) leasehold buildings; (ii) right-of-use assets; (iii) motor vehicles; and (iv) office equipment, and furniture and fittings.

Miscellaneous expenses were mainly comprised of insurance expenses, office supplies, legal and professional fees, repair and maintenance, vehicles upkeep and other miscellaneous expenses.

Other Income, Net

The following table sets forth the breakdown of our other income (expense) for the six months ended June 30, 2022 and 2021:

	Six Months ended June 30,
	2022	2021
	$’000	$’000

Gain on disposal of plant and equipment	-	297
Interest income	-	20
Interest expenses	(270)	(333)
Dividend income	4	-
Government grants	74	93
Foreign exchange loss	(50)	(5)
Others	313	229

Total	71	301

Interest expenses were $0.3 million for the six months ended June 30, 2022 and $0.3 million for the six months ended June 30, 2021 from our bank loans and financing facilities. For more details of our bank borrowings, please see the paragraph headed “Bank Indebtedness” in this section.

41

We reported $0.05 million and $0.005 million of net foreign exchange loss for the six months ended June 30, 2022 and 2021, respectively.

The Jobs Support Scheme is an initiative introduced by the Singapore Government in February 2020 in response to the outbreak of COVID-19, and further enhanced in April, May and August 2020, to provide wage support to employers to help them retain local employees by co-funding 25% to 75% of the first S$4,600 of monthly salaries paid to each local employee in a 9-month period up to July 2020, and 10% to 50% of the same in the subsequent seven-month period from September 2020 to March 2021. For the six months ended June 30, 2021, our Jobs Support Scheme income amounted to $0.06 million. At this time, we do not anticipate receiving any future income from the Jobs Support Scheme.

Income Tax Expenses

For the six months ended June 30, 2022 and 2021, our income tax expense was comprised of our current tax expense and deferred tax for the six months period.

For the six months ended June 30, 2022, our income tax increased to approximately $0.3 million and our effective tax rate was 17.0%. Such income tax decrease was generally in line with the increase in our profit for the current six months period.

For the six months ended June 30, 2021, our income tax refund was approximately $0.2 million due to over-payment of income tax in previous financial year.

Net Income

As a result of the foregoing, our net income amounted to approximately $1.4 million and $1.5 million for the six months ended June 30, 2022 and 2021, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

Cash flows

The following table summarizes our cash flows for the six months ended June 30, 2022 and 2021:

	Six Months ended June 30,
	2022	2021
	$’000	$’000

Cash and cash equivalents at beginning of the period	1,533	325

Net cash provided by operating activities	501	6,070
Net cash (used in) generated from investing activities	(387)	898
Net cash used in financing activities	(657)	(4,650)
Effect on exchange rate change on cash and cash equivalents	(38)	(27)

Net increase in cash and cash equivalents	(581)	2,291

Cash and cash equivalents as at end of the period	952	2,616

42

Cash flows from operating activities

For the six months ended June 30, 2022, our net cash provided by operating activities was $0.5 million, which primarily consisted of our net income of $1.6 million, adding back (i) the non-cash depreciation of property, plant and equipment and right-of-use assets of $0.6 million, and (ii) the decrease in account receivables $0.4 million, (iii) the decrease in inventory of $2.5 million, and (iv) the increase in accounts and other payables of $0.3 million, and partially offset by a decrease in contract liabilities of $4.9 million.

For the six months ended June 30, 2021, our net cash generated from operating activities was $6.1 million, which primarily reflected our net income of $1.3 million, as positively adjusted by (i) non-cash depreciation of property, plant and equipment and right-of use assets of $0.5 million, (ii) a decrease in accounts receivable of $0.4 million; (iii) a decrease in inventories of $1.1 million, (iv) an increase in accounts and other payables of $0.5 million, (v) an increase in contract liabilities of $2.4 million, and (vi) an income tax refund of $0.2 million, which was partially offset by a gain from the disposal of plant, property and equipment of $0.3 million.

Cash flows from investing activities

For the six months ended June 30, 2022, our net cash used in from investing activities was $0.1 million, primarily consisting of purchases of property, plant and equipment.

For the six months ended June 30, 2021, our net cash generated from in investing activities was $0.9 million, primarily consisting of the proceeds from the disposal of property, plant and equipment.

Cash flows from financing activities

Our cash flows used in financing activities primarily consists of interest paid, proceeds from loans, repayment of loans, payment for interest portion of lease liabilities and payment for capital portion of lease liabilities.

For the six months ended June 30, 2022, our net cash used in financing activities of $1.0 million, which mainly consisted of bank loan proceeds (net) of $0.3 million, was partially offset by an investment in financial assets of $0.3 million and repayment of lease liabilities of $1.0 million.

For the six months ended June 30, 2021, our net cash used in financing activities of $4.6 million mainly consisted of bank loan repayment of $3.7 million and repayment of lease liabilities of $0.9 million

Comparison of operating results for the financial years ended December 31, 2021 and 2020

Revenue

As set forth in the following table, during the financial years ended December 31, 2021 and 2020, our revenue was derived from the sale of heavy construction equipment, rental and services in our equipment sales, rental and services serving the infrastructure, building construction, mining, offshore and marine, and oil and gas industries:

	Financial Years ended December 31,
	2021		2020
	$’000%		$’000%

Sales of heavy construction equipment, rental and services
Equipment Sales	26,095	78.1	22,045	73.8
Rental	4,419	13.2	5,095	17.0
Services (1)	2,892	8.7	2,746	9.2

Total	33,406	100.0	29,886	100.0

(1) Services mean refurbishment and servicing, troubleshooting and repair, transportation and erection, crane operation and machinery cleaning

Our total revenue increased by approximately $3.5 million or 11.8% to approximately $33.4 million for the year ended December 31, 2021 from approximately $29.9 million for the financial year ended December 31, 2020. Such increase was mainly attributable to the increase demand in our Equipment Sales of approximately $4.1 million as a result of demand from a major customer in Australia.

43

For the financial years ended December 31, 2021 and 2020, our net income amounted to approximately $1.8 million and $1.3 million for the financial years ended December 31, 2021 and 2020, respectively. The net income for the financial year ended December 31, 2021 was mainly caused by the increase in gross profit margin and lower interest costs that were partially offset by the decrease in other incomes and dividend income.

For the financial years ended December 31, 2021 and 2020, approximately 41.6% and 69.8% of our total revenue, respectively, was generated from customers located in Singapore and approximately 30.2% and 0.6% of our total revenue, respectively, was generated from customers located in Australia. For the same financial years, our revenue generated from customers located in other countries accounted for approximately 28.2% and 29.6% of our total revenue, respectively.

Revenue by geographical locations

During the financial years ended December 31, 2021 and 2020, the customers for our Equipment Sales, Rental and Services were mainly located in Singapore and Australia. The following table sets out a breakdown of our revenue by geographic location of our customers for the financial years ended December 31, 2021 and 2020:

	Financial Years ended December 31,
	2021		2020
	$’000%		$’000%

Singapore
Equipment Sales	7,048	50.8	13,888	66.5
Rental	4,412	31.8	5,037	25.4
Services	2,424	17.4	1,949	8.1

Total	13,884	100.0	20,874	100.0

	Financial Years ended December 31,
	2021		2020
	$’000%		$’000%

Australia
Equipment Sales	10,041	99.8	151	90.4
Services	23	0.2	16	9.6

Total	10,064	100.0	167	100.0

	Financial Years ended December 31,
	2021		2020
	$’000%		$’000%

Other Countries (1), individually less than 10%
Equipment Sales	9,006	95.2	8,006	90.5
Rental	7	0.1	58	0.7
Services	445	4.7	781	8.8

Total	9,458	100.0	8,845	100.0

(1) “Other Countries” means Maldives, Indonesia, Thailand, Vietnam, Philippines, and Middle East.

44

Singapore

The revenue in Singapore decreased by $7.0 million for the financial year ended December 31, 2021, as compared to the corresponding financial year ended December 31, 2020, which was primarily attributable to the decrease in demand from local customers.

Australia

The increase in revenue in Australia by $9.9 million for the financial year ended December 31, 2021, as compared to the corresponding financial year ended December 31, 2020, which was primarily attributable to the increase sale orders by a major customer in Australia of approximately $9.6 million.

Other Countries

Revenues from other countries increased by $0.6 million, which was primarily due to higher demand from new and recurring customers among various countries.

Cost of revenues

During the financial years ended December 31, 2021 and 2020, our Group’s cost of revenues increased by approximately $1.0 million or 4.4% to approximately $24.0 million for the financial year ended December 31, 2021 from approximately $23.0 million for the financial year ended December 31, 2020. Such increase was mainly attributable to the increase demand in our Equipment Sales of approximately $1.0 million and Services of approximately $0.4 million in 2021, offset by a decrease in Rental of approximately $0.4 million.

	Financial Years ended December 31,
	2021		2020
	$’000%		$’000%

Equipment Sales	20,604	85.7	19,654	85.3
Rental	684	2.8	1,122	4.9
Services	2,761	11.5	2,268	9.8

Total	24,049	100.0	23,044	100.0

Gross profit and gross profit margin

The table below sets forth our Group’s gross profit and gross profit margin by business sector during the financial years ended December 31, 2021 and 2020:

	Financial Years ended December 31,
	2021		2020
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
	$’000%		$’000%

Equipment Sales	5,501	21.1	2,403	10.9
Rental	3,736	84.5	3,973	78.0
Services	120	4.2	466	15.8

Total	9,357	28.0	6,842	22.9

Our total gross profit amounted to approximately $9.4 million and $6.8 million for the financial years ended December 31, 2021 and 2020, respectively. Our overall gross profit margins were approximately 28.0% and 22.9% for the financial years ended December 31, 2021 and 2020, respectively. Our total gross profit increased during the financial years ended December 31, 2021 and 2020, which was generally due to the better profit margin through diversified purchasing networks from across various countries.

45

Selling and distribution expenses

Our selling and distribution expenses mainly included promotion and marketing expenses and transportation expenses for inbound and outbound shipments. The following table sets forth the breakdown of our selling and distribution expenses for the financial years ended December 31, 2021 and 2020:

	Financial Years ended December 31,
	2021		2020
	$’000%		$’000%

Advertisement and promotion	24	2.2	29	2.5
Freight costs	983	88.2	983	85.3
Transportation and travelling	107	9.6	141	12.2

Total	1,114	100.0	1,153	100.0

Our selling and distribution expenses remained relatively stable at approximately $1.1 million and $1.2 million for the financial years ended December 31, 2021 and 2020, respectively, representing 3.3% and 4.0% of our total revenue for the corresponding financial years.

Administrative expenses

The following table sets forth the breakdown of our administrative expenses for the financial years ended December 31, 2021 and 2020:

	Financial Years ended December 31,
	2021		2020
	$’000%		$’000%

Depreciation of plant and equipment	823	12.5	982	15.6
Depreciation of right-of-use assets	775	11.7	691	11.0
Salaries and related costs	4,138	62.6	3,526	56.2
Repair and maintenance	47	0.7	179	2.9
Upkeep of motor vehicles	220	3.3	164	2.6
Professional fees	114	1.7	122	1.9
Others	492	7.5	613	9.8

Total	6,609	100.0	6,277	100.0

46

An increase in administrative expenses by approximately $6.6 million and $6.3 million for the financial years ended December 31, 2021 and 2020, respectively, representing 19.8% and 21.0% of our total revenue for the corresponding financial years.

Staff costs mainly represented the salaries, employee benefits and retirement benefit costs to our employees and directors’ remuneration. The staff costs of our Group increased by approximately at $4.1 million and $3.5 million for the financial years ended December 31, 2021 and 2020.

Depreciation expense is charged on our property, plant and equipment which includes (i) leasehold buildings; (ii) right-of-use assets; (iii) motor vehicles; and (iv) office equipment, and furniture and fittings.

Miscellaneous expenses were mainly comprised of insurance expenses, office supplies, legal and professional fees, repair and maintenance, vehicles upkeep and other miscellaneous expenses.

Other Income, Net

The following table sets forth the breakdown of our other income (expense) for the financial years ended December 31, 2021 and 2020:

	Financial Years ended December 31,
	2021	2020
	$’000	$’000

Other expenses	-	(15)
Gain on disposal of plant and equipment	305	-
Interest income	19	14
Interest expenses	(716)	(858)
Government grants	109	582
Dividend income	-	1,030
Foreign exchange (loss)/gain	(44)	32
Others	724	1,142

Total	397	1,927

Interest expenses were $0.7 million for the financial year ended December 31, 2021 and $0.9 million for financial year ended December 31, 2020 from our bank loans and financing facilities. For more details of our bank borrowings, please see the paragraph headed “Bank Indebtedness” in this section.

We reported $0.04 million of net foreign exchange loss in 2021 and $0.03 million of net foreign exchange gain in 2020.

Jobs Support Scheme is an initiative introduced by the Singapore Government in February 2020 in response to the outbreak of COVID-19, and further enhanced in April, May and August 2020, to provide wage support to employers to help them retain local employees by co-funding 25% to 75% of the first S$4,600 of monthly salaries paid to each local employee in a 9-month period up to July 2020, and 10% to 50% of the same in the subsequent seven-month period from September 2020 to March 2021. For the financial years ended December 31, 2021 and 2020, our Jobs Support Scheme income amounted to $0.06 million and $0.4 million, respectively. At this time, we do not anticipate receiving any future income from the Jobs Support Scheme.

Income Tax Expenses

During the financial years ended December 31, 2021 and 2020, our income tax expense was comprised of our current tax expense and deferred tax for the financial year.

For the financial year ended December 31, 2021, our income tax increased to approximately $0.2 million and our effective tax rate was 11.5% due to tax refund from previous years. Such income tax decrease was generally in line with the increase in our profit for the financial year.

47

For the financial year ended December 31, 2020, our income tax was approximately $3,000, and our effective tax rate, calculated as income tax divided by profit before income tax, was 0.2%. The relatively high effective tax rate for the financial year ended December 31, 2021, as compared to our tax rate for the financial year ended December 31, 2020, was mainly attributable to non-deductible expenses incurred for business advisories and consultation and overprovision in previous financial year.

Net Income

As a result of the foregoing, our net income for the financial year amounted to approximately $1.8 million and $1.3 million for the financial years ended December 31, 2021 and 2020, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

Cash flows

The following table summarizes our cash flows for the financial years ended December 31, 2021 and 2020:

	Years ended December 31,
	2021	2020
	$’000	$’000

Cash and cash equivalents at beginning of the year	325	133

Net cash provided by operating activities	5,630	1,656
Net cash generated from/(used in) investing activities	343	(565)
Net cash used in financing activities	(4,758)	(899)
Effect on exchange rate change on cash and cash equivalents	(7)	-

Net increase in cash and cash equivalents	1,208	192

Cash and cash equivalents as at end of the year	1,533	325

Cash flows from operating activities

For the financial year ended December 31, 2021, our net cash provided by operating activities was $5.6 million, which primarily consisted of our net income of $2.0 million, adding back (i) the non-cash depreciation of property, plant and equipment and right-of-use assets of $1.6 million, and (ii) inventories written down of $1.5 million and (iii) the increase in contract liabilities and provision of $5.8 million, and partially offset by (a) the decrease in accounts receivable of $1.2 million, (b) the decrease in inventories of $2.8 million and (c) the decrease in accounts and other payables of $1.3 million.

For the financial year ended December 31, 2020, our net cash generated from operating activities was $1.7 million, which primarily reflected our net income of $1.3 million, as positively adjusted by (i) the non-cash depreciation of property, plant and equipment and right-of use assets of $1.7 million, (ii) the decrease in accounts receivable of $4.7 million; (iii) inventories written down of $2.5 million which was partially offset by (a) the increase in inventories of $5.7 million; (b) the decrease in accounts payable and other payables, contract liabilities and provision of $2.4 million; (c) gain on disposal of property, plant and equipment and (d) reversal of impairment for accounts receivable.

48

Cash flows from investing activities

For the financial year ended December 31, 2021, our net cash generated from investing activities was $0.2 million, primarily consisting the proceeds from disposal of property, plant and equipment.

For the financial year ended December 31, 2020, our net cash used in investing activities was $0.6 million, primarily consisting of the purchase of property, plant and equipment.

Cash flows from financing activities

Our cash flows used in financing activities primarily consists of interest paid, proceeds from loans, repayment of loans, payment for interest portion of lease liabilities and payment for capital portion of lease liabilities.

For the financial year ended December 31, 2021, our net cash used in financing activities of $4.8 million, which mainly consisted of bank loan repayment of $3.7 million and the repayment of lease liabilities of $1.0 million.

For the financial year ended December 31, 2020, our net cash used in financing activities of $0.9 million, which mainly consisted of bank loan repayment of $0.4 million and repayment of lease liabilities of $0.5 million

Accounts receivable, net

Our net accounts receivable increased from approximately $5.7 million as of December 31, 2021 to approximately $6.0 million as of June 30, 2022. The increase was primarily attributable to an overall increase in sales during the six months ended June 30, 2022.

We did not charge any interest on or hold any collateral as security over these accounts receivable balances. We generally offer credit periods of 30 to 90 days to our customers. We have not had, and do not expect to have, issues collecting payment from these longer aging invoices.

The following table sets forth the ageing analysis of our accounts receivable, net, based on the invoiced date as of the dates mentioned below:

	June 30, 2022	December 31, 2021
	$’000	$’000

Within 30 days	1,220	1,335
Between 31 and 60 days	541	540
Between 61 and 90 days	2,075	489
Between 91 and 120 days	131	265
Over 120 days	2,078	3,063

Total accounts receivable, net	6,045	5,692

Movements in the provision for impairment of accounts receivable are as follows:

	June 30, 2022	December 31, 2021
	$’000	$’000

Opening balance	83	3,837
Write-off of loss allowance	(2)	(3,754)

Closing balance	81	83

49

We have a policy for determining the allowance for impairment based on the evaluation of collectability and aging analysis of accounts receivable and on management’s judgement, including the change in credit quality, the past collection history of each customer and the current market condition.

The loss allowance for accounts receivable related to a general provision for accounts receivable applying the simplified approach to providing for expected credit loss(es) (the “ECL(s)”). Credit risk grades are defined using qualitative and quantitative factors that are indicative of the risk of default. An ECL rate is calculated based on historical loss rates of the industry in which our customers operate and ageing of the accounts receivable.

During the six months ended June 30, 2022 and the financial year ended December 31, 2021, other than the loss allowance provision discussed above, no impairment loss was provided for amounts that were past due.

Accounts payable

The general credit terms from our major suppliers are payment within 30 days. Our accounts payable remained unchanged at approximately $4.4 million as of June 30, 2022 and December 31, 2021 respectively. We generally pay our accounts payable within 30 days of receipt of invoice. Our average payables turnover days remained relatively stable and amounted to approximately 110 days for the six months ended June 30, 2022 and 70 days for the financial year ended December 31, 2021.

We did not have any material default in payment of accounts payable during the six months ended June 30, 2022 and the financial year ended December 31, 2021.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease all our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay the majority of our inventory purchases, which further constrains our cash liquidity.

We had the following contractual obligations and lease commitments as of June 30, 2022:

Contractual Obligations	Total	Less than 1 year	1-3 Years	3-5 Years	More than 5 Years
	$’000	$’000	$’000	$’000	$’000

Operating lease commitment	4,471	1,648	2,033	208	582
Bank loan repayment	12,298	8,373	3,925	-	-

Total obligations	16,769	10,021	5,958	208	582

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Bank Indebtedness

Bank Borrowings	Terms of repayments	Annual interest rate	June 30, 2022	December 31, 2021
			$’000	$’000

Term loans	2 to 5 years	2.7% - 3.5%	3,058	3,844
Trust receipts	Within 12 months	2.85%	6,487	5,278
Mortgage loan	10 years	2.77%	2,753	3,204

Total			12,298	12,326

50

As of June 30, 2022 and December 31, 2021, bank borrowings were obtained from several financial institutions in Singapore, which bear annual interest at a fixed rate from 2.7% to 3.5% and are repayable in 12 month to 10 years.

The Company’s bank borrowings currently are guaranteed by personal guarantees from Mr. James Lim and Ms. Lee NG and mortgage of the leasehold property at 22 Gul Avenue Singapore 629662. We will seek a waiver for future guarantees following the completion of this offering.

Capital commitments

As of June 30, 2022 and December 31, 2021, we did not have any capital commitments.

Off-Balance Sheet Transactions

As of June 30, 2022, we have not entered into any material off-balance sheet transactions or arrangements.

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of our election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

51

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, impairment loss on inventories, assumptions used in assessing right-of-use assets, and impairment of long-lived assets, and deferred tax valuation allowance.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the date of the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar or “US$” and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore Dollars or “S$”, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash and cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore. There are no material accounts of the Company or any subsidiary in other jurisdictions.

●	Restricted Cash

Restricted cash held by foreign subsidiaries relate to fixed deposits within or more than twelve months that also serve as security deposits and guarantees under the banking facilities.

●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the sale of products.

Accounts receivable are recorded at the invoiced amount. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all reasonable means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

52

●	Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined by the average cost method. The Company records adjustments to its inventory for estimated obsolescence or diminution in net realizable value equal to the difference between the cost of the inventory and the estimated net realizable value. At the point of loss recognition, a new cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Leasehold building	Over the remaining lease term
Leasehold improvement	Over the remaining lease term
Plant and machineries	10 years
Motor vehicles	5 years
Office equipment, and furniture and fittings	3 to 10 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue Recognition

(a) Goods and services sold

The Company receives some of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

The majority of the Company’s income is derived from contracts with customers in the sale of products, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Product sales consist of a single performance obligation that the Company satisfies at a point in time. The Company recognizes product revenue when the following events have occurred: (a) the Company has transferred physical possession of the products, depending upon the method of distribution and shipping terms set forth in the customer contract, (b) the Company has a present right to payment, (c) the customer has legal title to the products, and (d) the customer bears significant risks and rewards of ownership of the products. Based on the Company’s historical practices and shipping terms specified in the sales agreements and invoices, these criteria are generally met when the products are:

●	Invoiced;
●	Shipped from the Company’s facilities or warehouse (“Ex-works”, which is the Company’s standard shipping term).

53

(b) Equipment rental business

Equipment rental business are governed by our standard rental contract. The Company accounts for the rental of heavy construction equipment as operating leases where, lease income from the prospective of lessor is recognized to the Company’s statement of income straight-line basis over the term of the lease once management has determined that the lease payments are reasonably expected to be collected. The performance obligation under these leasing arrangements is to deliver the unit to the customer at their location and ensure that our heavy construction equipment is ready for use, and/or available for use over the life of the lease contract. Our rental contract periods are on monthly.

Our equipment rental business are generally short-term to mid-term in nature and our heavy construction equipment is typically rented for the majority of the time that we own it.

For these sales, the Company determines that the customer is able to direct the use of, and obtain substantially all of the benefits from, the products at the time the products are shipped.

The Company records its revenues on product sales, net of good & service taxes (“GST”) upon the services are rendered and the title and risk of loss of products are fully transferred to the customers. The Company is subject to GST which is levied on the majority of the products at the rate of 7% on the invoiced value of sales in Singapore.

Amounts received as prepayment on future products are recorded as customer deposit and recognized as income when the product is shipped.

●	Shipping and Handling Costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors during the six months ended June 30, 2022 and the financial years ended December 31, 2021 and 2020.

●	Sales and Marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

54

For the six months ended June 30, 2022 and the financial year ended December 31, 2021 and 2020, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2022 and December 31, 2021 and 2020, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level.

●	Segment Reporting

FASB ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the six month ended June 30, 2022 and 2021, and the financial years ended December 31, 2021 and 2020, the Company has one reporting business segment.

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

55

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents, restricted cash, and accounts receivable. Cash and cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately $55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2022, bank and cash balances of $1.0 million were maintained at financial institutions in Singapore, of which approximately $1.0 million was subject to credit risk. As of December 31, 2021, bank and cash balances of $1.5 million and restricted cash of $0.02 million were maintained at financial institutions in Singapore, of which approximately $1.5 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

56

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;
●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recent Accounting Pronouncements

In May 2020, FASB issued ASU 2020-05, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

57

In October 2021, the FASB issued ASU 2021-08, Codification Improvements to Subtopic 310-20, Receivables — Non-refundable Fees and Other Costs. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2021-08 is effective for the Company for annual and interim reporting periods beginning July 1, 2021. Early application is not permitted. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

In October 2021, the FASB issued ASU 2021-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2021-10 is effective for annual periods beginning after December 15, 2021 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Impact of Inflation

In accordance with the Monetary Authority of Singapore, the year-over-year percentage changes in the consumer price index for 2021 and 2020 were 2.3% and -0.2%, respectively. The rate of inflation in Singapore for 2022 was 4.1% and is expected to continue to increase. As of the date of this prospectus, inflation in Singapore has not materially affected our profitability and operating results. However, we can provide no assurance that we not be affected by such inflationary pressures in Singapore or globally in the future. In the event that the inflationary pressures continue to increase to any material extent, we may pass along increased costs to our customers, which could result in loss of sales and loss of customers, and adversely impact our margins and results of operation.

Seasonality

We have not observed any significant seasonal trends. Our directors believe that there is no apparent seasonality factor affecting the industry that our Group is operating in.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We are exposed to interest rate risk while we have short-term bank loans outstanding. Although interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the relevant economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

Our reporting currency is the U.S. dollar, and almost all of our consolidated revenues and consolidated costs and expenses.

58

HISTORY AND CORPORATE STRUCTURE

Our Group’s history can be traced back to September 1988 when Mr. James Lim, our Executive Director, Chairman, Chief Executive Officer and controlling shareholder, registered a sole proprietorship under the business name “Multi-Ways Equipment” to carry on the business of sales in generators and air compressors.

Multi Ways SG was incorporated as a company in Singapore on August 22, 2002 under the Singapore Companies Act as an exempt private company limited by shares, under the name of “Multi Ways Equipment Pte. Ltd.”, to take over the business of the sole proprietorship.

Our first workshop was located in Defu Lane, Singapore and we moved to 32 Joo Koon Road, Singapore 628985 in 1993 to accommodate increasing sales and rental orders and store our expanding range of heavy construction equipment. In 1996, our Group expanded our fleet of heavy construction equipment to include road-building equipment such as motor graders and tire rollers and mining equipment such as bulldozers and dump trucks.

In 2011, we moved to our flagship showroom and headquarters situated at 3E Gul Circle, Singapore 629633, where we display our wide selection of heavy construction equipment for our customers for viewing. Part of our premises at 3E Gul Circle, Singapore 629633 is also concurrently used as a storage facility and workshop where we conduct our refurbishment, maintenance and servicing services.

We expanded our fleet of heavy construction equipment to include cranes for sale in 2012, and expanded into the crane rental business in 2015. Due to the continued expansion in the fleet variety and quantity of our heavy construction equipment available to our customers of our sales and rental business, we acquired an additional storage facility at 22 Gul Avenue, Singapore 629662 where we commenced the construction of a storage facility building which was completed in 2017. Subsequently, we rented another storage facility at 16 Pioneer Sector 2, Singapore 628377 in 2020, to store some of our heavy construction equipment in Singapore.

Since then, our Group has expanded our range of products available for sales and rental to include various types of heavy construction equipment such as earth-moving equipment (which include excavators, bulldozers, wheel loaders and dump trucks), material-handling equipment (which include crawler cranes, rough terrain cranes and forklifts) and road-building equipment (which include motor graders, asphalt finishers and vibratory rollers), as well as offer complementary services such as refurbishment, servicing and maintenance of heavy construction equipment.

In 2015, we obtained BizSafe Level 4 accreditation from WSH, which is a nationally-recognized program designed to build workplace safety and health capabilities. We have approximately 55 employees in our maintenance and servicing team.

Over the last two decades, we have become a supplier of a wide range of heavy construction equipment in Singapore.

As at the date of this prospectus, our Group is comprised of the Company and its subsidiaries, MWE Holdings and Multi Ways SG.

Corporate Structure

Our Company was incorporated in the Cayman Islands on June 2, 2022 under the Companies Act as an exempted company with limited liability. Our authorized share capital is currently US$100,000 divided into 400,000,000 Ordinary Shares, par value US$0.00025 each.

59

Organization Chart

The chart below sets out our corporate structure.

Precious Choice Global Limited
("Precious Choice Global")
(a BVI company)
MWE Investments Limited
("MWE Investments")
(a BVI company)
Public
Pre-offering: 4.9%
Post offering: 4.05%
Pre-offering: 95.1%
Post offering: 74.62%
Post offering: 21.33%
Multi Ways Holdings Limited
(a Cayman Islands company)
(ListCo)
100%
MWE Holdings Limited
("MWE Holdings")
(a BVI company)
100%
Multi Ways Equipment Pte. Ltd.
("Multi Ways SG")
(a Singapore company)

Entities

A description of our principal operating subsidiary is set out below.

Multi Ways SG

On August 22, 2002, Multi Ways SG was incorporated in Singapore with limited liability. Multi Ways SG commenced business in 2002 and is principally engaged in the sales and rental of heavy construction equipment in Singapore and the region. As part of a group reorganization completed on August 26, 2022, Multi Ways SG became a wholly-owned subsidiary of MWE Holdings and an indirect wholly-owned subsidiary of our Company.

MWE Holdings

On June 15, 2022, MWE Holdings was incorporated in the BVI with limited liability. As part of a group reorganization completed on August 26, 2022, MWE Holdings became the direct holding company of 100% shares of Multi Ways SG and a wholly-owned subsidiary of the Company.

60

INDUSTRY OVERVIEW

INDUSTRY

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “Market Study of Construction Equipment in Singapore” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

MACRO ENVIRONMENT IN SINGAPORE

Driven by the continuous trade and industrial development, the nominal GDP of Singapore has recorded a steady growth from SGD440.5 billion in 2016 to SGD533.4 billion in 2021, representing a CAGR of 3.9%. It is further expected to grow at a CAGR of 4.3% for the next five years, reaching SGD678.7 billion by 2026.

In line with the growth of nominal GDP, the nominal GDP per capita has grown from SGD78.6 thousand in 2016 to SGD97.8 thousand in 2021, representing a CAGR of 4.5%, with estimation CAGR of 4.2% during 2022 to 2026.

Source: The Frost & Sullivan Report

Total population in Singapore stood at 5.45 million in 2021, representing a CAGR of -0.6% from 2016 to 2021. Amid the COVID-19 pandemic, the total population decreased by 4.2% from 2020 to 2021, which was largely due to the decrease in the non-resident population. The drastic changes in population are not expected to continue in the years to come. With the upcoming legislature that will limit the number of migrants that can enter the country, total population in Singapore is expected to rise at a CAGR of 0.1% from 2022 to 2026, reaching 5.35 million in 2026.

Source: The Frost & Sullivan Report

61

According to the Building and Construction Authority of Singapore, the value of progress payment certified in Singapore recorded a decline from approximately SGD35.2 billion in 2016 to approximately SGD26.0 billion in 2021, representing a CAGR of -5.9%. The decline was mainly attributable to the previous economic uncertainties in the global and local environment, as well as the slowdown in sales of private residential properties resulting from the implementation of the government’s cooling measures on property market, such as imposing additional buyer’s stamp duty and sellers’ stamp duty on property transaction. The drop in 2020 was due to the slowdown of construction activities as a result of the COVID-19 outbreak and the implementation of circuit breaker measures.

A steady level of construction demand and the backlog of work affected by the COVID-19 pandemic since 2020 continue to drive growth in the construction industry. With the improved labour shortage, strong pipeline of public housing projects, including those under the Home Improvement Programme, as well as healthcare developments and infrastructure work such as the Cross Island MRT Line (phase 1), the growth of the sector is supported. Given the latest property cooling measures, residential building demand is anticipated to moderate year on year amid more cautious market sentiments. In addition, commercial sector demand is expected to increase as hotels and attractions undergo refurbishment to prepare for a tourism revival while older premises are earmarked for redevelopment. Accordingly, the value of progress payment is estimated to increase at a CAGR of 1.2% from 2022 to 2026.

Source: The Frost & Sullivan Report

Note:

1.	Construction demand forecast in 2023-2026 excludes any potential awards of construction contracts for the development of Changi Airport Terminal 5 and its associated infrastructure projects as well as the expansion of Integrated Resorts as their construction timelines are still under review due to the impact of the COVID-19 pandemic.

2.	Value of progress payment refers to the partial payment made to a business or contractor after the completion of a predefined stage of work in the construction industry. In other words, it refers to the gross value of construction works performed by the contractor.

MARKET OVERVIEW OF CONSTRUCTION EQUIPMENT IN SINGAPORE

Definition

Machinery and equipment for construction works are the tools and machinery used in projects including civil, building, electrical and mechanical (E&M) and repair, maintenance, alteration and addition (RMAA) works.

The examples of construction machinery and equipment include generator welding set, air -compressor, compactor, roller, lighting tower water pump, forklift, wheel loader, bulldozer, tele-handler, boom lift, forklift, scissor lift. Based on the business model, the industry could be classified into three segments, namely (i) reconditioning, (ii) leasing, and (iii) sale.

62

Reconditioning – Refurbishment of used machinery and equipment involves the (i) repair or replacement of broken or malfunctioning components, (ii) testing to ensure the functionalities of machineries, and cleaning and lubricating of equipment or machinery.

Leasing – A contract that allows for the use of machinery and equipment is entered between the lessor and leasee. It is an operating lease that represents an off-balance sheet financing of assets, where a leased asset and associated liabilities of future rent payments are not included on the balance sheet of a company.

Sale – Sales and distribution of machinery and equipment. It refers to (i) sourcing of machinery and equipment from manufacturers, (ii) distribution and (iii) after-sales maintenance and technical support.

Industry Value Chain

The construction equipment market in Singapore is divided into upstream raw material provider, midstream manufacturer and sales agency and downstream end-user group. Upstream raw material provider provides mechanical and electronic components for midstream manufacturer, where subsequent construction equipment such as heavy equipment, cranes, roadwork machineries, mobility machineries, power units and portable equipment are fabricated by midstream construction machinery and equipment manufacturer. Manufacturer may establish its own sales channel, or engage sales agency in distributing, leasing and retailing respective machineries to downstream end-user groups including contractor, subcontractor and government agencies.

Source: The Frost & Sullivan Report

Market Size

The total market size of reconditioning, leasing and sale of machinery and equipment for construction works in Singapore has seen a decrease from SGD1,302.4 million in 2016 to SGD1,112.0 million in 2021, representing a CAGR of -3.1%. The drop is predominantly due to the slowdown of the overall construction industry in Singapore, leading to a fall in the demand for construction machineries.

With the recovery of the construction industry, such market size is expected to bounce back at a CAGR of 3.5% for the next five years, registering SGD1,467.1 million in 2026, attributable by the fact that it is increasingly common for construction project contractors to rent or utilize refurbished machineries, so as to save on operating cost and enhance the financial liquidity of the company.

63

Source: The Frost & Sullivan Report

Market Drivers Analysis

Surge in demand for infrastructure development: The government of Singapore is planning various infrastructure projects in healthcare redevelopment and transport infrastructure. This initiative will raise the demand for the construction equipment market in Singapore. The Singapore Land Transport Authority has awarded more than SGD7 billion worth of contracts in 2021 for the construction of viaducts, stations, and depot for the Jurong Region Line and Cross Island Line Phase 1. Tenders for the remaining stations on the CRL Phase 1 are expected to be awarded progressively, with the first station slated to be opened in 2030. The development of Changi Airport Terminal 4 has been repurposed to a Vaccination Centre, and more recently into Changi Festive Village, which included a go-karting track. The surge in infrastructure projects will drive the demand for construction equipment such as excavators, cranes, and forklifts in the Singapore market.

Cost effective to lease and utilize refurbished equipment: Due to the high purchasing and maintenance cost of heavy construction equipment, many construction service providers in Singapore are asset-light in general, so as to conserve capital and increase liquidity. Contractors bent over backward to practise cost-saving strategies, including but not limited to leasing equipment instead of purchasing, and utilizing refurbished equipment instead of acquiring a new one. It is common for contractors to possess only light construction equipment, often refurbished, and rent the necessary heavy equipment when it is needed with a specific contract. As the human capital and land cost increase constantly, the profit margin of construction work is decreasing, thereby increasing incentive to rent and utilize refurbished equipment, creating opportunities in the reconditioning, leasing and sale of construction equipment market in Singapore.

Government funding and support underpinning the construction market: With a view to reduce noise impact and achieve a quieter living environment, the National Environment Agency (NEA) has launched a SGD2 million Quieter Construction Innovation Fund (QCIF), to incentivize the construction industry to adopt innovative quieter construction equipment and methods, in which construction corporates shall disburse their investment on related construction machinery during 2019 to 2021. The Investment Allowance Scheme launched by the Building and Construction Authority of Singapore in 2021 provides tax relief for productive construction equipment which aims to increase productivity in the construction industry by accelerating the pace of mechanization These governmental efforts collectively are expected to propel the investment devoted and incidence of leasing of construction machinery and equipment.

Market Trends Analysis

Trends in Technological Innovation: The shift towards intelligent systems driven by IoT and data analysis for service, networking, and sustainability is the rising trend in construction equipment market in Singapore. Due to limited space and workforce crunch especially in the Construction Industry of Singapore, the development of highly sophisticated technological advancements such as artificial intelligence and automation became much needed. Singapore Government plans to improve manufacturing productivity by 50% in 2030. Singapore Government has set up Global Innovation Alliance that is allowing local technology and manufacturing companies to collaborate with global manufacturers and enhance productivity through technology collaboration in Singapore.

64

Utilizing Green Industrial Equipment: Environmental protection is being emphasized across all industries, and the construction industry in Singapore is no exception. Many contractors are utilizing environmentally-friendlier equipment and tactics to lower various kinds of pollutants. With the continued awareness of environmental protection, it is believed that such trend will continue in the near futures. Some measures include using Quality Powered Mechanical Equipment in foundation work sites; silent piling by press-in method to minimize noises and vibration impacts; replacing handheld percussive breakers with bursting system etc.

Increasing Variety of Construction Machineries: As construction works are scattered across Singapore, apart from the adoption of sizable machinery, compact equipment such as mini excavators and compact tracked loaders exert their edges of versatility and agility under constrained and narrow circumstances and serve a wide array of functions. These units are manufactured with large robust structures that are able to support the lifting and transport of heavy loads whilst also providing easy travel across the rough and uneven terrain often encountered on building sites, on agricultural grounds and mining sites. Accordingly, end-users of machineries are seeking such varieties in optimizing the efficiency in generating the deliverables.

Market Challenges Analysis

Labor Shortage in Singapore: Engineers and technicians are required to possess a professional background and relevant experience to conduct reconditioning work for sophisticated heavy machinery and industrial equipment. With the labor shortage problem in the construction field in Singapore, companies find it difficult to hire talent. Moreover, the criteria for the Employment Pass (EP) foreign labor has been raised by the MOM, and such amendment is expected to affect the number of successful applicants and workers, and thus, the growth and development of the leasing and sales of machineries and equipment for construction works market in Singapore will be hindered.

Cyclical Industry Nature: The construction industry is considered as a cyclical industry as it is affected by the business cycle and the current macroeconomic outlook, government policies and the speculation in the market. It poses uncertainties to the construction industry as it is likely that it will suffer when recessions happen. Once recessions hit the market, the demand for related construction machineries and equipment will be lowered, and thus, it is critical for industry participants to have a contingency plan in case of an economic down turn.

Competition Overview

The market for reconditioning, leasing and sale of construction equipment in Singapore is relatively fragmented with a large number of industry participants.

There are some large market participants that are involved in all parts of the value chain, including but not limited to the sales, leasing and reconditioning of machineries and leasing. They often possess a wide variety kind of machinery that can perform multi-functions in various industries, such as construction and mining, and are able to provide a one stop machinery solution for corporates. On the other hand, there are medium to smaller scaled players who specialize in specific parts of the value chain, such as sales or leasing, or with specialties in serving a specific kind of client or machinery. They are often equipped with in depth market know-how, and have ample experiences in their specialized field of work.

In Singapore, it is mandated for machinery suppliers to be registered with the Building and Construction Authority (“BCA”) so as to serve the public sector, and to obtain a proof of qualification. As of May 2022, there are 228 companies registered under SY08 (supply of mechanical equipment, and plant & machinery) of the BCA list of contractors. According to BCA, there are six grading classifications within such registration, each grading with different requirements on paid-up capital, past project experiences, and tendering limits.

Entry Barriers

Sufficient Capital Reserve: In general, construction equipment market is considered capital intensive and sufficient capital reserve is required for the procurement of components and equipment, training of qualified staff, and setup of production facilities. The operational scale, therefore, correlates to the level of financial capability. Without sufficient funding, new market entrants may find it difficult to maintain operations and compete with existing market participants.

65

Extensive Sales Channels: Incumbent market participants usually have a well-established and long-term business relationships with suppliers, distributors and construction contractors. This allows the existing market participants to secure sales or leasing orders and acquire raw materials at a competitive pricing, which are the core competence in the construction equipment market. It is therefore challenging for new entrants to build up such professional network within short period of time.

Technological Knowledge: As a specialized field of service, construction equipment market requires strong technical knowledge, management experience and resources in building distribution network. Well-established market participants have gained years of industry experience in areas around sales, reconditioning and leasing, and have cultivated qualified staff and built up long-term collaboration with industry participants. Given the lack of market know-how and industry experience, new entrants face difficulties in commencing and sustaining their business in construction equipment market.

Brand Reputation: As the construction equipment market is highly competitive, incumbent market participants have to differentiate themselves through providing value-adding services as well as creating their own branded products in order to stand out from the crowd. However, new entrants tend to have limited reputation and presence to secure their market position, making it hard to survive the fierce competition.

Competition

Functionality and Availability: Functionality and availability are the key success factors in the construction equipment market. The ability to offer a wide variety of specifications for clients at a designated place in a timely manner is the competitive edge. In addition, machinery and equipment that are able to perform multi-tasks with minimal downtime are preferred by clients. Provision of the latest advances in equipment and technology and flexibility upgrades also serve as an indistinguishable asset in the construction equipment industry.

Full-service Solutions: The capability for providing full-service solutions and end-to-end services, from sales, reconditioning to leasing, to customers is a key differentiator in the construction equipment market. From the evaluation and maintenance of the machineries and equipment, to after-sale service, customers need a variety of services and participants who can provide these in an integrated manner, stand to gain multiple benefits. The leading market participants provide full-service solutions for a wide range of sectors, and have the capability to integrate such services and have developed significant expertise in specialized market segments.

Industry Expertise: Providing consisting quality services to client is another key success factor in construction equipment market, in which high level of safety and technical standards are required. Customers also generally prefer service providers who have accumulated rich experiences in the industry, and possess a proven track record. Participants will therefore need to build up their brand reputation through the constant delivery of high quality products and services.

66

BUSINESS

Overview

We are a supplier of a wide range of heavy construction equipment for sales and rental in Singapore and the surrounding region. With more than two decades of experience in the sales and rental of heavy construction equipment business, we have established ourselves to be a reliable supplier of a wide variety of new and used heavy construction equipment to our customers from Singapore, Australia, United Arab Emirates (the “UAE”), Maldives, Indonesia and the Philippines. Our operation is based in Singapore.

Most of the heavy construction equipment in our fleet available for sales and rental by our customers comprise of used construction equipment which we have purchased from reliable suppliers whom we have established relationships with over the years in this business, and are located in various geographical locations in the region.

Our wide variety of new and used heavy construction equipment for sale and rental by our customers range from: (i) earth-moving equipment such as bulldozers, off-terrain dump trucks, excavators and wheel loaders; (ii) material-handling equipment such as crawler cranes, rough terrain cranes, scissor lifts, forklifts, boom-lifts and telescopic handlers; (iii) road-building equipment such as motor graders, vibrating compactors, asphalt finishers, skid loaders, backhoe loaders, hand rollers and mini excavators; and (iv) generators and compressors, such as air compressors, generators, lighting towers and welding machines.

Complementary to the heavy construction equipment products offered for sale and rental by us, we also offer services to our customers, such as servicing and maintenance services for heavy construction equipment, customization of heavy construction equipment to meet specific needs of certain customers, machinery cleaning which meet the standards required for quarantine-free import to Australia and New Zealand for customers based in those regions, provision of qualified crane operators to our customers to operate the cranes and transportation of heavy construction equipment, both within Singapore and cross-border transportation to desired ports.

With our wide variety of heavy construction equipment in our inventory and complementary equipment refurbishment and cleaning services, we are well-positioned to serve customers as a one-stop shop.

Our Customers

Our customers operate in various industries which range from the infrastructure and building construction industry, including piling and land reclamation, to the mining industry, marine industry and oil and gas industry. For example, our crawler cranes may be deployed at construction sites for lifting general construction materials and erection and dismantling of tower cranes for customers in the infrastructure and building construction industry. Another example is that our dump trucks may be deployed at jobsites to transport earth and soil between various areas within the jobsite for customers in the construction and mining industry. Such customers are generally contractors involved in construction or suppliers of equipment or services in the building construction sector. Customers in the oil and gas industry are generally suppliers of equipment and process modules for use in offshore oil and gas exploration, which may use our crawler cranes and rough terrain cranes to undertake installation and assembly of oil and gas structures and equipment. Customers in the mining industry are typically contractors involved in surface or underground mining, which may use our excavators and dump trucks.

Our key customer base operates in the following key industries:

Industry	Key Geographic Location
Infrastructure and Building Construction	Singapore, Malaysia, Indonesia,Vietnam, Bangladesh and Maldives

Mining	Australia and Indonesia

Oil and Gas	UAE

Marine	Indonesia

67

Our Products

Most of our heavy construction equipment available for sales and rental by our customers are used equipment. Some of our used heavy construction equipment available for sales and rental to our customers are as follows:

(i) Earth-moving Equipment

Excavator	Mini Excavator

Excavators are essential for digging, material handling, demolition and are used in most construction projects. We have a range of excavators with varying operating capacities to cater to different needs of our customers.

We also offer mini excavators, with operating weight capacity of under 10 tonnage, which are able to work in small spaces.

Wheel Loader	Bulldozer

Wheel loaders are used for scooping and transporting earth and sand and run on wheels. Our selection of wheel loaders have varying operating capacities to cater to differing needs of customers.

Bulldozers flatten the ground by pushing materials such earth, sand, rubble or rock with a heavy and broad blade or plate during construction work and travels on tracks.

We offer a range of bulldozers with varying operating capacities.

68

Dump Truck

Dump trucks is used for transporting loose material for construction and are typically filled with earth, sand, dirt, waste and other materials by another machine, where it then transports and dumps its load at a specified location. We offer a range of dump trucks with varying operating capacities.

(ii) Material-handling Equipment

Crawler Crane	Rough Terrain Crane

Cranes are machines generally equipped with chains and sheaves that can be used to lift and lower loads and to move them horizontally. Crawler cranes are used to lift and lower loads around construction sites safely and economically.

The crawler crane comprises of a lattice boom mounted on an undercarriage with tracks. The heavy tracks provide the crane stability and mobility over undulating terrains. As such, it can move within jobsites easily and perform lifting with very minimal set-up. In addition, a crawler crane is capable of travelling while lifting a load at the same time.

We have a wide range of crawler cranes with maximum load capacities ranging from 50 tonnage to 300 tonnage.

The rough terrain crane comprises a telescopic boom mounted on an undercarriage with rubber tyres. The dual-cabin crane is capable of travelling on roads, thus eliminating the need for special equipment to transport the crane. When working on jobsites, outriggers are extended from the chassis of the crane to increase stability during lifting. The crane also has moving counterweights for additional stabilisation.

Rough terrain cranes are fitted with versatile steering capabilities to allow manoeuvring of their extended chassis with ease.

69

Forklift

Forklifts are powered industrial trucks used to lift loads and transport materials over short distances. Forklifts are used to carry goods and loads across distances of varying terrain. Although forklifts have lower load capacities than cranes, it is more compact and more easily manoeuvred.

Boom Lift

The boom lift is an aerial work platform providing temporary access for personnel or equipment to inaccessible areas, usually at height. It comprises a lift (or bucket) at the end of a hydraulic lifting system mounted on a self-moving platform. The boom lift is fitted with either a straight or an articulated boom, consisting jointed sections, which can be controlled to extend the lift in a number of different directions. The boom lift is usually designed to be fully operated (including set-up) by a single person.

Scissor Lift

The scissor lift is another type of aerial work platform. It comprises a lift at the end of a set of linked, folding supports in a criss-cross ‘X’ pattern mounted on a self-moving platform. The lift is capable of vertical movements and can be extended horizontally to allow closer access to work areas. The scissor lift is also design to be fully operated by a single person.

70

(iii) Road-building Equipment

Motor Grader	Asphalt Finisher

Motor graders are used to flatten a surface during construction for fine grading, with higher degree of precision than bulldozers.	Asphalt finishers are used to lay asphalt on roads by laying the asphalt flat and provides minor compaction.

Tire Roller Tire rollers are used to compact soils, hotmix and other materials and are typically used for pavements.	Vibratory Roller – Single Drum Vibratory rollers use vibration of drums for compacting asphalt, soil and concrete to increase density and load-bearing capacity.	Vibratory Roller – Tandem Drum Tandem vibratory rollers are equipped with two steel drums on the front and back, and are used mainly to pave smooth surfaces like asphalt and rolled concrete.

71

(iv) Generators and Compressors

Air Compressor	Generator

Air compressors are used to power tools on construction sites, such as power hammers, drills, saws, wrenches and other pneumatic tools by using compressed air as a form of energy.	Generators can be used to provide power to temporary buildings and construction machinery which require electricity to operate.

Our Equipment Sales Business

Our equipment sales business involves the sale of both new and used heavy construction equipment from our inventory, predominantly to our local or overseas customers in Singapore, Australia, UAE, Maldives, Indonesia and the Philippines.

Mr. James Lim, our Executive Director, Chairman and Chief Executive Officer, is primarily responsible for our equipment sales business. He and his team are in charge of sourcing for new and used construction equipment from various countries and regions such as Japan and the Middle East. Some of the construction equipment that we purchase are reserved for our rental business, and the rest are sold to our customers in Singapore and around the region.

We have a wide customer base in respect of our sales business, comprising more than 100 customers spanning Singapore, Australia, UAE, Maldives, Indonesia and Philippines.

We procure used construction equipment from our wide network of contacts. We have a reliable group of suppliers, whom we have long-standing relationships with. From these suppliers, we source good quality and competitively priced used heavy construction equipment. Depending on the intended usage and regulatory requirements that our customers have to comply with, we recondition and refurbish our fleet of used heavy construction equipment prior to reselling them to our customers. The reconditioning and refurbishment of these used equipment are carried out at our servicing workshop situated at 3E Gul Circle, Singapore and is well-equipped to inspect, service, refurbish and repair used heavy construction equipment purchased from our suppliers. We also offer specific customization of any type of heavy construction equipment in our inventories, depending on the unique needs and requirements of our customers. Our reputation and experience in providing high quality reconditioning and refurbishment engineering services provide our customers with the confidence that used heavy construction equipment that they procure from us would be in good working condition. We believe that we have an established reputation amongst our customers for our reconditioned and refurbished heavy construction equipment and this has allowed us to expand our equipment sales business over the years. We have 55 employees in our maintenance and service team who are based in Singapore, comprising highly-skilled mechanics, technicians, painters and panel-beaters who are well-qualified to refurbish the wide range of heavy construction equipment in our inventories.

Besides used heavy construction equipment, we also source new heavy construction equipment from reputable dealers all over the world to satisfy our customers’ needs. This ensures our competitiveness of supplying established brands of heavy construction equipment to them.

72

It is in our business practice not to take speculative positions in our equipment sales business. We typically purchase equipment if there is an existing purchase commitment or serious indication of purchase interest from our customers, or if, based on our decades of experience, is likely to be popular for rental. However, to maintain our position as one of the leading suppliers of a wide range of new and used construction equipment, we do maintain an inventory of such equipment which are more popular with our customers and which, in our view, are easier to resell.

Equipment sales business constitutes approximately 83.8% and 70.2% of our Group’s total revenue for the six months ended June 30, 2022 and 2021. In the six months ended June 30, 2021, our Group’s total revenue generated from equipment sales business was $8.9 million, of which approximately 44.3% and 55.7% were sales from Singapore and overseas markets respectively. In six months ended June 30, 2022, our Group’s total revenue generated from equipment sales business was $16.8 million, of which approximately 26.6% and 73.4% were sales from Singapore and overseas markets respectively.

Equipment sales business constitutes approximately 78.1% and 73.8% of our Group’s total revenue for the financial years ended December 31, 2021 and 2020. In the financial year ended December 31, 2020, our Group’s total revenue generated from equipment sales business is $22.0 million, of which approximately 63.0% and 37.0% are sales from the Singapore and overseas markets respectively. In the financial year ended December 31, 2021, our Group’s total revenue generated from equipment sales business is $26.1 million, of which approximately 27.0% and 73.0% are sales from the Singapore and overseas markets respectively.

Sales Process Flow

The process flow pertaining to our sales business activities can be generally illustrated diagrammatically as follows:

Purchase of Equipment from Suppliers

Our Executive Director, Chairman and Chief Executive Officer, Mr. James Lim’s wide network of contacts has allowed us to build a reputation and rapport with a network of trusted suppliers from around the region. Our suppliers constantly update us with information on equipment availability in the market. Our suppliers will typically provide us with digital photographs of the available used equipment for sale, and will inform us of the state and condition of such equipment. Subject to expected demand for the equipment and refurbishment works needed, our sales team further negotiates sales terms with our suppliers before committing to purchases.

Customer Inquiries for Equipment Purchases

Through our commitment to deliver quality equipment which are customizable based on our customer’s needs, we have firmly established ourselves as a preferred equipment supplier to our customers. Our existing customers, together with potential new customers through referrals and through online inquiries via our website at https://www.multiways.com.sg, approach us with inquiries whenever they need to purchase heavy construction equipment for their projects. Subject to equipment availability and acceptable sales terms, our customers enter into sales agreement confirming their equipment purchases with us.

73

Functionality Testing, Inspection and Refurbishment of Equipment

Upon arrival of the equipment at our workshop in Singapore, our experienced maintenance service team conducts thorough inspections on every aspect of equipment functionality and usability. We have designated diagnostic testing and inspection checklists for different types of heavy construction equipment, as each type of equipment have different functionality testing and maintenance needs such as bulldozers, cranes, excavators, generators and compressors, wheel loaders and motor graders. For example, functionality testing and inspection of our bulldozers will involve visual checks on general appearance of equipment, inspection of operator’s cockpit, testing of braking system and various engine parts such as the radiator, engine filter and exhaust system. Thereafter, our maintenance service team will note the various refurbishment or maintenance works required for specific equipment and schedule approximate completion time for each of the works required. For used equipment, our maintenance service teams will proceed to conduct the necessary refurbishment and maintenance works such as replacing worn parts, which is typically followed by a fresh coat of paint or paint touch-ups such that our equipment is visually pleasing.

Our team of technicians conducts a final round of testing and inspection of the refurbished equipment for functionality and usability after refurbishment and maintenance works are completed, prior to delivery to our customers, so as to maintain quality standards of our equipment to our customers.

Delivery to Customers

Our equipment sales team arranges shipment in accordance to the delivery schedule as required by our customers. As a one-stop shop for services offered to our overseas customers, we provide container packing services and arrangement of transportation to our customer’s desired port.

Warranty for new equipment is covered by the original equipment manufacturers. For used equipment whilst we do not provide any warranty, we are dedicated to deliver equipment to the satisfaction of our customers.

Our Rental Business

Our rental business comprises the rental of our full suite of heavy construction equipment, mainly to customers within Singapore.

We have a comprehensive fleet of heavy construction equipment to support our customers who need to comply with regulations relating to the use and operation of heavy construction equipment, such as those stipulated by MOM, BCA, HDB and LTA in Singapore. For example, our cranes deployed on LTA and HDB worksites must not exceed 15 years from the date of manufacture. Another example is that for HDB worksites, only HDB-approved crane erectors are allowed to operate cranes, and such cranes are required to be registered with HDB. We have more than 30 cranes which are currently registered with the HDB and 15 of our employees are approved as crane erectors by MOM.

Our customers who deploy our construction equipment for rent are predominantly in the infrastructure and building construction industry in Singapore. For example, in the infrastructure industry, our cranes are used for piling and foundation works for constructing highways and train tunnels. As another example, in the construction industry, our customers typically rent our cranes which are utilized in the construction of buildings and upgrading works to hoist and lift heavy equipment at construction sites, excavators to lift smaller loads and for digging as well as dump trucks to transport loose materials during the construction process.

The crane rental contracts which we enter into with our customers are of varied durations which are typically monthly leases or such other periods as required by our customers depending on their construction work schedule, for flexibility and convenience. Rental contracts for other types of equipment are typically for a shorter duration, ranging from a few days to several months, depending on project requirements.

Our Group also provides crane operation services to our customers, to complement the provision of crane rental service. We have 15 operators who are qualified to operate crane machinery in Singapore. Larger cranes also require dismantling for transportation to job site, followed by erection of crane machinery at desired location within job site. We offer transportation service of cranes to our customers’ desired location, and crane erection services, where the crane is transported and installed at the job site and the erection and dismantling of cranes.

Our rental business constitutes approximately 10.3% and 18.9% of the Company’s total revenue for the six months ended June 30, 2022 and 2021 respectively. Our rental business constitutes approximately 13.2% and 17.0% of the Company’s total revenue for the financial years ended December 31, 2021 and 2020 respectively.

74

Rental Process Flow

The process flow pertaining to our equipment rental business activities can be illustrated diagrammatically as follows:

Customer Inquiries on Rental

Customers approach us for our comprehensive equipment fleet and responsive service. As a result, our existing customers, as well as prospective customers, approach us with inquiries when they need to rent equipment for their jobsites. In addition, our equipment rental team actively communicates with our customers and offers our equipment and services to them according to their requirements. This also enables us to obtain first-hand feedback on the equipment rental demand situation in the market.

Submission of Quotation and Confirmation of Rental Order

Based on our customers’ requirements, our rental team will prepare and provide a quotation and present our product offerings and service solutions to our customers for their consideration. Thereafter, our customers sign and return the quotations or issue purchase orders to confirm their equipment rental orders.

Functionality Testing, Inspection and Maintenance of Equipment

To ensure minimal disruptions due to mechanical faults or breakdown, our experienced maintenance service team inspects and services the equipment thoroughly at our workshop prior to each mobilization and delivery to our customers’ jobsites based on specific checklists as part of our quality control processes.

Services Rendered to Rental Customers

Our rental team plans and coordinates the mobilization and delivery of our equipment to our customers’ jobsites.

If required, our crane operators are able to offer crane operation services per customers’ specifications. Our crane operators adhere strictly to stipulated work safety requirements and ensure that the equipment is used safely and properly, with no excessive wear and tear to the machinery and equipment.

75

In the event of any equipment breakdown or malfunction, our customers reach us at our hotline in which our maintenance service response team will be dispatched as soon as possible to assist during working hours from Mondays to Saturdays. Our servicing technician will assess and troubleshoot the equipment breakdown at our customers’ jobsites and rectify the issues on-site, where practicable, for time and cost efficiency. If such equipment cannot be repaired on-site, it will be transported to our workshop for repairs.

Return of Equipment and Inspection

At the end of the rental period, our liaison person will make arrangements with the customer for return of the equipment. Most of our customers engage our transportation service in which we assist to transport the rental equipment from the jobsites for return to our storage facilities. Once towed into our storage facilities, our trained team of mechanics and technicians will inspect and test each rental equipment for functionality and usability as per our designated checklists, and recommend and coordinate appropriate servicing and maintenance works (including any refurbishment or painting works) to be done at our workshop.

If there is any defect arising from the rental usage of our equipment (other than fair wear and tear), our liaison person will contact the customer directly to make arrangements on repair costs and expenses to be borne by the affected customer for such defect.

Fleet Renewal Strategy

Our Group also makes conscientious efforts to upgrade and expand our fleet of heavy construction equipment regularly to ensure that our service continues to meet our customers’ evolving needs and requirements across various industries. Our constant communication with our customers across different geographical locations and industries offers us a real-time feedback mechanism which we believe puts us in good stead to enable us to proactively and pre-emptively consider new and upgraded forms and types of heavy construction equipment which will be sought after by our customers.

Before acquiring any heavy construction equipment, we will assess the development and outlook of the market for the particular type of equipment and analyze, amongst other things, the value and earnings potential of the equipment and investment time frame for recouping the investments. We regularly review the composition and fleet of heavy construction equipment to ensure that we continue to meet customers’ requirements and to monitor our operational needs against repair and maintenance costs. In order to maintain the reliability and safety track record of our heavy construction equipment and to minimize or reduce expenditure on major repair and maintenance works, we may dispose older equipment and replace them with newer ones.

With this fleet renewal strategy, we believe that we are able to ensure our heavy construction equipment remain relevant and efficient and able to consistently deliver reliable service to our customers.

Our Services

To complement our sales and rental of new and used heavy construction equipment, we offer the following services:

●	Refurbishment and Servicing
●	Troubleshooting and Repair
●	Transportation and Erection
●	Crane Operation
●	Machinery Cleaning

Services constitute approximately 5.9% and 10.9% of the Company’s total revenue for the six months ended June 30, 2022 and 2021. Services constitute approximately 8.7% and 9.2% of the Company’s total revenue for the financial years ended December 31, 2021 and 2020, respectively.

76

Refurbishment and Servicing

We offer service and maintenance packages to regularly maintain so as to keep the heavy construction equipment used by our customers in good working order and condition. Our servicing and maintenance services include following our designated checklists and manufacturer guidelines for periodic maintenance, preparing documentation detailing maintenance issues, visual inspection of general appearance of the equipment, testing and maintenance of braking system, engine and hydraulic system, as well as repainting works. As part of our after-sales service and maintenance package, we also provide inspection services, which include checking on the standard safety requirements, physical inspection, physical load-lifting test for certain heavy construction equipment such as cranes. Our technicians will then sign off on the relevant checklist after functionality testing and examination for the particular heavy construction equipment.

We also offer customization refurbishment services, in which we remodel and customize certain heavy construction equipment to fit the specific needs and requirements of our customers. For example, our customers may approach us to spray-paint their heavy construction equipment in their corporate colors and include logo embellishment. We also offer customization of specific technical specifications of our equipment, such as changing the length of the boom or arm of an excavator and installing additional piping and attachments to equipment to suit our customers’ requirements.

We seek to provide timely and effective after-sales services, and are available to assist our customers to ensure prompt response to our customers’ needs.

Troubleshooting and repair

In the event that our customers face any technical issues or machinery breakdown, we are able to provide troubleshooting and repair services with our team of skilled technicians and mechanics from our workshop located at 3E Gul Circle, Singapore. Typically, upon receiving our customers’ request for troubleshooting works, we will dispatch one of our technicians or mechanics as soon as practicable to the jobsite where the equipment is situated, who will assist to troubleshoot on-site. In the event that the equipment cannot be repaired on-site, we will arrange for it to be transported to our workshop for further testing and repair works.

Transportation

We offer domestic transportation services within Singapore, as well as overseas transportation of heavy construction equipment to our overseas customers. We offer a one-stop service for our overseas customers, in which we provide container packing services and arrange shipment of heavy construction equipment to our customers’ desired port.

Crane Erection and Operation

We have 15 crane operators who are qualified and certified by MOM to erect and operate cranes in Singapore. Some of our customers in our equipment rental business require our assistance to erect the cranes on the jobsite, and operate the cranes based on their needs and requirements.

Machinery Cleaning

We provide thorough cleaning services for heavy construction equipment. Our machinery cleaning services meet the stringent import cleaning conditions of Australia and New Zealand for quarantine-free import.

COMPETITIVE STRENGTHS

We have a long and proven track record in the supply of heavy construction equipment in Singapore

We have been supplying heavy construction equipment and related materials to our customers for over two decades and have accumulated extensive industry experience. We believe our strong industry knowledge, reputation and consistent delivery of quality products and services have contributed to our success over the years.

We believe our strong track record in the supply of heavy construction and related equipment will facilitate the promotion and demand for our products with both existing and new customers, as well as the expansion of our business.

77

Skilled maintenance and servicing team who respond promptly to customers’ requests and are flexible in adapting to their needs and requirements

We pride ourselves in having a skilled team of technicians, mechanics, painters and panel-beaters who have relevant skills and expertise in refurbishment of heavy construction equipment and troubleshooting and repair works, who have accumulated experience over the years. We have a team of 27 mechanics, 22 technicians and 6 painters and panel-beaters in our maintenance and servicing team, who are able to respond promptly to our customers’ requests, in terms of providing troubleshooting services, customization of equipment and refurbishment works. Our maintenance and servicing team have the required expertise and experience in conducting refurbishment works to the heavy construction equipment, and are able to customize specific parts or technical specifications to suit our customers’ needs and requirements, as various types of construction work have varying requirements. Our accumulated experience enables us to provide such value-added services to our customers.

We have the ability to source for and offer a wide and diversified range of heavy construction equipment for sales and rental to our customers

We have a wide range of various types of heavy construction equipment which are typically required for construction projects across various industries such as infrastructure, building construction, mining, offshore and marine, and oil and gas. This enables us to reach out to a wider group of customers in varying industries in different geographical locations in the region. We constantly maintain and renew our wide fleet of heavy construction equipment, so as to remain relevant and adaptable to our customers’ requirements.

We have strong and stable relationships with our suppliers and customers

Since the commencement of our Group’s business over the last two decades, we have developed strong and stable relationships with our key suppliers and customers in the region. We have identified and maintained good relationships with reliable suppliers, who will typically notify us of used heavy construction equipment for sale. This enables us to source for and purchase used heavy construction equipment which are in good condition, and which are serviceable in which we refurbish prior to selling or renting such equipment to our customers. Our equipment rental and sales customers regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base comprising more than 100 customers from Singapore, Australia, UAE, Maldives, Indonesia and the Philippines.

We have strived to maintain stable business relationships with our key customers. For the six months ended June 30, 2022 and 2021, our top five customers accounted for 48.6% and 37.9% of total sales respectively. For the financial years ended December 31, 2021 and 2020, our top five customers accounted for 43.6% and 26.6% of total sales respectively, and three of our top five customers have more than 10 years of business relationships with us.

We have an experienced management team

We have an experienced management team, led by Mr. James Lim, our Executive Director, Chairman and Chief Executive Officer who has been instrumental in spearheading the growth of our Group. Mr. James Lim has over 30 years of experience in the supply of heavy construction equipment industry in Singapore and is primarily responsible for planning and execution of our Group’s business strategies and managing our Group’s customer relationships.

Our Group is supported by an experienced management team with substantial experience in the supply of heavy construction equipment. Our experienced management team includes members such as Mr. James Lim, Ms. Lee NG, Ms. Maggie Lim, Mr. Nick Tan and Ms. Nancy Lee.

BUSINESS STRATEGIES

We intend to strengthen our market position in the sales and rental business of heavy construction equipment within Singapore and the region, by implementing the following business strategies and plans.

Expand and renew our fleet of heavy construction equipment

We intend to continue to acquire both new and used heavy construction equipment to expand and renew our fleet available for sales and rental by our customers. With a wider range of equipment fleet available, we believe that we will be able to target a larger pool of customers and further expand our customer base and strengthen our market position. With a newer fleet of construction equipment, we believe that equipment downtime caused by wear and tear would be reduced, thereby resulting in an equipment fleet that is more reliable.

78

Increase our storage facilities and capabilities

As we plan to increase our fleet size, we will need additional physical storage facilities to house our heavy construction equipment. We intend to look for opportunities to acquire or lease properties so that we will have sufficient space to house our equipment. In the event that our business continues to grow, we may need to expand our workshop to accommodate increasing refurbishment works and customization orders from our customers.

Increase efficiency by adoption of technology

As our current business operations are highly labor-intensive by nature, and we rely largely on the experience and expertise of our employees in assessing the types of heavy construction equipment which are likely to be m easier to resell and rent amongst our customers, as well as to conduct the refurbishment and maintenance works to maintain reliable and good performance of our equipment. We believe that there are opportunities for us to use technology to streamline our processes, in order to increase operational efficiency so that our employees can focus on higher value-added services and modernize our business operations.

Expand business and operations through acquisitions, joint ventures and/or strategic alliances

Whilst we intend to focus on our principal business activities in the sales and rental of heavy construction equipment, we plan to explore opportunities to collaborate with suitable partners in related industries through strategic alliances, joint ventures, acquisitions and investments. For example, if a suitable opportunity arises, we may collaborate with potential partners in the infrastructure and building construction and mining industries if these collaborations are likely to provide us with more business opportunities.

REAL PROPERTY

A description of Multi Ways SG’s leased real properties is below:

Location	Usage	Lease Period	Rent	Approximate area
22 Gul Avenue Singapore 629662

Manufacture, fabricate, alter, modify, upgrade, install, repair and service all type of cranes, hoists, forklifts, shreddlers, machines, heavy equipment, and all other related engineering works and services cum storage

		20 years from February 16, 2017	S$12,066.50 per month (excluding GST)	8,613.8 square metres
16 Pioneer Sector 2 Singapore 628377	Manufacturing, fabricate, repairing and servicing crane hoist forklift, machine, heavy equipment, engineering and services and storage	3 years from August 2, 2020 (with an option to renew for another 3 years)	S$41,500 per month (excluding GST)	12,719.1 square metres
3E Gul Circle Singapore 629633	Business of Multi Ways SG	3 years from April 1, 2020	S$1,000 per month (excluding GST)	92.90 square metres
3E Gul Circle Singapore 629633	Business of Multi Ways SG	12 months from June 1, 2022	S$50,000 per month (excluding GST)	2,390 square metres

79

Multi Ways SG had granted an option to purchase dated 16 August 2022 to Yu Yee Engineering Pte. Ltd. for the sale of 22 Gul Avenue, Singapore 629662 at S$14.3 million. The sale of the property is subject to exercise of the option by purchaser, and the conditions precedent in the option to purchase being fulfilled, including but not limited to approval from JTC.

A description of leases entered into by Multi Ways SG (as sublessor) in respect of its real properties is below:

Location	Tenant	Rent & Service Charge	Authorized Use
22 Gul Avenue Singapore 629662	Cosentino South East Asia Pte Ltd (“Cosentino”)

S$49,925.40 per month (excluding GST), subject to market rental with rent revision not exceeding 10% and subject to JTC’s approval, which was revised to S$44,325.40 per month (excluding GST) from April 1, 2020, and subsequently revised to S$49,925.40 per month (excluding GST) with effect from August 1, 2021

The business of Cosentino (storage and distribution of stone and related products)

Impact of COVID-19 on our business and operations

Singapore Control Order Regulations

On April 3, 2020, the Multi-Ministry Taskforce of the Singapore Government implemented an elevated set of safe distancing measures to pre-empt the trend of increasing local transmission of COVID-19 from April 7, 2020 (“Circuit Breaker Measures”). On April 7, 2020, the Singapore Parliament passed the COVID-19 (Temporary Measures) Act 2020 (“COVID-19 Act”) which provides the Singapore Government the legal basis to enforce the Circuit Breaker Measures, and the COVID-19 (Temporary Measures) (Control Order) Regulations 2020 (“Control Order Regulations”) under the COVID- 19 Act to implement the Circuit Breaker Measures. The Control Order Regulations impose restrictions on premises and businesses in relation to the closure of premises and respective controls on essential and non-essential service providers, and the movement of people, both in public places and in places of residence. The Control Order Regulations require the closing of most physical workplace premises and suspending all business, social and other activities that cannot be conducted through telecommuting from home, save for those providing essential services and in selected economic sectors which are critical for local and global supply chains (“Essential Services”). Entities providing Essential Services were required to operate with the minimum number of staffs on their premises to ensure the continued running of those services, and implement strict safe distancing measures. The Control Order Regulations could be varied or extended, depending on the assessment of the then situation by the Singapore government. The Circuit Breaker Measures were imposed under the Control Order Regulations during the period between April 7, 2020 and June 1, 2020.

On May 19, 2020, the Multi-Ministry Taskforce announced that the Circuit Breaker Measures would end on June 1, 2020 and the Multi-Ministry Taskforce would embark on a controlled approach to resume economic and community activities and progressively lift the relevant control measures in place after June 1, 2020 over three phases, with the first phase to be implemented with effect from June 2, 2020. The three phases were (a) a “Safe Re-opening” phase, implemented from June 2, 2020 to June 18, 2020 (inclusive), where economic activities that do not pose high risk of transmission (“Permitted Services”) were resumed while social, economic and entertainment activities that carry higher risk remained closed, and everyone was advised to continue to leave home only for essential activities and to wear a mask when doing so (“Phase 1”); (b) a “Safe Transition” phase with the gradual resumption of more activities including the re-opening of more firms and business (“Permitted Enterprises”), subject to safe management measures being implemented and practiced by employers and employees in these workplaces and their ability to also maintain a safe environment for their customers and social activities in small groups of not more than five persons, which were implemented with effect from June 19, 2020 (“Phase 2”); and (c) a “Safe Nation” phase, implemented with effect from December 28, 2020, whereby social, cultural, religious and business gatherings or events were resumed, although gathering sizes still had to be limited in order to prevent large clusters from arising, and services and activities that involve significant prolonged close contact or significant crowd management risk in an enclosed space also were allowed to be re-opened, subject to their ability to implement strict safe management measures effectively (“Phase 3”).

80

Between May 16, 2021 and August 6, 2021, the Singapore Government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. In summary, the Phase 2 (Heightened Alert) measures which were in effect from May 16, 2021 to June 13, 2021, included reductions in prevailing social gathering group size, sizes of larger scale events or activities and reinstatement of “work-from-home” as the default at workplaces to minimize workplace interactions, and the Phase 3 (Heightened Alert) measures, which were in effect from June 14, 2021 to July 19, 2021, was contemplated as a calibrated reopening and included increases in social gathering group sizes, event size and capacity limits, and subsequently the resumption of dining in at food and beverage establishments. On July 20, 2021, the Singapore Government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default, employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, enforce staggered start times and flexible working hours and social gatherings at workplaces were not allowed.

On August 6, 2021, the Singapore Government announced the easing of some safe management measures, with the first phase to take effect on August 10, 2021 and the second phase to take effect on August 19, 2021, which superseded those introduced on July 22, 2021 as part of Singapore’s transition towards COVID-19 resilience. The eased measures allowed for an increase in social gathering group size, event size and capacity limits for fully vaccinated individuals and easing of “work-from-home” requirements. A further easing of community measures was announced on August 19, 2021. Subsequently, given the exponential rise in COVID-19 cases from the end of August 2021, on September 24, 2021, the Singapore Government announced a tightening of safe management measures during the stabilization period between September 27, 2021 and October 24, 2021, which was later extended to November 21, 2021, with a mid-point review. On November 8, 2021, the Singapore Government announced calibrated adjustment of safe management measures including the easing of dine-in restrictions and updates to border measures. On December 22, 2021, in response to the global emergence of the Omicron variant, the Singapore Government introduced travel restrictions for affected countries or regions and enhanced the testing requirements for travelers. Effective March 29, 2022, the Singapore Government significantly eased COVID-19 restrictions by, among other things, lifting the requirement to wear masks outdoors, doubling the group size limit to 10 people and lifting the ban on alcohol sales in pubs and eateries after 10:30 p.m. It also eased testing and quarantine requirements for travelers and declared that up to 75% of employees who can work from home are allowed to return to their workplaces.

Effective April 26, 2022, the Singapore Government further eased COVID-19 restrictions by, among other things, declaring that 100% of employees who can work from home are allowed to return to their workplaces.

Impact on our Group

Due to quarantine restrictions in Singapore during the COVID-19 pandemic, our ability to hire new foreign employees was hampered. As a result, we were not able to hire and/or train new foreign employees during financial year 2020 and financial year 2021, which resulted in a stagnation in growth of our workforce.

Impact on our suppliers and sub-contractors

Our suppliers and sub-contractors were affected by the Circuit Breaker Measures if they did not constitute providers of Essential Services and were required to suspend their businesses and operations. This resulted in a steep decline in our sales and rental business, in particular, our rental business in Singapore, as our customers had to stop work temporarily across the various industries (save for Essential Services).

Control measures

Our Group has also adopted control measures to protect our employees, workers and customers from outbreaks of infectious diseases, which is in line with the advisories issued by the MOM on best practices to be adopted by workplaces in Singapore, such as asking our staff and workers who interact with our suppliers, customers and subcontractors to wear personal protective equipment (such as face masks and gloves), and we will monitor the stock of personal protection equipment for our staff and workers.

81

If any of our staff or workers or our sub-contractors are suspected or confirmed to have contracted COVID-19, we may have to temporarily suspend our operations and quarantine the affected staff, disinfect the affected facilities and contract sites and reallocate manpower in order to deploy additional staff to the affected contract sites. We will continue to work closely with our customers to ensure that the impact of any such incidents which may occur due to unforeseen circumstances is minimized to its fullest extent, and implement our business contingency plans as outlined above in mutual agreement with our customers.

LICENSES AND PERMITS AND REGISTRATIONS

The following licenses and registrations are material for our Group’s operations:

Description	Issuing Authority	Expiry Date	Issued to
Letter from MOM dated October 15, 2016 confirming Multi Ways SG’s Factory Notification status	MOM	-	Multi Ways SG

Became a member of SCAL and was admitted to the Registry of the Singapore List of Trade Subcontractors (SLOTS)	SCAL	January 29, 2024	Multi Ways SG

BizSafe Level 4 Accreditation	WSH	January 29, 2024	Multi Ways SG

CERTIFICATIONS

15 of our employees are crane operators qualified and certified by MOM in Singapore to erect and operate cranes in Singapore.

We intend to apply for renewal of the above relevant certifications for our respective employees prior to their respective expiry dates and based on past experience, our Directors do not foresee any material difficulties in renewing the relevant certifications.

AWARDS AND ACCREDITATIONS

Throughout our operating history, our Group has received a number of awards and accreditations in recognition of our performance and quality products and services.

Year	Award	Organized / granted by	Recipient
2012 and 2008	Meritorious Defence Partner Award	Ministry of Defence, Singapore	Multi Ways SG

WORKPLACE HEALTH AND SAFETY

Our Group’s business in Singapore is subject to various safety standards and regulations such as the Workplace Safety and Health Act (Chapter 354A), Workplace Safety and Health (General Provisions) Regulations, Workplace Safety and Health (Operation of Cranes) Regulations 2011 and the Work Injury Compensation Act (Chapter 354). Please refer to the “Regulatory Environment” section of this prospectus for more information.

82

We endeavor to implement and maintain a robust workplace safety and health management safety system, and have obtained on January 10, 2022 a certificate from WSH certifying that Multi Ways SG has fulfilled the requirements to obtain the Level 4 accreditation under BizSafe, which is a nationally recognized capability building program designed to help companies build workplace safety and health capabilities.

In particular, all our crane operators are required to obtain the requisite driving license and attend a crane operator course conducted by an accredited training provider recognized by the MOM before they can apply for a Crane Operator Certificate issued by the MOM. The Crane Operator Certificate is only issued after the operator attends and completes a crane operator course which covers safety procedures and basic knowledge on the key parts of a mobile crane. Other than the mandatory courses, we also encourage our crane operators to attend various courses on safety and technical skills to ensure that they are updated on new developments and requirements in the industry.

We consistently review our workplace safety and health system and implement additional measures and safe work procedures for our operations, including:

●	conducting risk assessments for non-routine activities;
●	implementing an in-house orientation program and assessment program for relevant newly hired employees;
●	implementing pre-lift meetings for the crane operator and lifting team to ensure that the crane operator has a better understanding of the intended load to be lifted, the effective radius of the mobile crane and the distance of the load;
●	establishing an emergency response procedure and communicating such procedure to all crane operators; and
●	establishing a checklist for the monthly workplace safety and health inspection conducted by our management.

We emphasize strongly on employee training and we conduct on-the-job training for our employees to equip them with the requisite knowledge and technical skills for the responsibilities and requirements of their jobs. Some of our employees undergo relevant certifications organized by government-appointed training centers where they become certified to operate and erect cranes in Singapore. Some of our employees also undergo workplace safety courses regularly, depending on their job requirements.

COMPETITION

We operate in the heavy construction equipment sales business, which is highly competitive. The heavy construction equipment rental market in Singapore has relatively high barriers to entry in the form of high set-up and operating costs, strong technological knowledge, well-established and long-term business relationships with suppliers, distributors and construction contractors and track record.

To the best of our knowledge, we have identified the following as our main competitors to our heavy construction equipment business in Singapore:

●	Tat Hong Holdings Ltd
●	Sin Heng Heavy Machinery Ltd
●	Antar Cranes Services Pte. Ltd
●	INA Heavy Machinery & Equipment Pte Ltd

SALES AND MARKETING

Our sales and marketing team consisted of 5 full-time employees based in Singapore. Our Executive Director, Chairman and Chief Executive Officer, Mr. James Lim, oversees our sales and marketing department.

One of our key channels for marketing is through word of mouth as our new customers are usually referred by our existing customers or business contacts. Our Executive Director, Chairman and Chief Executive Officer, Mr. James Lim, has long-standing relationships with some of our major customers.

83

Our sales and marketing team is responsible for establishing and maintaining our customer relationships and securing orders from customers. Our team also communicates with our existing customers to understand their needs and market trends, so as to improve our product range. Through these regular contacts, our customers provide us with valuable feedback on industry trends and developments as well as their requirements. We also update customers on our fleet such as information on newly acquired cranes and their capabilities. We place strong emphasis on understanding the requirements of our customers and consistently providing them with reliable heavy construction equipment that meet their requirements. We consider customer feedback a valuable tool for improving our products and services. Our sales and marketing team is also responsible for handling customers’ complaints and any complaints arising from product defects or service quality and will relay such feedback internally to the relevant teams for follow-up.

Our management meets with our sales and marketing team regularly to review our sales performance and marketing strategies and targets. These regular meetings also allow our sales and marketing team to highlight issues or problems that they encounter and discuss strategies to resolve these issues or problems in a timely manner.

INVENTORY

For our equipment sales and rental business, we maintain an inventory of earth-moving equipment, material-handling equipment and road-building equipment as described in the “Business” section, which are in demand with our customers and hence easier to resell and rent.

We maintain minimal inventory of spare equipment parts for our refurbishment, maintenance and services business, as these spare equipment parts are easily available in the market.

As of June 30, 2022, December 31, 2021 and December 31, 2020, we had inventory of $29.4 million, $32.8 million and $30.4 million, respectively.

INTELLECTUAL PROPERTY

Our Group has not registered any intellectual property rights.

We were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

EMPLOYEES

We employed 86 persons as of June 30, 2022, 93 persons as of December 31, 2021, and 116 persons as of December 31, 2020, who were also all located in Singapore. Our employees are not covered by collective bargaining agreements. We consider our labor practices and employee relations to be good.

INSURANCE

We maintain commercial all risks property insurance policies covering our heavy construction equipment and workshop in accordance with customary industry practice. We carry occupational injury and medical insurance for our employees, in compliance with applicable regulations. We do not carry general business interruption or “key person” insurance. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore and in the markets in which we operate.

LITIGATION AND OTHER LEGAL PROCEEDINGS

We and our subsidiaries have been and may from time to time be involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. As of the date of this prospectus, we are not party to any significant proceedings in Singapore. We are not aware of any legal proceedings of which we are a party outside of Singapore.

84

REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Laws And Regulations Relating To Our Business In Singapore

As Multi Ways SG is a company incorporated in Singapore, we are subject to all relevant laws and regulations of Singapore and may be affected by new laws, regulations and policies which are introduced by the Singapore government from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that we anticipate may materially affect our operations, the relevant regulatory bodies and the licenses, permits and approvals typically required for the conduct of our business in Singapore.

The following description is a summary of material laws and regulations applicable to our operations in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide general information to investors and are neither designed nor intended to be a substitute for professional advice. Prospective investors should consult their own advisers regarding the implication of the relevant laws and regulations on us.

Environmental Public Health Act

The Environmental Public Health Act 1987 of Singapore (the “EPHA”) is administered by the NEA and regulates, among other things, the disposal and treatment of industrial waste and public nuisances. Under the EPHA, the Director- General of Public Health of Singapore (the “DGPH”) may, upon receipt of any information with respect to the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety. If the DGPH receives any information in respect of the existence of a nuisance liable to be dealt with under the EPHA, a nuisance order may be served on the person responsible for the nuisance prescribing the measures to be taken to remedy the nuisance. Any failure to comply with the nuisance order served is an offense and such person is liable upon conviction for a fine not exceeding S$10,000 for the first offense and to a further fine not exceeding S$1,000 for every day during which the offense continues after conviction.

Environmental Protection and Management Act

The Environmental Protection and Management Act 1999 of Singapore and its subsidiary legislation are administered by the NEA, which provide for, among other things, laws relating to pollution control in Singapore through the regulation of various industries. Pursuant to the Environmental Protection and Management (Boundary Noise Limits for Factory Premises) Regulations (the “EPM Regulations”), the owner or occupier of any factory premises shall ensure that the level of noise emitted from his premises does not exceed the maximum permissible noise levels as set out in the First Schedule to the EPM Regulations. The permissible noise levels may vary depending on the type of affected premises, which include, among others, noise sensitive premises that require peace and quiet, residential premises and commercial premises not including factory premises. Any person who fails to comply with the requirements under the EPM Regulations is guilty of an offense and liable upon conviction for (a) a fine not exceeding S$5,000 on the first conviction, and in the case of a continuing offense, to a further fine not exceeding S$200 for every day or part thereof the offense continues after the conviction; and (b) a fine not exceeding S$10,000 on a subsequent conviction, and in the case of a continuing offense, to a further fine not exceeding S$300 for every day or part thereof during which the offense continues after conviction.

85

Workplace Safety and Health Act

The Workplace Safety and Health Act 2006 of Singapore (the “WSHA”) provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include providing and maintaining for the employees a work environment that is safe, without risk to health, and adequate with regards to facilities and arrangements for employees’ welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. The relevant regulatory body is the MOM.

Any person who breaches his duty under the WSHA is guilty of an offense and will be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and if the contravention continues after the conviction, the body corporate shall be guilty of a further offense and will be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offense under the WSHA that causes the death of any person and that person is subsequently convicted of the same offense that causes the death of another person, the court may, in addition to any imprisonment, if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$1 million and, in the case of a continuing offense, with a further fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction.

Under the WSHA, it is the duty of any person who manufactures any machinery, equipment or hazardous substance (“MEHS”), which includes, among other things, welding equipment, for use at work to ensure, so far as is reasonably practicable, that (a) information regarding the safe use of the MEHS is supplied for use at work (which should include precautions to be taken for the proper use and maintenance of such MEHS, the health hazards associated with the MEHS and the information relating to and the results of any examinations or tests of the MEHS that are relevant to its safe use); (b) the MEHS are safe, and without risk to health, when properly used; and (c) the MEHS are examined and tested in compliance with the obligation imposed by paragraph (b). The duties imposed on any person in respect of the aforementioned shall (i) apply only if the MEHS are manufactured or supplied in the course of a trade or business carried on by the person (whether for profit or not); (ii) apply whether the MEHS are exclusively manufactured or supplied for use by persons at work; (iii) extend to the supply of the MEHS by way of sale, transfer, lease or hire and whether as principal or agent, and to the supply of the MEHS to a person for the purpose of supply to others; and (iv) not apply to a person by reason only that the person supplies the machinery or equipment under a lease-purchase agreement, conditional sale agreement or credit-sale agreement to another (“customer”) in the course of a business of financing the acquisition of the machinery or equipment by the customer from others. In the event any person contravenes the relevant provision in the WSHA that imposes the aforementioned duty on such person, that person is guilty of an offense, and liable on conviction (in the case of a natural person) for a fine not exceeding S$200,000 or imprisonment for a term not exceeding two years or both, or (in the case of a body corporate) for a fine not exceeding S$500,000.

Further, the Commissioner for Workplace Safety and Health (the “CWSH”) may serve a remedial order or a stop-work order in respect of a workplace if he is satisfied that (a) the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any work or process carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work; (b) any person has contravened any duty imposed by the WSHA; or (c) any person has done any act, or has refrained from doing any act which, in the opinion of the CWSH, poses or is likely to pose a risk to the safety, health and welfare of persons at work.

The remedial order shall direct the person served with the order to take such measures, to the satisfaction of the CWSH, to, among other things, remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, whereas a stop-work order will direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the CWSH have been taken, to the satisfaction of the CWSH, to remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, and shall specify the date on which such order is to take effect.

86

Pursuant to the Workplace Safety and Health (Noise) Regulations 2011 of Singapore (the “WSHNR”), the occupier of a workplace must take reasonably practicable measures to reduce or control the noise from any machinery or equipment used or from any process, operation or work carried out by him in the workplace, so that no person at work in the workplace is exposed or likely to be exposed to excessive noise. This may include replacing noisy machinery, equipment, processes, operations or work with less noisy machinery, equipment, processes, operations or work, and such other measures as prescribed under the WSHNR. Where it is not practicable to reduce the noise, the occupier of a workplace shall limit the duration of time persons at work are exposed to the noise in accordance with the time limits prescribed in the Schedule under the WSHNR. Any person who contravenes the aforementioned is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000, and in the case of a second or subsequent conviction, for a fine not exceeding S$20,000 or imprisonment for a term not exceeding six months or both.

Pursuant to the Workplace Safety and Health (Risk Management) Regulations, the employer in a workplace is supposed to, among other things, conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, take all reasonably practicable steps to eliminate or minimize foreseeable risks, implement measures or safety procedures to address the risks, and to inform workers of the same, maintain records of such risk assessments and measures/safety procedures for a period of not less than three years and submit such records to the CWSH when required by the CWSH from time to time. Any employer who fails to comply with the aforementioned requirements is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000 for the first offense, and for a fine not exceeding S$20,000 for a subsequent offense or imprisonment for a term not exceeding six months or both.

Workplace Safety and Health (Construction) Regulations 2007 (“WSHC”)

Part XV of the WSHC provide, among others, for the duty of the owner of a crane, an employee’s lift or a material handling machinery being used in a worksite to ensure that the crane, employee’s lift or material handling machine is of good construction, sound material and adequate strength, free from patent defects and properly maintained. It is the duty of the operator of a crane or material handling machinery being used in a worksite to ensure that the crane or machinery, as the case may be, is positioned or operated to be stable. Where the capacity of the crane used in a worksite is variable, a capacity chart which sets out the safe loads for various lengths of the job at various angles and radial distances shall be provided.

The occupier of a worksite has a duty to ensure that before any crane, employee’s lift or material handling machinery is put into service for the first time in the worksite, it has been thoroughly examined and inspected by a competent person, and in the case of a crane or an employee’s lift, such examination and test is conducted by an authorized examiner.

The operator of any crane or material handling machinery used in a worksite must take, so far as is reasonably practicable, such measures as are necessary to ensure that a suspended load is not moved over any person in the worksite, and to ensure that no load is left suspended on the crane or material handling machinery when it is not in use.

Workplace Safety and Health (General Provisions) Regulations (“WSHR”)

More specific duties imposed by MOM on employers are laid out in the WSHR. Some of these duties include taking effective measures to protect persons at work from the harmful effects of any exposure to any biohazardous material which may constitute a risk to their health and ensuring that the employee has the necessary expertise for the work that he is engaged for and implemented adequate safety and health measures.

Pursuant to the WSHR, the following equipment, among others, are required to be tested and examined by an examiner (the “Authorised Examiner”), who is authorized by the Commissioner of Workplace Safety and Health (“CWSH”), before they can be used in a factory and thereafter, at specified intervals:

●	hoist or lift;
●	lifting gears; and/or
●	lifting appliances and lifting machines.

87

Upon examination, the Authorised Examiner will issue and sign a certificate of test and examination, specifying the safe working load of the equipment. Such certificate of test and examination shall be kept available for inspection. Under the WSHR, it is the duty of the owner of the equipment/occupier of a workplace to keep a register containing the requisite particulars with respect to the lifting gears, lifting appliances and lifting machines. In addition to the above, under the WSHA, inspectors appointed by the CWSH may, among others, enter, a workplace, to make such examination and inquiry as may be necessary to ascertain whether the provisions of the WSHA are complied with, to take samples of any material or substance found in a workplace or being discharged from any workplace for the purpose of analysis or test, to assess the levels of noise, illumination, heat or harmful or hazardous substances in any workplace and the exposure levels of persons at work therein and to take into custody any article in a workplace which is required for the purpose of an investigation or inquiry under the WSHA.

Workplace Safety and Health (Operation of Cranes) Regulations 2011 (“WSHR Crane Regulations”)

Pursuant to the WSHR Crane Regulations, only registered crane operators are allowed to operate a mobile or tower crane (“Cranes”) in a workplace. A person who intends to operate Cranes will be required to apply to the Commissioner for Workplace Safety and Health (“Commissioner”) for approval to register as a crane operator, which requirements include:

●	the successful completion of a training course acceptable to the Commissioner on the operation of a mobile crane or tower crane;
●	in the opinion of the Commissioner, having sufficient experience in operating a mobile crane or tower crane and having passed a proficiency test acceptable to the Commissioner; or
●	the possession of any other equivalent qualification acceptable to the Commissioner.

In addition to the above, the Commissioner may require the applicant to produce a current medical certificate from a registered medical practitioner which certifies that the applicant is medically fit to operate a mobile crane or tower crane. Once the Commissioner has approved the application to register as a crane operator, the certificate of registration will be valid for a period of two years from the date of registration or for a shorter period as the Commissioner may specify.

Under the WSHR Crane Regulations, any registered crane operator may be required to produce his certificate of registration for inspection by inspectors appointed by the Commissioner. The Commissioner may suspend or cancel the registration of any registered crane operator if the Commissioner is satisfied that the registered crane operator has (i) obtained his registration under the WSHR Crane Regulations by means of fraud, false representation or the concealment of any material fraud; (ii) has been certified by a registered medical practitioner to be unfit to operate a mobile crane or a tower crane; or (iii) has failed to comply with any of the duties set out in the WSHR Crane Regulations.

Similarly, crane contractors must be approved by the Commissioner to carry out installation, repair, alteration and dismantling of Cranes (“Operations”). Upon successful application, the applicant receives a certificate of approval which is valid for two years from the date of approval. Crane contractors must ensure that the Operations are carried out in accordance with a manufacturer’s manual which contains instructions on safe procedures for such operations, or where such manual is unavailable, ensure that the Operations are carried out under the immediate supervision of an authorized examiner. The said cranes cannot be used unless they have been tested and certified safe by an authorized examiner for the operations for which they are intended.

Workplace Safety and Health (Risk Management) Regulations (“Risk Management Regulations”)

Pursuant to the Risk Management Regulations, employers and principal must in every workplace conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, and take all reasonably practicable steps to eliminate any foreseeable risk to any person who may be affected by his undertaking in the workplace. Where it is not reasonably practicable to eliminate such risk, the employer or principal is required to implement reasonably practicable measures to minimize the risk, such as substitution, engineering control, administrative control and provision and use of suitable personal protective equipment, and safe work procedures to control the risk. The employer and principal shall also take all reasonably practicable steps to ensure that any person in the workplace who may be exposed to a risk to his safety and health is informed of the nature of the risk involved, and any measure of safe work procedures implemented.

88

Workplace Safety and Health (Work at Heights) Regulations 2013 (“Work At Heights Regulations”)

Pursuant to the Work At Heights Regulations, the responsible person of any person who carries out or is to carry out any work at height must do the following:

●	ensure that no work at height it carried out where it is reasonably practicable to carry out the work safely otherwise than at height;
●	ensure that such person must have first received adequate safety and health training to familiarize himself with the hazards associated with work at height and the precautions to be observed; and
●	ensure that such person shall work at a height in a workplace under the immediate supervision of a competent person for that work.

The occupiers of every workplace specified in the Work At Heights Regulations must also establish and implement a fall prevention plan in accordance with the requirements of the approved code of practice relating to safe and sound practices for fall prevention.

Factories (Operation of Cranes) Regulations (“Factories Regulations”)

Pursuant to the Factories Regulations, only crane contractors approved by the Chief Inspector are allowed to carry out installation, repair, alteration and dismantling of mobile cranes or tower cranes (the “Operations”). Crane contractors must first obtain approval from the Chief Inspector before they can undertake the jobs mentioned above. In addition, the owner of any mobile cranes or tower cranes must ensure that all of its cranes are tested and certified safe by an approved person for the operations for which they are intended. The said cranes cannot be used unless they have been tested and certified accordingly.

Further, operators of mobile and tower cranes must be registered with the Chief Inspector. Once registered, these operators are issued with certificates, which are typically valid for 2 years, indicating the types of cranes they are allowed to operate. Only operators who possess the appropriate certificates of registration can operate these cranes. Before they may be registered, these operators must first possess the necessary qualifications required under the Regulations. These qualifications include successful completion by the applicant of the course in crane operation conducted by an institute or organization acceptable to the Chief Inspector.

We have 15 crane operators who are qualified and certified by MOM to erect and operate cranes in Singapore.

Work Injury Compensation Act

The Work Injury Compensation Act 2019 of Singapore (The “WICA”), which is regulated by the MOM, applies to all employees who are engaged under a contract of service or apprenticeship with an employer regardless of their level of earnings. The WICA does not cover self-employed persons or independent contractors. However, as the WICA provides that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the subcontractor employer), the principal shall be liable to compensate those employees of the subcontractor employer who were injured while employed in the execution of work for the principal. The WICA provides that if an employee dies or sustains injuries in a work-related accident or contracts occupational diseases in the course of the employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA.

An employee who has suffered an injury arising out of and in the course of his employment can choose to either:

●	report the accident to his employer in order to submit a claim for compensation through the MOM without needing to prove fault or negligence on anyone’s part. There is a fixed formula in the WICA for the amount of compensation to be awarded; or
●	commence legal proceedings to claim damages under common law against the employer for breach of duty or negligence.

Damages under a common law claim are usually more than an award under the WICA and may include compensation for pain and suffering, loss of wages, medical expenses and any future loss of earnings. However, the employee must show that the employer has failed to provide a safe system of work, or breached a duty required by law or that the employer’s negligence caused the injury.

89

Under the WICA, every employer is required to insure and maintain insurance under approved policies with an insurer against all liabilities which he may incur under the provisions of the WICA in respect of all employees employed by him, unless specifically exempted. Further, every employer is required to maintain work injury compensation insurance for all employees engaged in manual work labor regardless of their salary level, as well as all employees doing non-manual work who earn S$2,100 or less a month. Failure to provide adequate insurance is an offense carrying a fine of up to S$10,000 or imprisonment for a term of up to 12 months, or both. For further information on our Group’s insurance policies, please refer to the section headed “Insurance”.

Employment Act

The Employment Act 1968 of Singapore (the “Employment Act”) is the main legislation governing employment in Singapore and is administered by the MOM. The Employment Act covers every employee who is under a contract of service with an employer and includes a workman (as defined under the Employment Act) but does not include, among others, any person employed in a managerial or executive position (subject to the exceptions set out below). The definition of “employee” under the Employment Act does not extend to freelance contractors who have entered into a contract for service. Accordingly, freelance contractors are not considered to be employees of our Group.

A workman is defined under the Employment Act as including, among others, (a) any person, skilled or unskilled, who has entered into a contract of service with an employer in pursuance of which he is engaged in manual labor, including any apprentice; and (b) any person employed partly for manual labor and partly for the purpose of supervising in person any workman in and throughout the performance of his work.

Core employment provisions of the Employment Act, such as public holiday and sick leave entitlements, minimum days of annual leave, payment of salary and allowable deductions and release for wrongful dismissal, cover all employees, including persons employed in a managerial or executive position, except public servants, domestic workers, seafarers and those who are covered separately.

In addition to the core employment provisions of the Employment Act, Part IV of the Employment Act contains provisions relating to, among other things, working hours, overtime, rest days, holidays, annual leave, payment of retrenchment benefit, priority of retirement benefit, annual wage supplements and other conditions of work or service (“Part IV”). However, such Part IV provisions only apply to: (a) workmen earning basic monthly salaries of not more than S$4,500; and (b) employees (excluding workmen) earning basic monthly salaries of not more than S$2,600. An employer who breaches any provision of Part IV of the Employment Act is guilty of an offense and is liable on conviction for a fine not exceeding S$5,000, and for a second or subsequent offense a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

From April 1, 2016, employers are required to issue to their employees who are covered by the Employment Act and who are employed for 14 days or more a written record of the key employment terms of the employee. The key employment terms required to be provided (unless inapplicable to such employee) include, among other things, working arrangements (such as daily working hours, number of working days per week and rest day(s)), salary period, basic salary, fixed allowances and deductions, overtime rate of pay, types of leave and other medical benefits.

Employment of Foreign Manpower Act

The employment of foreign employees in Singapore is governed by the Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”) and is regulated by the MOM. The EFMA prescribes the responsibilities and obligations of employers of foreign employees in Singapore.

The EFMA provides that no person shall employ a foreign employee unless the foreign employee has obtained a valid work pass from the MOM in accordance with the Employment of Foreign Manpower (Work Passes) Regulations 2012, which allows the foreign employee to work for him. Any person who fails to comply with or contravenes this provision of the EFMA is guilty of an offense and will: (a) be liable on conviction for a fine not less than S$5,000 and not more than S$30,000 or imprisonment for a term not exceeding 12 months or both; and (b) on a second or subsequent conviction: (i) in the case of an individual, be liable for a fine of not less than S$10,000 and not more than S$30,000 and imprisonment for a term of not less than one month and not more than 12 months; or (ii) in any other case, be punished with a fine of not less than S$20,000 and not more than S$60,000.

90

In Singapore, the work pass to be issued to a foreigner is contingent on, among other things, the type of work and salary being received by the foreigner in question. Foreign professionals, managers and executives earning a fixed monthly salary of at least S$4,500 with acceptable qualifications (such as a good university degree, professional qualifications or specialist skills) may apply for an employment pass, whereas older and more experienced candidates will need higher salaries. Mid-level skilled staff earning a fixed monthly salary of at least S$2,500 who possess a degree, diploma or technical certificate and have the relevant work experience may apply for an S-pass; and semi-skilled foreign workers from approved source countries working in, among others, the manufacturing sector may apply for a work permit.

Further, under the Employment of Foreign Manpower (Work Passes) Regulations 2012, an employer is required to purchase and maintain medical insurance with coverage of at least S$15,000 per 12-month period of a foreign workers’ employment (or for such shorter period where the foreign workers’ period of employment is less than 12 months) for the foreign workers’ in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing.

In addition, the employment of foreign workers is also subject to sector-specific rules regulated by the MOM through the following policy instruments: (a) business activity; (b) approved source countries; (c) the imposition of security bonds and levies; and (d) quota (or dependency ratio ceilings) based on the ratio of local to foreign workers.

Required safety courses

For the manufacturing sector, foreign workers who handle metals and machinery in the metalworking industry, such as our foreign workers employed under JCS, must take a Metalworking Safety Orientation Course or an Apply Workplace Safety and Health in Metal Work course before their work permits can be issued, and such courses may be conducted by either the Occupational Safety and Health Training and Promotion Centre or other training institutions approved by the Chief Inspector appointed by the Minister of Manpower.

A work permit cannot be issued to the foreign worker until he has taken the safety course. Employers are responsible for their workers passing the test. If the foreign workers fail the course, they should retake it as soon as possible and are required to pass the course within three months of their arrival or their work permit could be revoked. Foreign workers in the metalworking industry that have worked in the metalworking industry for (a) less than six years must pass the safety course once every two years; and (b) more than six years must pass the safety course once every four years.

Employers renewing a work permit must ensure that the foreign worker’s safety course certificate has a validity period of more than one month on the day of renewal, otherwise the work permit will not be renewed.

Infectious Diseases Act

The Infectious Diseases Act 1976 of Singapore (the “IDA”) relates to the quarantine and the prevention of infectious diseases. Under the IDA, if the Director of Medical Services (the “DMS”) has reason to believe that there exist on any premises conditions that are likely to lead to the outbreak or spread of any infectious disease, he may, among other things, by written notice, order the closure of the premises for a period not exceeding 14 days, and require the owner or occupier of the premises to cleanse or disinfect the premises in the manner and within the time specified in the notice or carry out such additional measures as the DMS may require in the manner and within the time specified in the notice. Such notice directing the owner or the occupier of the premises to close the premises may be renewed by the DMS from time to time for such period, not exceeding 14 days, as the DMS may, by written notice, specify.

In addition, the DMS may order any person who is, or is suspected to be, a case or carrier or contact of an infectious disease to be detained and isolated in a hospital or other place for such period of time and subject to such conditions as the DMS may determine. The DMS may also direct any person carrying on any occupation, trade or business in a manner as is likely to cause the spread of infectious disease to take preventative action that the DMS reasonably believes is necessary to prevent the possible outbreak or prevent or reduce the spread of the infectious disease. Under the IDA, “preventative action” in the case of such direction, includes, among other things, requiring the person to stop carrying on, or not carry on, the occupation, trade or business during a period of time specified in the direction.

91

Any person who, without reasonable excuse, fails to comply with any requirement of such notice or direction given to that person by the DMS is guilty of an offense. While there are no specific penalties for such offense, any person guilty of an offense under the IDA for which no penalty is expressly provided shall (a) in the case of a first offense, be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 6 months or both; and (b) in the case of a second or subsequent offense, be liable on conviction for a fine not exceeding S$20,000 or imprisonment for a term not exceeding 12 months or both.

Infectious Diseases (COVID-19 — Stay Orders) Regulations 2020

On March 26, 2020, the Ministry of Health of Singapore (“MOH”) promulgated the Infectious Diseases (COVID- 19 — Stay Orders) Regulations 2020 (the “SHN Regulations”) under the Infectious Diseases Act of Singapore.

Under the SHN Regulations, an at-risk individual may be ordered to go directly to one or more places of accommodation specified in an order given under the SHN Regulations and not leave the place of accommodation if, among other things, the individual is a traveler entering Singapore on or after October 7, 2021, for the period starting upon the issue of the order and ending on the later of (i) a day specified in the order, which must not be later than the 21st day after the date the order was issued; and (ii) the day that the individual knows that he tests negative for COVID-19 after undergoing any antigen rapid test or polymerase chain reaction test as prescribed under the SHN Regulations, and if the individual is required to undergo a serology test, also tests positive after undergoing a serology test as prescribed under the SHN Regulations. The penalty for an offense under the SHN Regulations is a fine of up to S$10,000 or imprisonment of up to six months or both.

On February 16, 2022, the Singapore government announced the further simplification of existing healthcare protocols, workplace testing requirements and safe management measures, including focusing the mandatory rostered routine testing on sectors where there are interactions with vulnerable populations as well as the provision of essential services, such as the healthcare and eldercare sectors and selected essential services sectors, with effect from February 18, 2022, and workplace requirements will be aligned with those for community safe management measures. The border measures for travelers were also simplified with effect from February 22, 2022, including the standardization of the stay home notice duration to seven days across all country/region categories in view of the Omicron variant’s shorter incubation period and the cessation of the enhanced testing regime for travelers arriving on vaccinated travel lanes.

COVID-19 measures in relation to our operations

Under the Control Order Regulations, a permitted enterprise may continue to carry out the business, undertaking or work at the permitted premises of the permitted enterprise without closing those permitted premises to entry by any individual, with the prior permission of the Multi-Ministry Taskforce, and in accordance with the prescribed restrictions for that type of business, undertaking or work or any conditions imposed in the aforementioned permission. Such owner or occupier of the permitted premises may allow any employee (including employees of such permitted enterprises or where any permitted enterprise is a principal, includes a contractor, a subcontractor or an employee of a contractor or subcontractor of such permitted enterprise, where the contractor, subcontractor or employee works under the direction of the permitted enterprise as to the manner in which the work is carried out), customer or other individual to enter the premises only for the purposes of working for or dealing with the permitted enterprise (including procuring the provision of the authorized service), subject to the continued adherence to the safe management measures under the Control Order Regulations or the conditions of the permission. Where the permitted enterprise is directing a contractor or subcontractor, they are responsible under the Control Order Regulations for implementing the necessary measures in relation to the employees of the contractor or subcontractor as well.

Although a permitted enterprise may carry on business at the permitted premises, where such permitted enterprise is not a hospital, clinic or other healthcare institution or facility for the reception, lodging, treatment or care of individuals requiring medical treatment or a premise exempted under paragraph 2 of the Workplace Safety and Health (Exemption) Order of Singapore, they must, where reasonably practicable, direct permitted enterprise workers to work from their place of residence. A permitted enterprise must have appropriate internal policies and procedures and adequate controls to monitor and ensure compliance with the relevant requirements by the permitted enterprise and its permitted enterprise workers, to remedy without delay any instances of noncompliance and to conduct an adequate analysis of the risks of COVID-19 infections arising from the permitted enterprise’s business, undertaking or work and make recommendations to mitigate any risks identified to the permitted enterprise, which may include more stringent requirements than in the Control Order Regulations.

92

The Workplace Safety and Health (COVID-19 Safe Workplace) Regulations 2021 (“WSH COVID Regulations”) were gazetted on 29 December 2021 and came into operation on 1 January 2022. The WSH COVID Regulations provide for work-from-home arrangements for employees, workplace access and vaccination, and workplace safe management measures. Under part 3 of the WSH COVID Regulations, employers must take necessary measures to ensure that employees and other individuals who enter or remain in work premises are vaccinated against COVID-19 infections. Part 4 of the WSH COVID Regulations further provides for workplace safe management measures including the wearing of masks when at the work premises, maintaining a physical distance of at least one meter between employees and necessary contact tracing and entry controls measures.

MOM has also issued relevant advisories, including an advisory on work and leave arrangements for employees who have tested positive for COVID-19, and a checklist of safe management measures. In addition to the regulations set out above, the government, including the BCA and MOM, imposes sector-specific requirements which are updated from time to time depending on the COVID-19 situation. Such requirements have included the implementation of fast and easy testing and rostered testing regimes for the construction sector.

Central Provident Fund Act

The Central Provident Fund (“CPF”) system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the Central Provident Fund Act 1953 of Singapore (“CPFA”), an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). CPF contributions are not applicable for foreigners who hold employment passes, S passes or work permits. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid for that month.

Where the amount of the contributions which an employer is liable to pay under the CPFA in respect of any month is not paid within such period as may be prescribed, the employer shall be liable for the payment of interest on the amount for every day the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where an offense has been committed under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the offense is repeated by the same offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Customs regulations

Goods exported from Singapore are regulated under the Customs Act 1960 of Singapore (the “Customs Act”). To export goods from Singapore, the exporter is required to declare the goods to Singapore Customs, a department under the Ministry of Finance, which is the lead agency for trade facilitation and revenue enforcement. The Singapore Goods and Services Tax (the “GST”) is not levied on goods exported from Singapore. A Customs export permit is required for, among other things, the export of locally manufactured goods or local GST paid goods, the export of goods from free trade zones, dutiable goods from licensed warehouses and non-dutiable goods from a zero-rated warehouse. The exporter will be the party that issues the commercial invoice to his overseas customer. Exporters who intend to engage in import and/or export activities in Singapore or appoint a declaring agent to apply for Customs import, export and transshipment permits or certificates will need to activate their Customs Account with Singapore Customs, further to which a declaring agent may be appointed to apply for Customs permits on their behalf. Declaring agents have to be registered with Singapore Customs.

93

Exporters may be penalized if they do not comply with the requirements and conditions imposed under the Customs Act. Making an incorrect declaration or failing to make a declaration of goods imported into, exported from or transshipped in Singapore will result in being liable on conviction for a fine not exceeding S$10,000, or the equivalent of the amount of the customs duty, excise duty or GST payable, whichever is the greater amount, or imprisonment for a term not exceeding 12 months, or both.

Administration of Carriage of Goods by Motor Vehicles

The regulation of road traffic and movement of vehicles in Singapore, including the administration of the carriage of goods by motor vehicles, is governed by the Road Traffic Act and relevant subsidiary legislation, including, among others, the Road Traffic (Motor Vehicles, Registration & Licensing) Rules.

Pursuant to Rule 46 of the Road Traffic (Motor Vehicles, Registration & Licensing) Rules, no person shall cause or permit a motor vehicle or trailer constructed or adapted for use for the carriage of goods to carry a load in excess of the maximum laden weight as determined by the Registrar of Vehicles (the “Registrar”). Pursuant to Rules 43 and 44, the owner of a motor vehicle which is constructed or adapted for use for the carriage of goods or a trailer shall inform the Registrar of the maximum laden weight of the vehicle or trailer in accordance with the manufacturer’s specification, or shall otherwise provide the Registrar with such information as the Registrar may require in order to enable him to ascertain the maximum laden weight, and the Registrar shall upon receiving such information, determine the maximum laden weight of the motor vehicle or trailer. Owners of the motor vehicles and trailers are required to paint or otherwise clearly mark upon a conspicuous place on the vehicle or trailer, among others, the maximum laden weight of the vehicle or trailer and the weight of the vehicle or trailer unladen.

Contravention of Rule 46 of the Road Traffic (Motor Vehicles, Registration & Licensing) Rules constitutes an offence under Section 131(1) of the Road Traffic Act, punishable under Section 131(2) of the Road Traffic Act. Under Section 131(2), the offender may be liable, in the case of a first offence, to a fine not exceeding S$1,000 or imprisonment for a term not exceeding three months, and in the case of a second or subsequent offence, to a fine not exceeding S$2,000 or imprisonment for a term not exceeding six months. Section 131B(1) of the Road Traffic Act prescribes that where an offence committed by a body corporate is proved to have been committed with the consent or connivance of an officer or to be attributable to any act or default on his part, the officer, meaning any director, member of the committee of management, chief executive officer, manager, secretary or other similar officer, including any person purporting to act in any such capacity, shall be guilty of an offence and shall be liable to be proceeded against and punished accordingly.

94

MANAGEMENT

The following table sets forth the names, ages and titles of our Directors and Executive Officers:

Name	Age	Title

Executive Directors and Officers:

Mr. “James” Lim Eng Hock	63	Executive Director, Chairman and Chief Executive Officer

Ms. Lee NG	64	Executive Director and Chief Administration Officer

Ms. “Maggie” Lim Mei Jun	37	Deputy Chief Executive Officer

Mr. “Nick” Tan Lu Chong	41	Chief Operating Officer

Ms. “Nancy” Lee Pei Pei	55	Chief Financial Officer

Independent Directors Nominees:

Mr. Chin Hoong “Edmund” Chan	34	Independent Director Nominee

Mr. Gang Wong	52	Independent Director Nominee

Mr. Chin Heng “Jimmy” Neo	58	Independent Director Nominee

No arrangement or understanding exists between any such Director or officer and any other persons pursuant to which any Director or executive officer was elected as a Director or executive officer. Our Directors are elected annually and serve until their successors take office or until their death, resignation or removal. The Executive Officers serve at the pleasure of the Board of Directors.

Executive Directors and Officers:

Mr. James Lim Eng Hock is our Executive Director, Chairman and Chief Executive Officer. He was appointed as a Director on June 2, 2022. Mr. James Lim is responsible for the overall business management of our Group.

Mr. James Lim has always been managing his own companies in the industrial machinery and heavy construction equipment sector for over 20 years. In August 2002, Mr. James Lim set up Multi Ways SG for the sales in heavy construction equipment. He has been the managing director of Multi Ways SG since 2002. In June 2014, Mr. James Lim set up MWE Investment Pte Ltd as an investment holding company and a company providing general warehousing and logistic services, where he is a director of the company.

Mr. James Lim holds the General Certificate of Education Ordinary Level qualifications.

Ms. Lee NG is our Executive Director and Chief Administration Officer. She was appointed as a Director on June 2, 2022. Ms. Lee NG is responsible for the overall administration of our Group.

Ms. Lee NG has over 20 years of experience in providing general administrative services in the industrial machinery and heavy construction equipment sector. In August 2002, Ms. Lee NG joined Multi Ways SG as a director. In June 2014, Ms. Lee NG joined MWE Investment Pte Ltd, an investment holding company and a company providing general warehousing and logistic services, as a director.

95

Ms. Lee NG holds the Primary School Leaving Examination qualification in Singapore.

Ms. Maggie Lim Mei Jun is our Deputy Chief Executive Officer. She is responsible for our Group’s sales of machinery, as well as our Group’s human resources and administration affairs.

Ms. Maggie Lim joined our Group since 2007 as an executive director of Multi Ways SG. She has been a director of MWE Investment Pte Ltd since June 2014 and a director of MNH Global Pte Ltd, a business consultancy company, since September 2018.

Ms. Maggie Lim obtained a Diploma in Business Administration in Temasek Polytechnic, Singapore and a Bachelor of Business Administration in RMIT University, Australia in 2006.

Mr. Nick Tan Lu Chong is our Chief Operating Officer. He is responsible for the overall operations of our Group.

Prior to joining our Group, Mr. Nick Tan worked in Jordon International Food Processing Pte Ltd as a sales executive from 2003 to 2007. In 2008 to 2009, Mr. Nick Tan was a wealth manager at the sales of unit trusts and insurance department of the Hongkong Shanghai Banking Corporation Limited. He joined Multi Ways SG in 2014. Since September 2018, Mr. Nick Tan has been a director at MNH Global Pte Ltd, a business consultancy company.

Mr. Nick Tan obtained an Honours in Economics and Management in SIM University, Singapore – University of London.

Ms. Nancy Lee Pei Pei is Chief Financial Officer. She was appointed on May 17, 2022. Ms. Nancy Lee is responsible for the following matters relating to our Group:

●	financial reporting of the Company, including managing accounting operations, statutory financial audit reporting and coordinating corporate tax and indirect tax submissions;
●	preparation of budget and financial forecasts;
●	development and implementation of financial policies and procedure in business processes; and
●	strengthen internal control.

Prior to joining our Group, Ms. Nancy Lee has close to 30 years of experiences in multinational financial management across multiple industries, including ten years of experience in the oil and gas industry, specializing in engineering, procurement, construction and installation (EPCI) of floating, production, storage and offloading vessels (FPSO) and various types of gas production floaters, 16 years of experience in manufacturing and production and four years of experience in multinational corporation. Prior to joining our Group, Ms. Nancy Lee worked in ASL Marine Holdings Ltd as a finance manager of engineering division, VOSTA Group from November 2019 to May 2022. She also worked in Rheem Manufacturing as a finance manager from November 2015 to October 2019. From September 2005 to September 2014, she was a finance reporting manager in Modec Offshore Production Systems Pte. Ltd. From January 2004 to September 2005, she worked as an accounts manager in Eltici Consulting Pte. Ltd. She was a finance and admin manager in Nagase Finechem Singapore Pte. Ltd from June 2002 to December 2003. From May 1999 to May 2002, she was a finance and admin manager in Toprint Computer Supplies Pte. Ltd. and from August 1991 to April 1999, she was a finance and admin manager in OYL Appliances Sdn Bhd.

Ms. Nancy Lee was admitted as an Affiliated Member of the Association of International Accountants in May 1995 and she obtained a Bachelor of Business Administration in Accounting (BBA) inform the Irish University Business School in October 2005.

96

Independent Director Nominees:

Mr. Chin Hoong Chan (“Edmund Chan”) will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Edmund Chan will serve as chairman of the audit committee and as a member of the compensation and nomination committees.

Mr. Edmund Chan has been in the audit and accounting field for over 10 years. From 2011 to 2012, Mr. Edmund Chan worked as an audit associate at Cheng & Co. in Malaysia. From 2012 to 2013, Mr. Edmund Chan worked as a senior audit associate at KPMG in Malaysia. From 2013 to 2018, Mr. Edmund Chan worked as audit assistant manager at BDO LLP in Singapore. Since 2018, Mr. Edmund Chan has been the Finance & HR Manager of Signmechanic Pte Ltd in Singapore.

Mr. Edmund Chan has completed the examination from Association of Chartered Certified Accountants and obtained the certificate in 2011. Mr. Edmund Chan is a member of Association of Chartered Certified Accountants (ACCA) since 2014. He is also a member of the Institute of Singapore Chartered Accountants (ISCA) since 2016 and Fellow Member of Association of Chartered Certified Accountants (FCCA) since 2019.

Mr. Gang Wong (“Mr. Wong”) will begin serving as an independent non-executive director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Wong will serve as chairman of the compensation committee and a member of the audit and nomination committees.

Mr. Wong has over 25 years of experience in legal professional services, advising clients on transactions relating to corporate merger and acquisitions, capital markets and initial public offerings. He worked as a legal associate in Shook Lin & Bok LLP from May 1996 to April 1998 and Ang & Partners from July 1998 to January 2000. He re-joined Shook Lin & Bok LLP in February 2000 as a legal associate and has been a partner since January 2002, Mr. Wong is currently a partner and the Head of China Desk in Shook Lin & Bok LLP.

Mr. Wong also held the position as a director in several listed companies in Singapore. From August 2010 to February 2020, he was an independent non-executive director in Renewable Energy Asia Group Limited, a company engaged in the investment and development of renewable energy and whose shares were previously listed on the Catalist of the Singapore Exchange Securities Trading Limited. From June 2012 to October 2018, he was an independent non-executive director in First REIT Management Limited (formerly known as Bowsprit Capital Corporation Limited), the manager of First Real Estate Investment Trust, a real estate investment trust of hospitals and nursing homes and whose shares are listed on the Mainboard of the Singapore Exchange Securities Trading Limited (stock code: AW9U). Since November 2006, Mr. Wong has been an independent non-executive director in JEP Holdings Ltd (formerly known as Alantac Technology Ltd), a company specializing in aerospace engineering and machining and whose shares are listed on the Catalist of the Singapore Exchange Securities Trading Limited (stock code: 1J4). Since May 2019, Mr. Wong has been an independent non-executive director of Tianjin Pharmaceutical Da Ren Tang Group Corporation Limited (formerly known as Tianjin Zhong Xin Pharmaceutical Group Corporation Limited), a company engaged in the manufacturing and distribution of traditional Chinese medicine and pharmaceutical products and whose shares are listed on the Mainboard of the Singapore Exchange Securities Trading Limited (stock code: T14) and the Shanghai Stock Exchange (stock code: 600329).

Mr. Wong obtained a Bachelor of Laws Honors degree in the National University of Singapore in July 1995. He has been admitted as an advocate and solicitor at the Supreme Court of Singapore since May 1996.

Mr. Chin Heng Neo (“Jimmy Neo”) will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Jimmy Neo will serve as chairman of the nomination committee and as a member of the audit and compensation committees.

97

Mr. Jimmy Neo has more than 25 years of experience in the industrial business serving the marine, energy, mining, agriculture, oil and gas and construction sectors. From 1984 and 1993, Mr. Jimmy Neo was an army officer with the Singapore Armed Forces. In 1993, he joined Spare-Parts Zone Pte. Ltd. (formerly known as Soon Aik Auto Parts Trading Co. Pte Ltd), a company engaged in the business of retailing automotive spare parts in Singapore, specializing in trading Japanese made automotive spare parts primarily used in passenger and commercial vehicles, Mr. Jimmy Neo and established work processes and sales channels to include export, wholesale, retail and service/repairs. In September 1999, Mr. Jimmy Neo was appointed the managing director of Filtec Private Limited (formerly known as TQ Services Pte Ltd) when the company was set up to expand its product offerings and to cater to different industries. Filtec Private Limited has later grown to be a reliable distributor and supplier of industrial spare parts. He is an executive committee member of the Business Leaders Alumni Club in Singapore. In 2022, he was appointed as a director of Spare-Parts Zone Pte. Ltd. and Autozone Automotive Pte. Ltd, and the executive director and chief executive officer of SAG Holdings Limited.

Mr. Jimmy Neo obtained a Bachelor of Science (Industrial Engineering) from The University of Oklahoma, USA in May 1990 and a Technical Diploma in Production Engineering from Singapore Polytechnic in May 1984.

Committees of the Board of Directors

Our board of Directors has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our board of Directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board of Directors may also establish other committees from time to time to assist our Company and the board of Directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, NYSE American and SEC rules and regulations, if applicable. Upon our listing on the NYSE American, each committee’s charter will be available on our website at https://www.multiways.com.sg/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Edmund Chan, Mr. Wong and Mr. Jimmy Neo will serve on the audit committee, which will be chaired by Mr. Edmund Chan. Our board of Directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and the NYSE American, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of Directors has designated Mr. Edmund Chan as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

98

Compensation committee

Mr. Wong, Mr. Jimmy Neo and Mr. Edmund Chan will serve on the compensation committee, which will be chaired by Mr. Wong. Our board of Directors has determined that each such member is “independent” as defined by the rules of the SEC and the NYSE American Company Guide. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the board of Directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;
●	reviewing and recommending to the board of Directors the cash compensation of our other Executive Officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the NYSE American Company Guide;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the board of Directors the compensation of our Directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Jimmy Neo, Mr. Edmund Chan and Mr. Wong and will serve on the nomination committee, which will be chaired by Mr. Jimmy Neo. Our board of Directors has determined that each member of the nomination committee is “independent” as defined by the rules of the SEC and the NYSE American Company Guide. The nomination committee’s responsibilities include:

●	developing and recommending to the board of Directors’ criteria for board and committee membership;
●	establishing procedures for identifying and evaluating Director candidates, including nominees recommended by stockholders; and
●	reviewing the composition of the board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The NYSE American Company Guide includes certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” practices in lieu of the otherwise applicable standards of the NYSE American regarding such matters as: (i) the election and composition of the Board of Directors; (ii) the issuance of quarterly earnings statements; (iii) shareholder approval requirements; and (iv) quorum requirements for shareholder meetings. The application of such exceptions requires that we disclose each NYSE American standard that we do not follow and describe the Cayman Islands practices we do follow in lieu of the relevant NYSE American standard. We currently follow Cayman Islands practices in lieu of the requirements of the NYSE American in respect of the following:

99

●	the requirement under Section 132 of the NYSE American Company Guide that companies listed on NYSE American shall release quarterly sales and earnings; and
●	the Shareholder Approval Requirements under Section 711 to 713 of the NYSE American Company Guide.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our Directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://www.multiways.com.sg/. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our Directors, Executive Officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE American.

Compensation of Executive Directors and Executive Officers

For the financial year ended December 31, 2021, we paid an aggregate of approximately S$649,000 (US$480,000) in cash to our Executive Directors and Executive Officers – Mr. James Lim, Ms. Lee NG, Ms. Maggie Lim, Mr. Nick Tan and Ms. Nancy Lee. For the financial year ended December 31, 2020, we paid an aggregate of approximately S$593,000 (US$449,000) in cash to our Executive Directors and Executive Officers – Mr. James Lim, Ms. Lee NG, Ms. Maggie Lim, Mr. Nick Tan and Ms. Nancy Lee.

Employment Agreements

Employment Agreement between Mr. James Lim and Multi Ways SG

Effective as of August 1, 2022, Multi Ways SG entered into an Employment Agreement with Mr. James Lim. The agreement provides for an annual base salary, together with such additional discretionary bonus. Mr. James Lim ‘s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. James Lim shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Ms. Lee NG and Multi Ways SG

Multi Ways SG entered into an Employment Agreement dated effective as of August 1, 2022 with Ms. Lee NG. The agreement provides for a monthly base salary. Under the terms of the agreement, Ms. Lee NG’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Lee NG shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Ms. Maggie Lim and Multi Ways SG

Multi Ways SG entered into an Employment Agreement dated effective as of August 1, 2022 with Ms. Maggie Lim. The agreement provides for a monthly base salary. Under the terms of the agreement, Ms. Maggie Lim’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Maggie Lim shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

100

Employment Agreement between Mr. Nick Tan and Multi Ways SG

Multi Ways SG entered into an Employment Agreement dated effective as of August 1, 2022 with Mr. Nick Tan. The agreement provides for a monthly base salary. Under the terms of the agreement, Mr. Nick Tan’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Nick Tan shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Ms. Nancy Lee and Multi Ways SG

Multi Ways SG entered into an Employment Agreement dated effective as of August 16, 2022 with Ms. Nancy Lee. The agreement provides for a monthly base salary. Under the terms of the agreement, Ms. Nancy Lee’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Nancy Lee shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Directors’ Agreements

Each of our Directors has entered into a Director’s Agreement with the Company effective upon effectiveness of the Registration Statement of which this prospectus forms a part. The terms and conditions of such Directors’ Agreements are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the Director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote. Under the Directors’ Agreements, the Company agrees, to the maximum extent provided under applicable law, to indemnify the Directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the Directors’ performance of their duties, other than any such losses incurred as a result of the Directors’ gross negligence or willful misconduct.

Under the Directors’ Agreements, the initial aggregate annual salary that is payable to our Independent Director Nominees is S$25,000 to Mr. Edmund Chan, S$22,000 to Mr. Jimmy Neo, and S$22,000 to Mr. Wong in cash respectively.

In addition, our Directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board of Directors; provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors has entered into a service agreement with our Company or any of our subsidiary that provides for benefits upon termination of employment.

101

PRINCIPAL AND SELLING SHAREHOLDER

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our named Executive Officers;
●	each of our Directors and Director nominees; and
●	all of our current Executive Officers, Directors and Director nominees as a group.

Applicable percentage ownership is based on 24,800,000 Ordinary Shares of our Company issued and outstanding as of the date of this prospectus and, with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 3E Gul Circle, Singapore 629633.

	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Named Executive Officers and Directors:
Mr. James Lim (1)	22,877,256	92.25%	21,713,256	72.38%
Ms. Lee NG (1)	707,544	2.85%	671,544	2.24%
Ms. Maggie Lim	-	-	-	-
Mr. Nick Tan	-	-	-	-
Ms. Nancy Lee	-	-	-	-

Independent Director Nominees:
Mr. Edmund Chan	-	-	-	-
Mr. Gang Wong	-	-	-	-
Mr. Jimmy Neo	-	-	-	-

5% Shareholders:

MWE Investments	23,584,000	95.10%	22,384,800	74.62%

(1) Represents shares held by MWE Investments, a company directly owned as to 97.0% and 3.0% by Mr. James Lim and Ms. Lee NG, respectively.

102

Selling Shareholder

This prospectus covers the offering of 1,200,000 Ordinary Shares by the Selling Shareholder. This prospectus and any prospectus supplement will only permit the Selling Shareholder to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares owned by the Selling Shareholder are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder the opportunity to sell those Ordinary Shares.

The following table sets forth the names of the Selling Shareholder, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholder, the number of Ordinary Shares that may be sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)

MWE Investments (2)	23,584,800	95.10%	1,200,000	22,384,800	74.62%

(1)	Based on 24,800,000 Ordinary Shares issued and outstanding immediately prior to the offering and based on 30,000,000 Ordinary Shares to be issued and outstanding immediately after the offering.
(2)	Mr. James Lim and Ms. Lee NG own 97.0% and 3.0% of MWE Investments, respectively. Mr. Lim has voting and dispositive power of ordinary shares held by MWE Investments.

103

RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of our Company for the financial years ended December 31, 2021 and 2020, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Singapore law.

In the ordinary course of business, during the financial years ended December 31, 2021 and 2020, the Company involved with certain transactions, either at cost or current market prices, and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

	Years ended December 31,
Nature of transactions	2021	2020
	$’000	$’000

P4 Engineering Industrial Pte Ltd(1)
Sale of goods	$414	$891
Repair and maintenance	-	54
Purchases of goods	866	1,906
Land rental	367	455

MWE Sdn Bhd(2)
Sale of goods	151	1

Yin Zhan Holding Pte Ltd(3)
Sale of goods	5	488
Purchases of goods	$110	$1,632

These related parties are controlled by the common directors and officers of the Company.

(1)	Mr. James Lim, Ms Lee NG and Ms. Maggie Lim are the directors of P4 Engineering Industrial Pte. Ltd. Mr. James Lim and Ms. Lee NG are shareholders and they hold 100% in P4 Engineering Industrial Pte. Ltd.
(2)	Ms. Maggie Lim and Mr. Nick Tan are the directors and shareholders, and they hold 100% in MWE Sdn Bhd.
(3)	Mr. James Lim is the director and shareholder, and he holds 51% stake in Yin Zhan Holding Pte. Ltd.

Set forth below are related party transactions of our Company for the six months ended June 30, 2022 and 2021, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Singapore law.

In the ordinary course of business, during the six months ended June 30, 2022 and 2021, the Company involved with certain transactions, either at cost or current market prices, and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

	Six Months ended June 30,
Nature of transactions	2022	2021
	$’000	$’000

P4 Engineering Industrial Pte Ltd(1)
Sale of goods	$-	$423
Purchases of goods	880	586
Land rental	181	356

Yin Zhan Holding Pte Ltd(2)
Sale of goods	-	4
Purchases of goods	$408	$-

These related parties are controlled by the common directors and officers of the Company.

(1)	Mr. James Lim, Ms Lee NG and Ms. Maggie Lim are the directors of P4 Engineering Industrial Pte. Ltd. Mr. James Lim and Ms. Lee NG are shareholders and they hold 100% in P4 Engineering Industrial Pte. Ltd.
(2)	Mr. James Lim is the director and shareholder, and he holds 51% stake in Yin Zhan Holding Pte. Ltd.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,000 divided into 400,000,000 Ordinary shares, par value of US$0.00025 each. As of the date of this prospectus, 24,800,000 Ordinary Shares are issued and outstanding.

Immediately upon the completion of this offering, we will have 30,000,000 Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

104

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;
●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than tendays is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

105

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.  On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Amended and Restated Memorandum and Articles of Association authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Amended and Restated Memorandum and Articles of Association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

106

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

107

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

108

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

109

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

Other than the issuance of securities in connection with the reorganization, we have not issued any securities in the past three years.

110

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;
●	an exempted company’s register of members is not open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue no par value, negotiable or bearer shares;
●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as a limited duration company; and
●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

The NYSE American Company Guide includes certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” practices in lieu of the otherwise applicable standards of the NYSE American regarding such matters as: (i) the election and composition of the Board of Directors; (ii) the issuance of quarterly earnings statements; (iii) shareholder approval requirements; and (iv) quorum requirements for shareholder meetings. The application of such exceptions requires that we disclose each NYSE American standard that we do not follow and describe the Cayman Islands practices we do follow in lieu of the relevant NYSE American standard. We currently follow Cayman Islands practices in lieu of the requirements of the NYSE American in respect of the following:

●	the requirement under Section 132 of the NYSE American Company Guide that companies listed on NYSE American shall release quarterly sales and earnings; and
●	the Shareholder Approval Requirements under Section 711 to 713 of the NYSE American Company Guide.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a majority in number representing seventy-five percent (75%) in value of the shareholders voting together as one class and (b) if the shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class.

111

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted within four months by holders of 90% of the shares that are the subject of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;
●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
●	those who control the company are perpetrating a “fraud on the minority”.

112

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, the service agreements of our Directors and senior Executive Officers with Multi Ways SG provide such persons additional indemnification beyond that provided in our Amended and Restated Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in our Amended and Restated Memorandum and Articles of Association

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of Directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our Directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Amended and Restated Articles of Association provide that any action required or permitted to be taken at general meetings of the Company may only be taken upon the vote of shareholders at general meeting and shareholders may not approve corporate matters by way of a unanimous written resolution without a meeting being held.

113

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Neither Cayman Islands law nor our Articles of Association allow our shareholders to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our Amended and Restated Articles of Association require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, directors may be removed by ordinary resolution.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

114

Under the Companies Act of the Cayman Islands and our Articles of Association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may only be amended by special resolution.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

115

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 30,000,000 Ordinary Shares issued.

All of the Ordinary Shares sold in this offering by the Company and by the Selling Shareholder will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we have applied to list our Ordinary Shares on the NYSE American, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriter, for a period of 180 days after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our Directors and Executive Officers and our 5% or greater shareholders, except for (i) the Selling Shareholder, with respect to its Ordinary Shares sold in this offering, and (ii) certain resale shareholders in the concurrent resale being registered in the registration statement of which this prospectus forms a part, has also entered into a similar lock-up agreement with the underwriter for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or
●	The average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

116

MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

117

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

118

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;
●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;
●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and
●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

119

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have applied to list our Ordinary Shares on the NYSE American, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

120

UNDERWRITING

We and the Selling Shareholder will enter into an underwriting agreement with Spartan Capital Securities, LLC, or the Representative, acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we and the Selling Shareholder have agreed to sell to the underwriter, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Spartan Capital Securities, LLC	[●]
Total

The Representative is offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$0.20 per share. The underwriter may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts and Expenses

The underwriting discounts are 8.0% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

		Per Share		Total
Public offering price	US$	2.50	US$	16,000,000
Underwriting discounts and commissions to be paid by us:	US$	0.20	US$	1,280,000
Proceeds, before expenses, to us	US$	2.30	US$	11,960,000
Proceeds, before expenses, to the Selling Shareholder	US$	2.30	US$	2,760,000

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the Ordinary Shares.

We have agreed to reimburse the Representative up to a maximum of US$170,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). We agreed to pay US$60,000 as an advance towards the Representative’s accountable expenses (US$30,000 paid upon execution of the engagement letter in connection with this offering, and an additional US$30,000 to be paid upon receipt of initial comments from the SEC to the registration statement of which this prospectus forms a part), (together, the “Advance”). As of the date of this prospectus, we have paid US$30,000 of the Advance to the Representative; any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

121

We have agreed to pay expenses relating to the offering, including but not limited to (i) all filing fees and communication expenses relating to the registration of the Ordinary Shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA; (ii) all fees and expenses relating to the listing of the Ordinary Shares on the NYSE American; (iii) all reasonable fees, expenses and disbursements relating to background checks of the Company’s officers and Directors; (iv) up to US$175,000 of legal fees, costs and expenses incurred by the Representative, including all reasonable travel and lodging expenses incurred by the Representative or its counsel in connection with visits to, and examinations of, the Company; (v) translation costs for due diligence purposes; (vi) all fees, expenses and disbursements relating to the registration or qualification of such Ordinary Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees and the reasonable fees and disbursements of Representative’s counsel); (vii) the costs of all mailing and printing of the underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (viii) the costs of preparing, printing and delivering certificates representing the Ordinary Shares and the fees and expenses of the transfer agent for such shares; (ix) stock transfer taxes, if any; (x) the fees and expenses of the Company’s accountants, legal counsel, public relations firm and other agents and representatives; (xi) all expenses, including without limitation, travel and lodging expenses for all road show meetings and preparation of a power point presentation; and (xii) the costs associated with “tombstone or Lucite” advertisements.

We estimate that the total expenses of the offering payable by us, excluding the underwriter’ discount and commissions and non-accountable expense allowance will be approximately US$1,234,000 including a maximum aggregate reimbursement of US$170,000 of the Representative’s accountable expenses.

Lock-Up Agreements

Our Executive Officers, Directors and principal shareholders (5% or more shareholders), except for (i) the Selling Shareholder with respect to its Ordinary Shares sold in this offering and (ii) certain resale shareholders in the concurrent resale being registered in the registration statement of which this prospectus forms a part, have agreed, subject to certain exceptions, to a 180 days “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of 180 days following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 180 days following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

For a period of twelve months from the completion of this offering, we have granted the Representative the right of first refusal to act as lead manager and bookrunner or lead placement agent with respect to any public or private sale of the securities of the Company and/or any of its subsidiaries.

NYSE American Listing

We have applied to have our Ordinary Shares approved for listing on the NYSE American under the symbol “MWG.” This offering is contingent upon the listing of our Ordinary Shares on the NYSE American. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the NYSE American at the completion of this offering.

122

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the NYSE American may engage in passive market making transactions on the NYSE American in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering Is in progress.
●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.
●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the underwriter.
●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

123

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the NYSE American or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

124

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the NYSE American listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	3,113
NYSE American Listing Fee	US$	75,000
FINRA Filing Fee	US$	2,900
Legal Fees and Expenses	US$	530,000
Accounting Fees and Expenses	US$	223,000
Printing and Engraving Expenses	US$	9,987
Miscellaneous Expenses	US$	220,000
Underwriter Expenses	US$	330,000
Total Expenses	US$	1,394,000

125

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby will be opined upon for us by Conyers Dill & Pearman. Sichenzia Ross Ference LLP is acting as U.S. securities counsel to Spartan Capital Securities, LLC. Certain legal matters as to Singapore law will be passed upon for us by Opal Lawyers LLC. Ortoli Rosenstadt LLP may rely upon Conyers Dill & Pearman with respect to matters governed by the law of the Cayman Islands and Opal Lawyers LLC with respect to matters governed by Singaporean laws.

126

EXPERTS

The financial statements as of June 30, 2022 and 2021, and for each of the six months ended in the period ended June 30, 2022 and 2021 included in this prospectus have been reviewed by Onestop Assurance PAC, an independent registered public accounting firm.

The financial statements as of December 31, 2021 and 2020, and for each of the two financial years in the period ended December 31, 2021 and 2020 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes two explanatory paragraphs referring to the restatement for correction of an error and the translation of Singapore Dollars to United States Dollars). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

127

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

128

INDEX TO AND SUBSIDIARIES UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES AUDITED CONSOLIDATED FINANCIAL STATEMENTS

F-1

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	June 30, 2022	December 31, 2021
	$’000	$’000
ASSETS
Current assets:
Cash and cash equivalents	$952	$1,533
Accounts receivable, net	6,045	5,692
Inventories	29,432	32,874
Financial assets available for sales	294	-
Amounts due from related parties	-	12
Deposits, prepayments and other receivables	3,997	5,007
Total current assets	40,720	45,118

Non-current assets:
Property and equipment, net	7,176	7,720
Right-of-use assets	1,510	1,769
Deferred tax assets	8	8
Total non-current assets	8,694	9,497

TOTAL ASSETS	$49,414	$54,615

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,394	$4,413
Customer deposits	5,226	10,427
Amounts due to related parties	15,668	15,952
Bank borrowings	8,373	7,412
Lease liabilities	1,648	1,947
Income tax payable	787	522
Total current liabilities	36,096	40,673

Long-term liabilities:
Bank borrowings	3,925	4,914
Lease liabilities	2,823	3,670
Total long-term liabilities	6,748	8,584

TOTAL LIABILITIES	$42,844	$49,257

Commitments and contingencies	-	-

Shareholders’ equity
Ordinary share, par value US$0.00025, 400,000,000 shares authorized, 24,800,000 ordinary shares issued and outstanding*	6	6
Additional paid-in capital	5,440	5,440
Retained earnings	1,618	257
Accumulated other comprehensive loss	(494)	(345)
Total shareholders’ equity	6,570	5,358

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$49,414	$54,615

*	Retrospectively restated for effect of 1:4 forward stock split and share surrender on January 27, 2023 (see Note 11).

See accompanying notes to consolidated financial statements.

F-2

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Currency expressed in United States Dollars (“US$”))

	Six Months ended June 30,
	2022	2021
	$’000	$’000

Revenues, net	$20,094	$12,705

Cost of revenue	(14,492)	(8,133)

Gross profit	5,602	4,572

Operating cost and expenses:
Selling and distribution	(752)	(266)
General and administrative	(3,280)	(3,347)
Total operating cost and expenses	(4,032)	(3,613)

Profit from operations	1,570	959

Other income (expense):
Gain from disposal of plant and equipment	-	297
Interest income	-	20
Interest expense	(270)	(333)
Dividend income	4	-
Government grant	74	93
Foreign exchange loss, net	(50)	(5)
Other income	313	229
Total other income, net	71	301

Income before income taxes	1,641	1,260

Income tax (expense) refund	(279)	232

NET INCOME	$1,362	$1,492

Other comprehensive (loss) income:
Foreign currency translation adjustment	(150)	(285)

COMPREHENSIVE INCOME	$1,212	$1,207

Net income per share
Basic	$0.05	$0.06
Diluted	$0.05	$0.06

Weighted average number of ordinary shares outstanding
Basic and Diluted*	24,800,000	24,800,000

*	Retrospectively restated for effect of 1:4 forward stock split and share surrender on January 27, 2023 (see Note 11).

See accompanying notes to consolidated financial statements.

F-3

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Shares*		Additional	Accumulated other		Total
	No. of		paid-in	comprehensive	Retained	shareholders
	shares	Amount	capital	(loss) income	earnings	equity
	‘000	$’000	$’000	$’000	$’000	$’000

Balance as of January 1, 2021	24,800	$6	$5,440	$-	$10,296	$15,742

Foreign currency translation adjustment	-	-	-	(285)	-	(285)
Net income for the period	-	-	-	-	1,492	1,492

Balance as of June 30, 2021	24,800	$6	$5,440	$(285)	$11,788	$16,949

Balance as of January 1, 2022	24,800	$6	$5,440	$(344)	$256	$5,358

Foreign currency translation adjustment	-	-	-	(150)	-	(150)
Net income for the period	-	-	-	-	1,362	1,362

Balance as of June 30, 2022	24,800	$6	$5,440	$(494)	$1,618	$6,570

*	Retrospectively restated for effect of 1:4 forward stock split and share surrender on January 27, 2023 (see Note 11).

See accompanying notes to consolidated financial statements.

F-4

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Six Months ended June 30,
	2022	2021
	$’000	$’000

Cash flows from operating activities:
Net income	$1,641	$1,260
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	413	425
Depreciation of right-of-use assets	208	41
Gain on disposal of property and equipment	-	(298)

Change in operating assets and liabilities:
Accounts receivable	361	413
Inventories	2,495	1,112
Accounts payable and accrued liabilities	283	457
Customer deposits	(4,900)	2,433
Income tax refund	-	227
Net cash provided by operating activities	501	6,070

Cash flows from investing activities:
Purchase of property and equipment	(93)	-
Proceeds from disposal of property and equipment	-	898
Investment	(294)	-
Net cash (used in) generated from investing activities	(387)	898

Cash flows from financing activities:
Proceeds/Repayment of bank borrowings, net	327	(3,706)
Repayment of lease liabilities	(984)	(944)
Net cash used in financing activities	(657)	(4,650)

Effect on exchange rate change on cash and cash equivalents	(38)	(27)

Net change in cash and cash equivalent	(581)	2,291

BEGINNING OF PERIOD	1,533	325

END OF PERIOD	$952	$2,616

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash refund for income taxes	$-	$227
Cash paid for interest	$270	$333

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$952	$2,616

See accompanying notes to consolidated financial statements.

F-5

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

NOTE－1	BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Multi Ways Holdings Limited (“MWH”) is incorporated in the Cayman Islands on June 2, 2022 under the Companies Act as an exempted company with limited liability. The authorized share capital is US$100,000 divided into 400,000,000 Ordinary Shares, par value US$0.00025 each.

MWH, through its subsidiaries (collectively referred to as the “Company”) are mainly engaged in the sale and rental of the heavy construction equipment in Singapore, and global sales primarily generated from the Asia Pacific. The Company has over twenty (20) years of experience in supplying heavy construction equipment and rental businesses in the construction industry.

Description of subsidiaries incorporated and controlled by the Company

Name	Background	Effective ownership

MWE Holdings Limited (“MWE Holdings”)	British Virgin Islands company Incorporated on June 15, 2022 Issued and outstanding 1,000 ordinary shares for US$1,000 Investment holding Provision of investment holding	100% owned by MWH

Multi Ways Equipment Pte Ltd (“Multi Ways SG”)	Singaporean company Incorporated on August 22, 2002 Issued and outstanding 7,200,002 ordinary shares for S$7,200,002 Wholesale and retail trading and renting of industrial machinery and equipment	100% owned by MWE Holdings

Reorganization

Since 2022, the Company completed several transactions for the purposes of a group reorganization, as below:-

On August 26, 2022, Mr. James Lim and Precious Choice Global entered into the Acquisition Agreement, pursuant to which Precious Choice Global acquired 352,800 shares in Multi Ways SG (representing approximately 4.9% shareholding interest in Multi Ways SG) from Mr. James Lim.

On August 26, 2022, Mr. James Lim and Ms. Lee NG, Precious Choice Global and MWH entered into a reorganization agreement, pursuant to which Mr. James Lim and Ms. Lee NG and Precious Choice Global transferred their respective 6,627,201 and 220,001 and 352,800 shares in Multi Ways SG to MWH’s nominee, MWE Holdings. The consideration is settled by MWH allotting and issuing 8,915,624 and 459,326 Shares to MWE Investments and Precious Choice Global respectively, credited as fully paid. At the same time, MWE Holdings shall allot and issue 1 share to MWH, credited as fully paid.

Prior to a group reorganization, MWE Holdings, the holding company of a direct wholly-owned company comprised of Multi Ways SG. MWE Holdings was held as to 95.1% by MWE Investments and 4.9% by Precious Choice Global, the latter of which is an independent third party. Upon completion of the reorganization, MWE Investment owns 8,915,625 shares and Precious Choice Global owns 459,375 shares of the Company respectively, and MWE Holdings and Multi Ways SG become directly or indirectly owned subsidiaries.

F-6

During the periods presented in these consolidated financial statements, the control of the entities has never changed (always under the control of MWH). Accordingly, the combination has been treated as a corporate restructuring (“Reorganization”) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of MWH and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

NOTE－2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, impairment loss on inventories, assumptions used in assessing right-of-use assets and impairment of long-lived assets, and deferred tax valuation allowance.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore Dollars (“S$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

F-7

Translation of amounts from S$ into US$ has been made at the following exchange rates for the six months ended June 30, 2022 and 2021:

	June 30, 2022	December 31, 2021	June 31, 2021

Year-end S$:US$ exchange rate	1.3918	1.3517	1.3444

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore.

●	Restricted Cash

Restricted cash held by foreign subsidiaries related to fixed deposits within or more than twelve months that also serve as security deposits and guarantees under the banking facilities.

●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the sale of products.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable from insurance companies in the provision of brokerage agency services are within 30 days upon the execution of the insurance policies. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

●	Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined by the average cost method. The Company records adjustments to its inventory for estimated obsolescence or diminution in net realizable value equal to the difference between the cost of the inventory and the estimated net realizable value. At the point of loss recognition, a new cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Leasehold building	Over the remaining lease term
Leasehold improvement	Over the remaining lease term
Plant and machineries	10 years
Motor vehicles	5 years
Office equipment, and furniture and fittings	3 to 10 years

F-8

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Results of operations.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue Recognition

(a)	Revenues from goods and services provided

The Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1:	Identify the contract(s) with a customer.
Step 2:	Identify the performance obligations in the contract.
Step 3:	Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
Step 4:	Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Majority of the Company’s income is derived from contracts with customers in the sale of products, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

F-9

Product sales consist of a single performance obligation that the Company satisfies at a point in time. The Company recognizes product revenue when the following events have occurred: (a) the Company has transferred physical possession of the products, depending upon the method of distribution and shipping terms set forth in the customer contract, (b) the Company has a present right to payment, (c) the customer has legal title to the products, and (d) the customer bears significant risks and rewards of ownership of the products. Based on the Company’s historical practices and shipping terms specified in the sales agreements and invoices, these criteria are generally met when the products are:

●	Invoiced.
●	Shipped from the Company’s facilities or warehouse (“Ex-works”, which is the Company’s standard shipping term).

For these sales, the Company determines that the customer is able to direct the use of, and obtain substantially all of the benefits from, the products at the time the products are shipped.

(b)	Revenues from equipment rental

The accounting for the types of revenue that are accounted for under Topic 842 is discussed below.

Equipment rental business are governed by our standard rental contract. The Company accounts for the rental of heavy construction equipment as operating leases where, lease income from the prospective of lessor is recognized to the Company’s statement of income straight-line basis over the term of the lease once management has determined that the lease payments are reasonably expected to be collected. The performance obligation under these leasing arrangements is to deliver the unit to the customer at their location and ensure that our heavy construction equipment is ready for use, and to ensure that our heavy construction equipment is available for use over the life of the lease contract. Our rental contract periods are on monthly.

Our equipment rental business are generally short-term to mid-term in nature and our heavy construction equipment is typically rented for the majority of the time that we own it.

The Company records its revenues on product sales, net of good & service taxes (“GST”) upon the services are rendered and the title and risk of loss of products are fully transferred to the customers. The Company is subject to GST which is levied on the majority of the products at the rate of 7% on the invoiced value of sales in Singapore.

Amounts received as prepayment on future products are recorded as customer deposit and recognized as income when the product is shipped.

The Company generally allows a 7 days’ right of return to its customers. As of both June 30, 2022 and December 31, 2021, the sales returns allowance was $1.8 million and $2.2 million.

Certain larger customers pay in advance for future shipments. These advance payments totaled $5.2 million and $10.4 million at June 30, 2022 and December 31, 2021, respectively, and are recorded as customer deposits in the accompanying consolidated balance sheets. Revenue related to these advance payments is recognized upon shipment to the distributor or the end-customer.

●	Shipping and Handling Costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors during the six months ended June 30, 2022 and 2021.

●	Sales and Marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $0.002 million and $0.004 million for the six months ended June 30, 2022 and 2021, respectively.

F-10

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the six months ended June 30, 2021, the Company received government subsidies of $0.06 million, which are recognized as government grant in the consolidated statements of operations.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the six months ended June 30, 2022 and 2021, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

F-11

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. For the six months ended June 30, 2022 and 2021, $0.1 million and $0.1 million contributions were made accordingly.

●	Segment Reporting

FASB ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the six months ended June 30, 2022 and 2021, the Company has one reporting business segment.

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-12

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately US$55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2022, bank and cash balances of $1.0 million were maintained at financial institutions in Singapore, of which approximately $1.0 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes In economic conditions.

●	Exchange Rate Risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in S$ and a significant portion of the assets and liabilities are denominated in S$. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and S$. If S$ depreciates against US$, the value of S$ revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

F-13

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;
●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Recently Issued Accounting Pronouncements

In May 2020, the Financial Accounting Standard Board (“FASB”) issued ASU 2020-05, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

In October 2021, the FASB issued ASU 2021-08, Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2021-08 is effective for the Company for annual and interim reporting periods beginning July 1, 2021. Early application is not permitted. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

F-14

In October 2021, the FASB issued ASU 2021-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2021-10 is effective for annual periods beginning after December 15, 2021 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

NOTE － 3 DISAGGREGATION OF REVENUE

The following tables present the Company’s revenue disaggregated by business segment and geography, based on management’s assessment of available data:

	Six Months ended June 30,
	2022	2021
	$’000	$’000
Sales at a single point in time

Equipment Sales	$16,845	$8,921
Services	1,171	1,381
	18,016	10,302
Sales over time

Rental	2,078	2,403

	$20,094	$12,705

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have one reportable geographic segment. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Six Months ended June 30,
	2022	2021
	$’000	$’000

Singapore	$7,585	$7,507
Australia	6,900	1,430
Other countries	5,609	3,768

	$20,094	$12,705

F-15

NOTE－4 ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	June 30, 2022	December 31, 2021
	$’000	$’000

Accounts receivable – third parties	$6,125	$5,667
Accounts receivable – related parties	1	108
Less: allowance for doubtful accounts	(81)	(83)

Accounts receivable, net	$6,045	$5,692

The following table presents the activities in the allowance for doubtful accounts for the six months ended June 30, 2022 and the financial year ended December 31, 2021.

	June 30, 2022	December 31, 2021
	$’000	$’000

Balance at January 1,	$83	$83
Foreign translation adjustment	(2)	-

Balance at June 30 / December 31	$81	$83

For the six months ended June 30, 2022 and 2021, the Company made no allowance for doubtful accounts. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

At June 30, 2022 and December 31, 2021, no outstanding accounts are 90 days past due.

NOTE－5 INVENTORIES

The Company’s inventories were as follows:-

	June 30, 2022	December 31, 2021
	$’000	$’000

Finished goods	$29,432	$34,382
Written down	-	(1,508)

	$29,432	$32,874

For the six months ended June 30, 2022 and 2021, no reserve for obsolete inventories was recognized by the Company.

F-16

NOTE－6 AMOUNTS DUE FROM RELATED PARTIES

Amounts due from related parties consisted of the following:

	June 30, 2022	December 31, 2021
	$’000	$’000

Due from related party
Yin Zhan Holding Pte Ltd (1)	$-	$12

	$-	$12

The related party of the Company are as follows:

(1)	Mr. James Lim is the director and shareholder, and he holds 51% stake in Yin Zhan Holding Pte Ltd

The amounts are unsecured, interest-free and repayable on demand.

NOTE－7 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	June 30, 2022	December 31, 2021
	$’000	$’000
At cost:
Leasehold buildings	$7,975	$8,212
Motor vehicles	1,938	1,976
Office equipment, and furniture and fittings	2,907	2,917
	12,820	13,105
Less: accumulated depreciation	(5,644)	(5,385)

Property and equipment, net	$7,176	$7,720

Depreciation expense for the six months ended June 30, 2022 and 2021 were $0.4 million and $0.4 million, respectively.

Property and equipment under finance leasing arrangement classified under motor vehicle as of June 30, 2022 and December 31, 2021 amounted to $0.04 million and $0.02 million, respectively. Detailed of such leased assets are disclosed in Note 10.

Right-of-use assets under operating leasing arrangements classified under leasehold building as of June 30, 2022 and December 31, 2021 amounted to $1.5 million and $1.8 million, respectively. Details of such leased assets are disclosed in Note 10.

F-17

NOTE－8 AMOUNTS DUE TO RELATED PARTIES

Amounts due to related parties consisted of the following:

	June 30, 2022	December 31, 2021
	$’000	$’000
Due to related parties
- P4 Engineering Industrial Pte Ltd(1)	$467	$481
- Yin Zhan Holding Pte Ltd(2)	503	-
Due to directors	14,698	15,471

	$15,668	$15,952

The entities are related parties of the Company as follows:

(1)	Mr. James Lim, Ms Lee NG and Ms. Maggie Lim are the directors of P4 Engineering Industrial Pte. Ltd. Mr. James Lim and Ms. Lee NG are the shareholders and they hold 100% in P4 Engineering Industrial Pte. Ltd

(2)	Mr. James Lim is the directors of Yin Zhan Holding Pte. Ltd. Mr. James Lim is the shareholder and he holds 50% in Yin Zhan Holding Pte. Ltd.

The amounts are unsecured, interest-free and non-repayable on demand.

NOTE－9 BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of	Annual
	repayments	interest rate	June 30, 2022	December 31, 2021
			$’000	$’000

Term loans	2 to 5 years	2.7% - 3.5%	$3,058	$3,844
Mortgage loan	10 years	2.77%	2,753	3,204
Trust receipts	within 12 months	2.85%	6,487	5,278

			$12,298	$12,326
Representing
Within 12 months			$8,373	$7,412
Over 1 year			3,925	4,914

			$12,298	$12,326

As of June 30, 2022 and December 31, 2021, bank borrowings were obtained from several financial institutions in Singapore, which bear annual interest at a fixed rate from 2.7% to 3.5% and are repayable in 12 months to 10 years.

The Company’s bank borrowings are guaranteed under the personal from Mr. James Lim and Ms Lee NG and mortgage of leasehold property at 22 Gul Avenue Singapore 629662.

NOTE－10 RIGHT-OF-USE ASSETS

The Company adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of the fiscal 2019, using the modified retrospective approach. The Company determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as the Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

F-18

The Company adopts 3.35% as weighted average incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 3 years.

The table below presents the lease-related assets and liabilities recorded on the balance sheet.

	June 30, 2022	December 31, 2021
	$’000	$’000

Assets
Finance lease, right-of-use asset, net (classified under property and equipment, net)	$2,886	$21
Operating lease, right-of-use asset, net	1,510	1,769

Total right-of-use asset	$4,396	$1,790

Liabilities
Current:
Finance lease liabilities	$1,186	$1,472
Operating lease liabilities	462	475
	1,648	1,947

Non-current:
Finance lease liabilities	1,700	2,306
Operating lease liabilities	1,123	1,364
	2,823	3,670

Total lease liabilities	$4,471	$5,617

As of June 30, 2022, right-of-use assets were $1.5 million and lease liabilities were $1.6 million.

As of December 31, 2021, right-of-use assets were $1.8 million and lease liabilities were $1.8 million.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the years.

	Six Months ended June 30,
	2022	2021
	$’000	$’000

Finance lease cost:
Interest on lease liabilities (per ASC 842)	$29	$22

Operating lease cost:
Operating lease expense (per ASC 842)	208	40
Short-term lease expense (other than ASC 842)	186	365

Total lease expense	$423	$427

F-19

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of the operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of June 30, 2022

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years ending June 30:

Periods ending June 30,	Operating and finance lease amount
$’000

2023	$1,648
2024	3,055
Less: interest	(232)

Present value of lease liabilities	$4,471

Representing:
Current liabilities	$1,648
Non-current liabilities	2,823

$4,471

NOTE－11 SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of Cayman Islands on June 2, 2022 with authorized share of 100,000,000 ordinary shares of par value US$0.001 each. On January 27, 2023, the Company amended its memorandum of association to effect a 1:4 stock split and to change the authorized share capital to $100,000 divided into 400,000,000 ordinary shares, of a par value of $0.00025 each. Concurrently, MWE Investments surrendered 12,077,700 ordinary shares to the Company. Precious Choice Global surrendered 622,300 ordinary shares to the Company.

The Company is authorized to issue one class of ordinary share.

The holders of the Company’s ordinary share are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

F-20

NOTE－12 INCOME TAXES

The provision for income taxes consisted of the following:

	Six Months ended June 30,
	2022	2021
	$’000	$’000

Income tax current period	$279	$-
Over provision for previous periods	-	(232)

Income tax expense/(refund)	$279	$(232)

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

BVI

MWE is considered to be an exempted British Virgin Islands Company and are presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Singapore

Multi Ways SG is operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax period.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the six months ended June 30, 2022 and 2021 are as follows:

	Six Months ended June 30,
	2022	2021
	$’000	$’000

Income before income taxes	$1,641	$1,260
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	279	214
Tax effect of non-taxable income	-
Tax effect of non-deductible items	-	(214)
Tax refund	-	(232)
Tax holiday	-	-

Income tax expense/(refund)	$279	$(232)

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021

Deferred tax asset:
Accelerated tax depreciation	$8	$8

F-21

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended June 30, 2022 and 2021 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2022.

NOTE－13 RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the six months ended June 30, 2022 and 2021, the Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties. The following table provides the transactions with these parties for the periods as presented (for the portion of such period that they were considered related):

	Six Months ended June 30,
Nature of transactions	2022	2021
	$’000	$’000

P4 Engineering Industrial Pte Ltd(1)
- Sale of goods	$-	$423
- Purchases of goods	880	586
- Land rental	181	370

Yin Zhan Holding Pte Ltd(2)
- Sale of goods	-	4
- Purchases of goods	$408	$-

These related parties are controlled by the common directors and officers of the Company.

(1)	Mr. James Lim, Ms Lee NG and Ms. Maggie Lim are the directors of P4 Engineering Industrial Pte. Ltd. Mr. James Lim and Ms. Lee NG are the shareholders and they hold 100% in P4 Engineering Industrial Pte. Ltd.
(2)	Mr. James Lim is the director and shareholder, and he holds 51% stake in Yin Zhan Holding Pte. Ltd.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE－14 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the six months ended June 30, 2022, there was a single customer who accounted approximately for 30.6% of the Company’s revenues.

For the six months ended June 30, 2021, there was a single customer who accounted approximately for 9.3% of the Company’s revenues.

F-22

(a)	Major vendors

For the six months ended June 30, 2022, the vendor who accounted for 22.0% or more of the Company’s purchases and its outstanding payable balances as at period end date, is presented as follows:

	2022		2021
	Percentage of purchases	Accounts payable	Percentage of purchases	Accounts payable
	%	‘000%		‘000

Vendor A	22.0	$-	-	$-

(b)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately US$55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2022, bank and cash balances of $1.0 million were maintained at financial institutions in Singapore, of which approximately $1.0 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value.

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral. The Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty.

To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

●	Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations
●	Internal credit rating
●	External credit rating and when necessary

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

As of June 30, 2022, there was no outstanding from a single customer whose account receivable balances of total consolidated amounts.

As of June 30, 2021, there was no outstanding from a single customer whose account receivable balances of total consolidated amounts.

F-23

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of June 30, 2022 and 2021, the borrowings were at fixed interest rates.

(d)	Economic and political risk

The Company’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence the Company’s business, financial condition, and results of operations.

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(f)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

NOTE－15 COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of June 30, 2022 and December 31, 2021, the Company has no material commitments or contingencies.

NOTE－16 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2022, up through the date the Company issued the audited consolidated financial statements. During the period, the Company did not have any material subsequent events other than disclosed above.

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholder and Board of Directors of

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Multi Ways Holdings Limited and Subsidiaries (collectively referred to as the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity and cash flows for each of the years in the two-year period ended December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC
Singapore

We have served as the Company’s auditor since 2022.

August 26, 2022, except for Note 1 and 11, as to which the date is January 27, 2023

F-25

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	As of December 31,
	2021	2020
	$’000	$’000
ASSETS
Current assets:
Cash and cash equivalents	$1,533	$325
Accounts receivable, net	5,692	6,558
Inventories	32,874	30,388
Amounts due from related parties	12	-
Deposits, prepayments and other receivables	5,007	3,177
Total current assets	45,118	40,448

Non-current assets:
Property and equipment, net	7,720	8,975
Right-of-use assets	1,769	2,601
Deferred tax assets	8	8
Total non-current assets	9,497	11,584

TOTAL ASSETS	$54,615	$52,032

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,413	$5,065
Customer deposits	10,427	4,734
Amounts due to related parties	15,952	5,089
Bank borrowings	7,412	9,219
Lease liabilities	1,947	1,988
Income tax payable	522	137
Total current liabilities	40,673	26,232

Long-term liabilities:
Bank borrowings	4,914	7,178
Lease liabilities	3,670	2,880
Total long-term liabilities	8,584	10,058

TOTAL LIABILITIES	$49,257	$36,290

Commitments and contingencies	-	-

Shareholders’ equity
Ordinary share, par value US$0.00025, 400,000,000 shares authorized, 24,800,000 ordinary shares issued and outstanding*	6	6
Additional paid-in capital	5,440	5,440
Retained earnings	257	10,296
Accumulated other comprehensive loss	(345)	-
Total shareholders’ equity	5,358	15,742

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$54,615	$52,032

*	Retrospectively restated for effect of 1:4 forward stock split and share surrender on January 27, 2023 (see Note 11).

See accompanying notes to consolidated financial statements.

F-26

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2021	2020
	$’000	$’000

Revenues, net	$33,406	$29,886

Cost of revenue	(24,049)	(23,044)

Gross profit	9,357	6,842

Operating cost and expenses:
Selling and distribution	(1,114)	(1,153)
General and administrative	(6,609)	(6,294)
Total operating cost and expenses	(7,723)	(7,447)

Profit/(Loss) from operations	1,634	(605)

Other income (expense):
Other expenses	-	(15)
Gain from disposal of plant and equipment	305	-
Interest income	19	14
Interest expense	(716)	(858)
Dividend income	-	1,030
Government grant	109	582
Foreign exchange gain (loss), net	(44)	32
Other income	724	1,142
Total other income, net	397	1,927

Income before income taxes	2,031	1,322

Income tax expense	(230)	(3)

NET INCOME	$1,801	$1,319

Other comprehensive (loss) income:
Foreign currency translation adjustment	(345)	-

COMPREHENSIVE INCOME	$1,456	$1,319

Net income per share
Basic	$0.07	$0.05
Diluted	$0.07	$0.05

Weighted average number of ordinary shares outstanding
Basic and Diluted*	24,800,000	24,800,000

*	Retrospectively restated for effect of 1:4 forward stock split and share surrender on January 27, 2023 (see Note 11).

See accompanying notes to consolidated financial statements.

F-27

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Shares*		Additional	Accumulated other		Total ’
	No. of		paid-in	comprehensive	Retained	shareholders
	shares	Amount	capital	(loss) income	earnings	equity
	‘000	$’000	$’000	$’000	$’000	$’000

Balance as of January 1, 2020	24,800	$6	$5,440	$-	$8,977	$14,423

Net income for the year	-	-	-	-	1,319	1,319

Balance as of December 31, 2020	24,800	6	5,440	-	10,296	15,742

Dividends declared to the former shareholders	-	-	-	-	(11,840)	(11,840)
Foreign currency translation adjustment	-	-	-	(345)	-	(345)
Net income for the year	-	-	-	-	1,801	1,801

Balance as of December 31, 2021	24,800	$6	$5,440	$(345)	$257	$5,358

*	Retrospectively restated for effect of 1:4 forward stock split and share surrender on January 27, 2023 (see Note 11).

See accompanying notes to consolidated financial statements.

F-28

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2021	2020
	$’000	$’000

Cash flows from operating activities:
Net income	$2,031	$1,322
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	822	1,137
Depreciation of right-of-use assets	775	536
Inventories written down	1,508	2,532
Gain on disposal of property and equipment	(305)	(237)
Reserve of impairment of trade receivables	(110)	(372)

Change in operating assets and liabilities:
Accounts receivable	(1,190)	4,763
Inventories	(2,757)	(5,726)
Accounts payable and accrued liabilities	(1,329)	(1,475)
Customer deposits	5,797	(958)
Income tax payable	388	134
Net cash provided by operating activities	5,630	1,656

Cash flows from investing activities:
Purchase of property and equipment	-	(637)
Proceeds from disposal of property and equipment	343	72
Net cash generated from (used in) investing activities	343	(565)

Cash flows from financing activities:
Repayment of bank borrowings	(3,712)	(388)
Repayment of lease liabilities	(1,046)	(511)
Net cash used in financing activities	(4,758)	(899)

Effect on exchange rate change on cash and cash equivalents	(7)	-

Net change in cash and cash equivalent	1,208	192

BEGINNING OF YEAR	325	133

END OF YEAR	$1,533	$325

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash refund for income taxes	$158	$134
Cash paid for interest	$717	$858

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$1,533	$325

See accompanying notes to consolidated financial statements.

F-29

MULTI WAYS HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

NOTE－1	BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Multi Ways Holdings Limited (“MWH”) is incorporated in the Cayman Islands on June 2, 2022 under the Companies Act as an exempted company with limited liability. The authorized share capital is US$100,000 divided into 400,000,000 Ordinary Shares, par value US$0.00025 each.

MWH, through its subsidiaries (collectively referred to as the “Company”) are mainly engaged in the sale and rental of the heavy construction equipment in Singapore, and global sales primarily generated from the Asia Pacific. The Company has over twenty (20) years of experience in supplying heavy construction equipment and rental businesses in the construction industry.

Description of subsidiaries incorporated and controlled by the Company

Name	Background	Effective ownership

MWE Holdings Limited (“MWE Holdings”)	British Virgin Islands company Incorporated on June 15, 2022 Issued and outstanding 1,000 ordinary shares for US$1,000 Investment holding Provision of investment holding	100% owned by MWH

Multi Ways Equipment Pte Ltd (“Multi Ways SG”)	Singaporean company Incorporated on August 22, 2002 Issued and outstanding 7,200,002 ordinary shares for S$7,200,002 Wholesale and retail trading and renting of industrial machinery and equipment	100% owned by MWE Holdings

Reorganization

Since 2022, the Company completed several transactions for the purposes of a group reorganization, as below:-

On August 26, 2022, Mr. James Lim and Precious Choice Global entered into the Acquisition Agreement, pursuant to which Precious Choice Global acquired 352,800 shares in Multi Ways SG (representing approximately 4.9% shareholding interest in Multi Ways SG) from Mr. James Lim.

F-30

On August 26, 2022, Mr. James Lim and Ms. Lee NG, Precious Choice Global and MWH entered into a reorganization agreement, pursuant to which Mr. James Lim and Ms. Lee NG and Precious Choice Global transferred their respective 6,627,201 and 220,001 and 352,800 shares in Multi Ways SG to MWH’s nominee, MWE Holdings. The consideration is settled by MWH allotting and issuing 8,915,624 and 459,326 Shares to MWE Investments and Precious Choice Global respectively, credited as fully paid. At the same time, MWE Holdings shall allot and issue 1 share to MWH, credited as fully paid.

Prior to a group reorganization, MWE Holdings, the holding company of a direct wholly-owned company comprised of Multi Ways SG. MWE Holdings was held as to 95.1% by MWE Investments and 4.9% by Precious Choice Global, the latter of which is an independent third party. Upon completion of the reorganization, MWE Investment owns 8,915,625 shares and Precious Choice Global owns 459,375 shares of the Company respectively, and MWE Holdings and Multi Ways SG become directly or indirectly owned subsidiaries.

During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of MWH). Accordingly, the combination has been treated as a corporate restructuring (“Reorganization”) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of MWH and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

NOTE－2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, impairment loss on inventories, assumptions used in assessing right-of-use assets and impairment of long-lived assets, and deferred tax valuation allowance.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

F-31

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore Dollars (“S$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation of amounts from S$ into US$ has been made at the following exchange rates for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020

Year-end S$:US$ exchange rate	1.3517	1.3221

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore.

●	Restricted Cash

Restricted cash held by foreign subsidiaries related to fixed deposits within or more than twelve months that also serve as security deposits and guarantees under the banking facilities.

●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the sale of products.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable from insurance companies in the provision of brokerage agency services are within 30 days upon the execution of the insurance policies. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

●	Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined by the average cost method. The Company records adjustments to its inventory for estimated obsolescence or diminution in net realizable value equal to the difference between the cost of the inventory and the estimated net realizable value. At the point of loss recognition, a new cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

F-32

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Leasehold building	Over the remaining lease term
Leasehold improvement	Over the remaining lease term
Plant and machineries	10 years
Motor vehicles	5 years
Office equipment, and furniture and fittings	3 to 10 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Results of operations.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue Recognition

(a)	Revenues from goods and services provided

The Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1:	Identify the contract(s) with a customer.
Step 2:	Identify the performance obligations in the contract.
Step 3:	Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
Step 4:	Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Majority of the Company’s income is derived from contracts with customers in the sale of products, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

F-33

Product sales consist of a single performance obligation that the Company satisfies at a point in time. The Company recognizes product revenue when the following events have occurred: (a) the Company has transferred physical possession of the products, depending upon the method of distribution and shipping terms set forth in the customer contract, (b) the Company has a present right to payment, (c) the customer has legal title to the products, and (d) the customer bears significant risks and rewards of ownership of the products. Based on the Company’s historical practices and shipping terms specified in the sales agreements and invoices, these criteria are generally met when the products are:

●	Invoiced.
●	Shipped from the Company’s facilities or warehouse (“Ex-works”, which is the Company’s standard shipping term).

For these sales, the Company determines that the customer is able to direct the use of, and obtain substantially all of the benefits from, the products at the time the products are shipped.

(b)	Revenues from equipment rental

The accounting for the types of revenue that are accounted for under Topic 842 is discussed below.

Equipment rental business are governed by our standard rental contract. The Company accounts for the rental of heavy construction equipment as operating leases where, lease income from the prospective of lessor is recognized to the Company’s statement of income straight-line basis over the term of the lease once management has determined that the lease payments are reasonably expected to be collected. The performance obligation under these leasing arrangements is to deliver the unit to the customer at their location and ensure that our heavy construction equipment is ready for use, and to ensure that our heavy construction equipment is available for use over the life of the lease contract. Our rental contract periods are on monthly.

Our equipment rental business are generally short-term to mid-term in nature and our heavy construction equipment is typically rented for the majority of the time that we own it.

The Company records its revenues on product sales, net of good & service taxes (“GST”) upon the services are rendered and the title and risk of loss of products are fully transferred to the customers. The Company is subject to GST which is levied on the majority of the products at the rate of 7% on the invoiced value of sales in Singapore.

Amounts received as prepayment on future products are recorded as customer deposit and recognized as income when the product is shipped.

The Company generally allows a 7 days’ right of return to its customers. As of both December 31, 2021 and 2020, the sales returns allowance was $2.2 million and $3.3 million.

Certain larger customers pay in advance for future shipments. These advance payments totaled $10.4 million and $4.7 million at December 31, 2021 and 2020, respectively, and are recorded as customer deposits in the accompanying consolidated balance sheets. Revenue related to these advance payments is recognized upon shipment to the distributor or the end-customer.

●	Shipping and Handling Costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors during the years ended December 31, 2021 and 2020.

●	Sales and Marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $0.02 million and $0.03 million for the years ended December 31, 2021 and 2020, respectively.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the years ended December 31, 2021, and 2020, the Company received government subsidies of $0.1 million and $0.6 million, which are recognized as government grant in the consolidated statements of operations.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

F-34

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2021 and 2020, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2021 and 2020, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2021 and 2020, $0.2 million and $0.2 million contributions were made accordingly.

F-35

●	Segment Reporting

FASB ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the years ended December 31, 2021 and 2020, the Company has one reporting business segment.

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-36

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately US$55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2021, bank and cash balances of $1.5 million were maintained at financial institutions in Singapore, of which approximately $1.5 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes In economic conditions.

●	Exchange Rate Risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in S$ and a significant portion of the assets and liabilities are denominated in S$. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and S$. If S$ depreciates against US$, the value of S$ revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;
●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

F-37

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Recently Issued Accounting Pronouncements

In May 2020, the Financial Accounting Standard Board (“FASB”) issued ASU 2020-05, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

In October 2021, the FASB issued ASU 2021-08, Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2021-08 is effective for the Company for annual and interim reporting periods beginning July 1, 2021. Early application is not permitted. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

In October 2021, the FASB issued ASU 2021-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2021-10 is effective for annual periods beginning after December 15, 2021 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

F-38

NOTE－ 3	DISAGGREGATION OF REVENUE

The following tables present the Company’s revenue disaggregated by business segment and geography, based on management’s assessment of available data:

	Years ended December 31,
	2021	2020
	$’000	$’000
Sales at a single point in time

Equipment Sales	$26,095	$22,045
Services	2,892	2,386
	28,987	24,431
Sales over time

Rental	4,419	5,085

	$33,406	$29,986

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have one reportable geographic segment. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Years ended December 31,
	2021	2020
	$’000	$’000

Singapore	$13,884	$20,874
Australia	10,064	167
Other countries	9,458	8,845

	$33,406	$29,886

NOTE－4	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31,
	2021	2020
	$’000	$’000

Accounts receivable – third parties	$5,667	$10,189
Accounts receivable – related parties	108	206
Less: allowance for doubtful accounts	(83)	(3,837)

Accounts receivable, net	$5,692	$6,558

For the years ended December 31, 2021 and 2020, the Company made no allowance for doubtful accounts and charged to the consolidated statements of operations. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

At December 31, 2021 and 2020, no outstanding accounts are 90 days past due.

F-39

NOTE－5	INVENTORIES

The Company’s inventories were as follows:-

	As of December 31,
	2021	2020
	$’000	$’000

Finished goods	$34,382	$32,920
Written down	(1,508)	(2,532)

	$32,874	$30,388

NOTE－6	AMOUNTS DUE FROM RELATED PARTIES

Amounts due from related parties consisted of the following:

	As of December 31,
	2021	2020
	$’000	$’000

Due from related party
Yin Zhan Holding Pte Ltd (1)	$12	$-

	$12	$-

The related party of the Company are as follows:

(1)	Mr. James Lim is the director and shareholder, and he holds 51% stake in Yin Zhan Holding Pte Ltd

The amounts are unsecured, interest-free and repayable on demand.

NOTE－7	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of December 31,
	2021	2020
	$’000	$’000
At cost:
Leasehold buildings	$8,212	$8,396
Motor vehicles	1,976	1,901
Office equipment, and furniture and fittings	2,917	3,731
	13,105	14,028
Less: accumulated depreciation	(5,385)	(5,053)

Property and equipment, net	$7,720	$8,975

Depreciation expense for the years ended December 31, 2021 and 2020 were $0.8 million and $1.0 million, respectively.

Property and equipment under finance leasing arrangement classified under motor vehicle as of December 31, 2021 and 2020 amounted to $0.02 million and $0.3 million, respectively. Detailed of such leased assets are disclosed in Note 10.

Right-of-use assets under operating leasing arrangements classified under leasehold building as of December 31, 2021 and 2020 amounted to $1.8 million and $2.6 million, respectively. Details of such leased assets are disclosed in Note 10.

F-40

NOTE－8	AMOUNTS DUE TO RELATED PARTIES

Amounts due to related parties consisted of the following:

	As of December 31,
	2021	2020
	$’000	$’000
Due to related parties
- P4 Engineering Industrial Pte Ltd(1)	$481	$39
Due to directors	15,471	5,050

	$15,952	$5,089

The entities are related parties of the Company as follows:

(1)	Mr. James Lim, Ms Lee NG and Ms. Maggie Lim are the directors of P4 Engineering Industrial Pte. Ltd. Mr. James Lim and Ms. Lee NG are the shareholders and they hold 100% in P4 Engineering Industrial Pte. Ltd

The amounts are unsecured, interest-free and non-repayable on demand.

NOTE－9	BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of	Annual	As of December 31,
	repayments	interest rate	2021	2020
			$’000	$’000

Term loans	2 to 5 years	2.7% - 3.5%	$3,844	$5,059
Mortgage loan	10 years	2.77%	3,204	4,033
Trust receipts	within 12 months	2.85%	5,278	7,305

			$12,326	$16,397
Representing
Within 12 months			$7,412	$9,219
Over 1 year			4,914	7,178

			$12,326	$16,397

As of December 31, 2021 and 2020, bank borrowings were obtained from several financial institutions in Singapore, which bear annual interest at a fixed rate from 2.7% to 3.5% and are repayable in 12 months to 10 years.

The Company’s bank borrowings are guaranteed under the personal from Mr. James Lim and Ms Lee NG and mortgage of leasehold property at 22 Gul Avenue Singapore 629662.

NOTE－10	RIGHT-OF-USE ASSETS

The Company adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of the fiscal 2019, using the modified retrospective approach. The Company determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as the Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

F-41

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

The Company adopts 3.35% as weighted average incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 3 years.

The table below presents the lease-related assets and liabilities recorded on the balance sheet.

	As of December 31,
	2021	2020
	$’000	$’000

Assets
Finance lease, right-of-use asset, net (classified under property and equipment, net)	$21	$336
Operating lease, right-of-use asset, net	1,769	2,601

Total right-of-use asset	$1,790	$2,937

Liabilities
Current:
Finance lease liabilities	$1,472	$1,145
Operating lease liabilities	475	843
	1,947	1,988

Non-current:
Finance lease liabilities	2,306	1,071
Operating lease liabilities	1,364	1,809
	3,670	2,880

Total lease liabilities	$5,617	$4,868

As of December 31, 2021, right-of-use assets were $1.8 million and lease liabilities were $1.8 million.

As of December 31, 2020, right-of-use assets were $2.6 million and lease liabilities were $2.7 million.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the years.

	Years ended December 31,
	2021	2020
	$’000	$’000

Finance lease cost:
Interest on lease liabilities (per ASC 842)	$77	$88

Operating lease cost:
Operating lease expense (per ASC 842)	775	691
Short-term lease expense (other than ASC 842)	4	6

Total lease expense	$779	$697

F-42

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of the operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of December 31, 2021

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years ending December 31:

Years ending December 31,	Operating and finance lease amount
$’000

2022	$1,947
2023	3,942
Less: interest	(272)

Present value of lease liabilities	$5,617

Representing:
Current liabilities	$1,947
Non-current liabilities	3,670

$5,617

NOTE－11	SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of Cayman Islands on June 2, 2022 with authorized share of 100,000,000 ordinary shares of par value US$0.001 each. On January 27, 2023, the Company amended its memorandum of association to effect a 1:4 stock split and to change the authorized share capital to $100,000 divided into 400,000,000 ordinary shares, of a par value of $0.00025 each. Concurrently, MWE Investments surrendered 12,077,700 ordinary shares to the Company. Precious Choice Global surrendered 622,300 ordinary shares to the Company.

The Company is authorized to issue one class of ordinary share.

The holders of the Company’s ordinary share are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

F-43

Dividend Distribution

On December 28, 2021, Multi Ways SG approved the distribution of interim dividend of $11.8 million to Mr. James Lim and Ms. Lee NG.

NOTE－12	INCOME TAXES

The provision for income taxes consisted of the following:

	Years ended December 31,
	2021	2020
	$’000	$’000

Income tax current year	$500	$137
Over provision for previous years	(270)	-
Deferred tax	-	(134)

Income tax expense	$230	$3

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

BVI

MWE is considered to be an exempted British Virgin Islands Company and are presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Singapore

Multi Ways SG is operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the years ended December 31, 2021 and 2020 are as follows:

	Years ended December 31,
	2021	2020
	$’000	$’000

Income before income taxes	$2,031	$1,322
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	345	225
Tax effect of non-taxable income	-	(144)
Tax effect of non-deductible items	156	61
Tax refund	(263)	-
Tax holiday	(8)	(145)

Income tax expense	$230	$3

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of December 31, 2021 and 2020:

	As of December 31,
	2021	2020

Deferred tax asset:
Accelerated tax depreciation	$8	$8

F-44

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2021 and 2020, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2021 and 2020 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2021.

NOTE－13	RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the years ended December 31, 2021 and 2020, the Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

	Years ended December 31,
Nature of transactions	2021	2020
	$’000	$’000

P4 Engineering Industrial Pte Ltd(1)
- Sale of goods	$414	$891
- Repair and maintenance	-	54
- Purchases of goods	866	1,906
- Land rental	367	455

MWE Sdn Bhd(2)
- Sale of goods	151	1

Yin Zhan Holding Pte Ltd(3)
- Sale of goods	5	488
- Purchases of goods	$110	$1,632

These related parties are controlled by the common directors and officers of the Company.

(1)	Mr. James Lim, Ms Lee NG and Ms. Maggie Lim are the directors of P4 Engineering Industrial Pte. Ltd. Mr. James Lim and Ms. Lee NG are the shareholders and they hold 100% in P4 Engineering Industrial Pte. Ltd.
(2)	Ms. Maggie Lim and Mr. Nick Tan are the directors and shareholders, and they hold 100% in MWE Sdn Bhd.
(3)	Mr. James Lim is the director and shareholder, and he holds 51% stake in Yin Zhan Holding Pte. Ltd.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

NOTE－14	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the year ended December 31, 2021, there was a single customer who accounted approximately for 28.8% of the Company’s revenues.

For the year ended December 31, 2020, there was a single customer who accounted approximately for 7.7% of the Company’s revenues.

F-45

(a)	Major vendors

For the year ended December 31, 2021, the vendor who accounted for 19.4% or more of the Company’s purchases and its outstanding payable balances as at year end date, is presented as follows:

	2021		2020
	Percentage of purchases	Accounts payable	Percentage of purchases	Accounts payable
	%	‘000%		‘000

Vendor A	19.4	$2,325	-	$-

(b)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately US$55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2021, bank and cash balances of $1.5 million were maintained at financial institutions in Singapore, of which approximately $1.5 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value.

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral. The Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty.

To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

●	Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations
●	Internal credit rating
●	External credit rating and when necessary

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

As of December 31, 2021, there was no outstanding from a single customer whose account receivable balances of total consolidated amounts.

As of December 31, 2020, there was no outstanding from a single customer whose account receivable balances of total consolidated amounts.

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

F-46

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2021 and 2020, the borrowings were at fixed interest rates.

(d)	Economic and political risk

The Company’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence the Company’s business, financial condition, and results of operations.

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(f)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

(g)	Risk from Coronavirus (“COVID-19”)

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world. Since March 2020, the World Health Organization declared the COVID-19 as a pandemic. The resulting impact of the pandemic on the operations and measures such as movement control and safe-distancing measures taken by various governments to contain the pandemic have to a certain extent, continued to affect the Company’s business activities which have been disrupted. This is particularly due to travel restrictions in the Asian region.

There is still significant uncertainty over the future development of the outbreak as to the duration of the pandemic and the global situation remains very fluid at the date of these financial statements approved. Management is closely monitoring the Company’s business activities and has taken certain measures to ensure the Company has sufficient working capital to continue providing services to the ultimate holding company and to settle all its obligations.

Potential impact to the Company’s results of operations for 2021 will also depend on economic impact due to the pandemic and if any future resurgence of the virus globally, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2022.

NOTE－15	COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of December 31, 2021 and 2020, the Company has no material commitments or contingencies.

NOTE－16 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2021, up through the date the Company issued the audited consolidated financial statements. During the period, the Company did not have any material subsequent events other than disclosed above.

F-47

6,400,000 Ordinary Shares

MULTI WAYS HOLDINGS LIMITED

PROSPECTUS

SPARTAN CAPITAL SECURITIES, LLC

               , 2023

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated February 8, 2023

3,015,200 Ordinary Shares

This prospectus relates to 3,015,200 of our ordinary shares with $0.00025 par value per share (the “Ordinary Shares”), of Multi Ways Holdings Limited that may be sold from time to time by Precious Choice Global (as to 1,215,200 Ordinary Shares) and MWE Investments (as to 1,800,000 Ordinary Shares), existing shareholders of our Company that are selling a portion of their Ordinary Shares pursuant to this prospectus (the “Resale Shareholders”).

Our securities are presently not traded on any market or securities exchange. We have applied to list our Ordinary Shares on the NYSE American under the symbol “MWG”.

Since there is currently no public market established for our securities, the Resale Shareholders will sell at a price between US$2.00 and US$3.00 per Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our Ordinary Shares are listed on the NYSE American and there is an established market for these resale shares, the Resale Shareholders may sell the resale shares from time to time at the market price prevailing on the NYSE American at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 14 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 12 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiary in Singapore. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they do not directly hold equity interests in the Singaporean operating entity, but rather are purchasing equity solely in Multi Ways Holding Limited, our Cayman Islands holding company, which indirectly owns 100% equity interests in the Singaporean subsidiary.

Upon completion of this offering and the 6,400,000 Ordinary Shares to be offered by us and certain selling shareholders in a “firm commitment” public offering concurrently herewith, our issued and outstanding shares will consist of 30,000,000. We will be a controlled company as defined under NYSE American Company Guide Section 801(a) because, immediately after the completion of this offering and the “firm commitment” public offering, MWE Investments, (as defined herein), our controlling shareholder, will own approximately 68.62% of our total issued and outstanding Ordinary Shares, representing approximately 68.62% of the total voting power.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is _____________, 2023.

[RESALE PROSPECTUS ALTERNATE PAGE]

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS
PRESENTATION OF FINANCIAL INFORMATION
MARKET AND INDUSTRY DATA
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
DEFINITIONS
PROSPECTUS SUMMARY
RISK FACTORS
ENFORCEABILITY OF CIVIL LIABILITIES
USE OF PROCEEDS	Alt-4
Summary Consolidated Financial and other data
DIVIDENDS AND DIVIDEND POLICY
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
HISTORY AND CORPORATE STRUCTURE
INDUSTRY OVERVIEW
BUSINESS
REGULATORY ENVIRONMENT
MANAGEMENT
PRINCIPAL SHAREHOLDERS
RESALE SHAREHOLDERS	Alt-5
RELATED PARTY TRANSACTIONS
DESCRIPTION OF SHARE CAPITAL
CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS
SHARES ELIGIBLE FOR FUTURE SALE
EXPENSES RELATING TO THIS OFFERING
MATERIAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION	Alt-6
LEGAL MATTERS	Alt-8
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Until ______, 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

Alt-2

[RESALE PROSPECTUS ALTERNATE PAGE]

The Offering

Ordinary Shares Offered by the Resale Shareholders	3,015,200 Ordinary Shares, of which 1,800,000 Ordinary Shares by MWE Investments and 1,215,200 Ordinary Shares by Precious Choice Global.

Ordinary Shares Outstanding Before the Offering	24,800,000 (1)

Ordinary Shares Outstanding After the Offering	30,000,000 (1)

Offering Price

Since there is currently no public market established for our securities, the Resale Shareholders will sell at a price between US$2.00 and US$3.00 per Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our Ordinary Shares are listed on the NYSE American and there is an established market for these resale shares, the Resale Shareholders may sell the resale shares from time to time at the market price prevailing on the NYSE American at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Terms of the offering	The Resale Shareholders will determine when and how they will sell the securities offered in this prospectus.

Use of proceeds	We are not selling any Ordinary Shares covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the Ordinary Shares covered by this prospectus.

Risk Factors

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We have applied to list the Ordinary Shares on the NYSE American.

Proposed trading symbol	MWG

Transfer agent	VStock Transfer LLC Address: 18 Lafayette Pl, Woodmere, NY 11598 Telephone: (212) 828-8436

(1) The number of our Ordinary Shares outstanding prior to the sale of our shares in this offering, excludes 5,200,000 Ordinary Shares to be offered by us in a “firm commitment” public offering concurrently herewith.

Alt-3

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Ordinary Shares by the Resale Shareholders. In addition, the Underwriter will not receive any compensation from the sale of the Ordinary Shares by the Resale Shareholders. The Selling Shareholder will receive all of the net proceeds from the sales of Ordinary Shares offered by them under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Resale Shareholders.

Alt-4

[RESALE PROSPECTUS ALTERNATE PAGE]

RESALE SHAREHOLDERS

The Ordinary Shares being offered for resale by the Selling consist of a total of 3,015,200 Ordinary Shares.

The following table sets forth the name of the Resale Shareholders, the number and percentage of Ordinary Shares beneficially owned by each Resale Shareholder, the number of Ordinary Shares that may be sold in this offering and the number and percentage of Ordinary Shares each Resale Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of each named Resale Shareholder. We will not receive any proceeds from the sale of the Ordinary Shares by each Resale Shareholder.

Name of Resale Shareholders	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)

MWE Investments (2)	23,584,800	95.10%	1,800,000	21,784,800	72.62%
Precious Choice Global (2)	1,215,200	4.90%	1,215,200	0	0%

(1)	Based on 24,800,000 Ordinary Shares issued and outstanding immediately prior to and after the offering by the Selling Shareholder and do not include the sale of 6,400,000 Ordinary Shares concurrent to this offering.
(2)	Mr. James Lim and Ms. Lee NG own 97.0% and 3.0% of MWE Investments, respectively. Mr. Lim has voting and dispositive power of ordinary shares held by MWE Investments.
(3)	Precious Choice Global is 100% owned by Mr. Ho Tong Ho, who has voting and dispositive power of shares beneficially owned by Precious Choice Global. Mr. Ho does not have any relationships with the Company and/or its Directors or officers other than being a shareholder of the Company.

The Resale Shareholders named above acquired its Ordinary Shares from the Company. MWE Investments is the controlling shareholder of the Company. No material relationship exists or existed between the Precious Choice Global and the Company or any of its predecessors or affiliates within the past three years, except for the acquisition of the 1,215,200 Ordinary Shares of the Company.

Alt-5

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

Since there is currently no public market established for our securities, the Resale Shareholders will sell at a price between US$2.00 and US$3.00 per Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our Ordinary Shares are listed on the NYSE American and there is an established market for these resale shares, the Resale Shareholders may sell the resale shares from time to time at the market price prevailing on the NYSE American at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Resale Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Resale Shareholders to sell a specified number of such shares at a stipulated price per share; and
●	a combination of any such methods of sale.

The Resale Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Resale Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions it assumes. The Resale Shareholders may also sell our Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to each Resale Shareholder from the sale of the Ordinary Shares offered by it will be the purchase price of the Ordinary Shares less discounts or commissions, if any. Each Resale Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by each Resale Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from such Resale Shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The Resale Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%).

Alt-6

The Resale Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholder who are affiliates of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between each Resale Shareholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Resale Shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our Ordinary Shares to be sold, the name of the Resale Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Resale Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of each Resale Shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Resale Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Resale Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Alt-7

[RESALE PROSPECTUS ALTERNATE PAGE]

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby will be opined upon for us by Conyers Dill & Pearman. Certain legal matters as to Singapore law will be passed upon for us by Opal Lawyers LLC. Ortoli Rosenstadt LLP may rely upon Conyers Dill & Pearman with respect to matters governed by the law of the Cayman Islands and Opal Lawyers LLC with respect to matters governed by Singaporean laws.

Alt-8

[RESALE PROSPECTUS ALTERNATE PAGE]

3,015,200 Ordinary Shares

MULTI WAYS HOLDINGS LIMITED

PROSPECTUS

               , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended and Restated Memorandum and Articles of Association permit, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and Directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as Directors or officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

The service agreements of our Directors and Executive Officers with Multi Ways SG provide such persons additional indemnification beyond that provided in our Amended and Restated Articles of Association. These provisions will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter were involved in these issuances of securities.

Ordinary Shares

Pursuant to a group reorganization completed on August 26, 2022, the Registrant issued an aggregate of 9,374,000 Ordinary Shares, par value US$0.00025, in exchange for 100% equity interest of Multi Ways SG:

Securities/Purchaser	Date of Sale or Issuance	Number of Securities
MWE Investments, a company incorporated in the BVI with limited liability on June 1, 2022 and owned as to 97.0% and 3.0% by Mr. James Lim and Ms. Lee NG respectively	August 26, 2022	8,914,674 Ordinary Shares

Precious Choice Global, a company incorporated in the BVI with limited liability on September 13, 2018 and owned as to 100% by Mr. Ho Tong Ho.	August 26, 2022	459,326 Ordinary Shares

On January 27, 2023, for purposes of recapitalization in anticipation of the initial public offering, the Company amended its memorandum of association to effect a 1:4 forward stock split and to change the authorized share capital to $100,000 divided into 400,000,000 ordinary shares, of a par value of $0.00025 each. Concurrently, MWE Investments surrendered 12,077,700 ordinary shares to the Company. Precious Choice Global surrendered 622,300 ordinary shares to the Company.

2-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page 2-4 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

2-2

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

2-3

EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum of Association and Form of Amended and Restated Articles of Association of the Registrant
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered
8.1*	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
10.1*	Employment Agreement between Multi Ways SG and James Lim
10.2*	Employment Agreement between Multi Ways SG and Lee NG
10.3*	Employment Agreement between Multi Ways SG and Maggie Lim
10.4*	Employment Agreement between Multi Ways SG and Nick Tan
10.5*	Employment Agreement between Multi Ways SG and Nancy Lee
10.6*	Independent Director Agreement between Multi Ways Holdings Limited and Chin Heng Neo
10.7*	Independent Director Agreement between Multi Ways Holdings Limited and Chin Hoong Chan
10.8*	Independent Director Agreement between Multi Ways Holdings Limited and Gang Wong
14.1*	Code of Ethics of the Registrant
21.1*	List of Subsidiaries of the Registrant
23.1*	Consent of Onestop Assurance PAC
23.2*	Consent of Conyers Dill & Pearman (included in Exhibits 5.1)
23.3*	Consent of Opal Lawyers LLC (included in Exhibit 99.4)
24.1	Form of Power of Attorney (included on signature pages)
99.1*	Consent of Chin Hoong Chan as a director nominee
99.2*	Consent of Gang Wong as a director nominee
99.3*	Consent of Chin Heng Neo as a director nominee
99.4*	Opinion of Opal Lawyers LLC regarding Singapore legal matters
99.5*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107*	Filing Fee Table

* Filed herewith

2-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on February 8, 2023.

MULTI WAYS HOLDINGS LIMITED

By:	/s/ Lim Eng Hock
Name:	Lim Eng Hock
Title:	Executive Director, Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Lee Pei Pei
Name:	Lee Pei Pei,
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr.  Lim Eng Hock and Ms. Lee Pei Pei, each acting singly as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	February 8, 2023	/s/ Lim Eng Hock
Lim Eng Hock, Executive Director, Chairman and Chief Executive Officer (principal executive officer)

Date:	February 8, 2023	/s/ Lee Pei Pei
Lee Pei Pei, Chief Financial Officer (principal financial officer, its controller or principal accounting officer)

Date:	February 8, 2023	/s/ Lee Noi Geck
Lee Noi Geck, Executive Director and Chief Administration Officer

2-5

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on February 8, 2023.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

2-6